                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                             NEW VALLEY CORPORATION
                             ----------------------
                (Name of registrant as specified in its charter)

                                       N/A
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x / No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing party:

    4) Date filed:

                             NEW VALLEY CORPORATION

                             100 S.E. Second Street
                              Miami, Florida 33131

                                                                 ________, 1999

To the stockholders of New Valley Corporation:

                  Enclosed are a notice of annual meeting of stockholders, a proxy statement/prospectus which also constitutes New Valley's annual report for the fiscal year ended December 31, 1998, and a proxy for an annual meeting of stockholders of New Valley. The meeting will take place on __________ _________, 1999, at 11:00 a.m., local time, at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida.

                  At the meeting, we will ask you to elect directors and vote on a plan of recapitalization. The Board of Directors believes that the plan of recapitalization will:

                  o        simplify New Valley's capital structure,

                  o increase New Valley's net worth and the price of its securities, and

                  o improve New Valley's liquidity and make it possible to have New Valley's securities quoted on NASDAQ.

                  The plan of recapitalization would change our capital structure as follows:

                  o each Class A Senior Preferred Share will be changed into 20 Common Shares and one warrant to purchase a Common Share,

                  o each Class B Preferred Share will be changed into 1/3 of a Common Share and five warrants to purchase a Common Share,

                  o each outstanding Common Share will be changed into 1/10 of a Common Share and 3/10 of a warrant to purchase a Common Share, and

                  o the number of authorized Common Shares of New Valley will be reduced from 850,000,000 to 100,000,000.

                  Details of the plan of recapitalization are set forth in the accompanying proxy statement/prospectus, which you should read carefully.

                  AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF RECAPITALIZATION AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR THE PLAN.

                  WE CORDIALLY INVITE YOU TO ATTEND THE ANNUAL MEETING IN PERSON. TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. If you attend the annual meeting in person you may, if you wish, vote personally even if you have previously returned your proxy. You can request assistance regarding proxies and related materials from New Valley's proxy solicitor, Georgeson & Company, Inc., at 1-800-233-2064.

                                             Sincerely,

                                             Bennett S. LeBow


                                             Chairman of the Board of
                                             Directors

                             YOUR VOTE IS IMPORTANT

                     PLEASE SIGN, DATE AND RETURN YOUR PROXY

                             NEW VALLEY CORPORATION

                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD _______________, 1999

TO THE STOCKHOLDERS OF NEW VALLEY CORPORATION:

                  The annual meeting of stockholders of New Valley Corporation, a Delaware corporation, will take place at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131, on _____________, ____________, 1999, at
11:00 a.m., local time. The meeting will be for the following purposes:

                  1. To elect five directors by the holders of Common Shares, Class A Senior Preferred Shares and Class B Preferred Shares, voting together as a single class.

                  2. To elect two directors by the holders of Class A Senior Preferred Shares, voting as a class.

                  3. To elect two directors by the holders of Class B Preferred Shares and Class A Senior Preferred Shares, voting together as a single class.

                  4.       To approve a plan of recapitalization to

                        o change each Class A Senior Preferred Share into 20 Common Shares and one warrant to purchase a Common Share,

                        o change each Class B Preferred Share into 1/3 of a Common Share and five warrants to purchase a Common Share,

                        o change each outstanding Common Share into 1/10 of a Common Share and 3/10 of a warrant to purchase a Common Share and

                        o reduce the number of authorized Common Shares from 850,000,000 to 100,000,000.

                  5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

                  Every holder of record of shares of the Company at the close of business on ____________, 1999 is entitled to vote, in person or by proxy. Each holder of a Class A Senior Preferred Share is entitled to .4645 vote per share, each holder of a Class B Preferred Share is entitled to .05 vote per share and each holder of a Common Share is entitled to one vote per share. A list of stockholders entitled to vote at the meeting will be available to any stockholder during ordinary business hours, from ____________, 1999 to _____________, 1999, at the headquarters of the Company at the address above, for any purpose germane to the annual meeting.

                  A proxy statement/prospectus, which also constitutes the Company's annual report for the fiscal year ended December 31, 1998, and form of proxy are enclosed with this notice.

                                             By order of the Board of
                                             Directors,

                                               BENNETT S. LEBOW

                                               CHAIRMAN OF THE BOARD OF
                                               DIRECTORS

Miami, Florida
_____________, 1999

-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

    IT IS IMPORTANT TO RETURN PROXIES PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
-------------------------------------------------------------------------------

                           PROXY STATEMENT/PROSPECTUS

                                       OF

                             NEW VALLEY CORPORATION
                            FOR AN ANNUAL MEETING OF
                             STOCKHOLDERS TO BE HELD

                               ON _________, 1999
                                       AND

                        1998 ANNUAL SHAREHOLDERS' REPORT

                (SUBJECT TO COMPLETION, DATED ________ __, 1999)

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      ------------------------------------

This proxy statement/prospectus relates to the election of directors and the approval of a plan of recapitalization of New Valley Corporation. We are furnishing it to you as part of the solicitation of proxies by our Board of Directors for use at the annual meeting of our stockholders. The meeting will take place at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131, on _________, _________________, 1999, at 11:00 a.m., local time.

                  The plan of recapitalization will change:

                  o each Class A Senior Preferred Share into 20 Common Shares and one warrant to purchase a Common Share;

                  o each Class B Preferred Share into 1/3 of a Common Share and five warrants to purchase a Common Share;

                  o each outstanding Common Share into 1/10 of a Common Share and 3/10 of a warrant to purchase a Common Share; and

                  o the number of authorized Common Shares from 850,000,000 to 100,000,000.



YOU SHOULD CONSIDER THE RISKS ASSOCIATED WITH THE PLAN OF RECAPITALIZATION. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

This document is also a prospectus filed with the Securities and Exchange Commission covering up to 23,317,261 Common Shares and 17,898,629 warrants to be issued under the plan of recapitalization.

We are first mailing this proxy statement/prospectus and the accompanying form of proxy to stockholders on or about _________, 1999.

                              ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ----------------------------------

                                _________, 1999.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS BUSINESS AND FINANCIAL INFORMATION IS AVAILABLE WITHOUT CHARGE TO HOLDERS OF SHARES OF THE COMPANY UPON WRITTEN OR ORAL REQUEST TO: NEW VALLEY CORPORATION, 100 S.E. SECOND STREET, MIAMI, FLORIDA 33131, ATTENTION: CORPORATE SECRETARY'S OFFICE, TELEPHONE NUMBER: (305) 579-8000. IN ORDER TO OBTAIN TIMELY DELIVERY OF SUCH INFORMATION, ANY WRITTEN OR ORAL REQUEST MUST BE MADE ON OR PRIOR TO _________, 1999.

                  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THE DOCUMENT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES WHERE THE OFFER IS NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
SUMMARY..............................................................................................1
      The Company....................................................................................1
      The Meeting....................................................................................1
      Election of Directors..........................................................................2
      The Plan of Recapitalization...................................................................2
      Opinion of Financial Advisor...................................................................3
      Who Can Help Answer Your Questions.............................................................4
      Comparative Historical and Pro Forma Per Share Data............................................5

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS......................................................6

RISK FACTORS.........................................................................................7
      Risks Relating to the Plan of Recapitalization.................................................7
      Risks Relating to the Company's Business.......................................................8

ANNUAL MEETING, VOTING AND PROXIES..................................................................11
      Voting Rights; Solicitation of Proxies; Attendance of Accountants.............................11

NOMINATION AND ELECTION OF DIRECTORS................................................................13

THE PLAN OF RECAPITALIZATION........................................................................19
      Terms of the Plan of Recapitalization.........................................................19
      Background of the Plan of Recapitalization....................................................20
      Fairness of the Plan of Recapitalization; Recommendation of the Board of Directors............24
      Purpose and Reasons for the Plan of Recapitalization..........................................26
      Opinion of Financial Advisor..................................................................28
      Benefits to Brooke from the Plan of Recapitalization..........................................32
      Description of the Warrants...................................................................33
      Exchange of Stock Certificates; Fractional Security Procedures................................34
      Regulatory Approval Required..................................................................35
      Material Federal Income Tax Considerations....................................................36
      Absence of Appraisal Rights...................................................................38

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION....................................38

SELECTED FINANCIAL DATA.............................................................................46

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............51

BUSINESS............................................................................................65
      Ladenburg Thalmann & Co. Inc..................................................................65
      BrookeMil Ltd.................................................................................66
      New Valley Realty Division....................................................................68
      Other Acquisitions and Investments............................................................70
      Bankruptcy Reorganization.....................................................................71
      Discontinued Operations.......................................................................72
      Employees.....................................................................................73
      Properties....................................................................................73
      Legal Proceedings.............................................................................73

MANAGEMENT..........................................................................................74
      Directors and Executive Officers..............................................................74
      Security Ownership of Certain Beneficial Owners and Management................................75
      Board of Directors and Committees.............................................................80
      Executive Compensation........................................................................81
      Compensation of Directors.....................................................................82
      Employment Agreements.........................................................................82
      Compensation Committee Interlocks and Insider Participation...................................84
      Certain Relationships and Related Party Transactions..........................................84
      Board Compensation Committee Report on Executive Compensation.................................86
      Section 16(a) Beneficial Ownership Reporting..................................................88
      Performance Graph.............................................................................89

DESCRIPTION OF CAPITAL STOCK........................................................................89

COMPARISON OF STOCKHOLDER RIGHTS....................................................................96

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING...................................................99

OTHER MATTERS......................................................................................100

LEGAL MATTERS......................................................................................100

EXPERTS............................................................................................100

INDEX TO FINANCIAL STATEMENTS......................................................................F-1

FAIRNESS OPINION............................................................................Appendix A

                                     SUMMARY

                  THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING, INCLUDING THE PLAN OF RECAPITALIZATION, YOU SHOULD READ THE ENTIRE DOCUMENT CAREFULLY.

                                   THE COMPANY

                  The Company is engaged:

                  o        through its subsidiary Ladenburg Thalmann & Co. Inc.
                           in the investment banking and brokerage business;

                  o through its subsidiary BrookeMil Ltd. in real estate development in Russia;

                  o through its New Valley Realty division in the ownership and management of commercial real estate in the United States; and

                  o        in the acquisition of operating companies.

                  The mailing address of the principal executive offices of the Company is 100 S.E. Second Street, Miami, Florida 33131, and its telephone number at that address is (305) 579-8000.

                                   THE MEETING

                  The annual meeting will take place on _______ ____, 1999, at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 at 11:00 a.m., local time. You may vote at the annual meeting if you own shares as of the close of business on ________ __, 1999, the record date. On the record date, there were outstanding 9,577,624 shares of Common Shares, 1,071,462 shares of Class A Senior Preferred Shares and 2,790,776 shares of Class B Preferred Shares. Stockholders will be entitled to one vote at the annual meeting for each Common Share, .4645 vote for each Class A Senior Preferred Share and .05 vote for each Class B Preferred Share held.

                  At the annual meeting, we will ask our stockholders to elect directors and approve the plan of recapitalization.

                              ELECTION OF DIRECTORS

                  At the meeting, the stockholders will elect seven directors. Five directors will be elected by the holders of Common Shares, Class A Senior Preferred Shares and Class B Preferred Shares voting together as a class. Two directors will be elected by the Class A Senior Preferred Shares, and these directors will also be elected by the Class A Senior Preferred Shares and the Class B Preferred Shares, voting as a single class.

                  If the plan of recapitalization is approved at the annual meeting, the terms of the directors elected by holders of the Preferred Shares will end when the plan takes effect. However, the Board of Directors intends at that time to increase the number of directors on the Board by two, and to appoint the two directors elected by the holders of Preferred Shares to the new positions.

THE PLAN OF RECAPITALIZATION

TERMS OF THE PLAN OF RECAPITALIZATION

                  The plan of recapitalization will make the following changes to our capital structure:

                  o each Class A Senior Preferred Share will be changed into 20 Common Shares and one warrant to purchase a Common Share;

                  o each Class B Preferred Share will be changed into 1/3 of a Common Share and five warrants to purchase a Common Share;

                  o each outstanding Common Share will be changed into 1/10 of a Common Share and 3/10 of a warrant to purchase a Common Share; and

                  o the number of authorized Common Shares will be reduced from 850,000,000 to 100,000,000.

PURPOSE OF THE PLAN OF RECAPITALIZATION

                  We are proposing the plan of recapitalization to accomplish the following goals:

                  o        to simplify the Company's capital structure;

                  o        to increase the Company's net worth;

                  o        to increase the price of the Company's securities;

                  o        to improve the liquidity of the Company; and

                  o to enable the Company's securities to qualify as NASDAQ National Market System securities.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  Based on the recommendation of a special committee of directors not associated with the Company's controlling stockholder, the Board has determined that the plan of recapitalization is fair to, and in the best interests of, the Company and its stockholders. The Board has unanimously approved, and recommends for stockholder approval, the plan of recapitalization. The Company's officers and directors and the Company's controlling stockholder, who together may be deemed to beneficially own 42.7% of the Common Shares, 61.1% of the Class A Senior Preferred Shares and 10.7% of the Class B Preferred Shares, have indicated that they intend to vote for the plan of recapitalization.

OPINION OF FINANCIAL ADVISOR

                  In deciding to approve and recommend the plan of recapitalization, the Board considered the opinion of its financial advisor, Pennsylvania Merchant Group, that the plan of recapitalization is fair from a financial point of view to the current holders of the Company's shares.

BENEFITS TO BROOKE OF THE PLAN OF RECAPITALIZATION

                  In considering the recommendations of the Board, you should be aware that Brooke Group Ltd., the controlling stockholder of the Company, has interests in the plan of recapitalization that are different from your interests as a stockholder. Under the plan of recapitalization, Brooke will become the holder of an absolute majority of the Common Shares and, consequently, will be able to elect all the Company's directors and control its management. This increase in ownership of Common Shares will make it impossible for a third party to acquire control of the Company without Brooke's consent, and therefore may discourage acquisition proposals and depress the price of the Common Shares. Finally, Brooke will be able to consolidate its financial statements with the financial statements of the Company for accounting purposes.

DESCRIPTION OF THE WARRANTS

                  The warrants issued under the plan of recapitalization will have an exercise price of $12.50 per share subject to adjustments in certain circumstances. They may be exercised beginning on the effective date of the Company's registration statement covering the underlying Common Shares for up to five years from that date. The Company may redeem the warrants at $0.01 per warrant at any time after the third anniversary of the recapitalization if the Common Shares trade for a specified period above $12.50 per share.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

                  After the plan of recapitalization takes effect, the exchange agent will send you written instructions for exchanging your stock certificates for certificates representing the new securities and payment for any fractional interests that were sold by the exchange agent on your behalf.

REGULATORY APPROVAL REQUIRED

                  On ________, 1999, the Company and Brooke filed notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the plan of recapitalization. The waiting period under the Act will expire on ____ absent a second request. The Company cannot effect the recapitalization until the waiting period expires.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

                  We expect that the exchange of shares under the plan of recapitalization will have the following federal income tax consequences:

                  o the exchange of the Class A Senior Preferred Shares, Class B Preferred Shares and Common Shares for Common Shares and warrants will be tax-free to stockholders although you may have to pay taxes if you receive cash for fractional shares or warrants; and

                  o generally, the exercise of warrants for Common Shares will be tax-free to stockholders.

THE TAX CONSEQUENCES OF THE RECAPITALIZATION TO YOU WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE RECAPITALIZATION TO YOU.

ABSENCE OF APPRAISAL RIGHTS

                  We are organized under Delaware law. Under Delaware law, stockholders will not have appraisal rights in connection with the recapitalization.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

                  If you have questions about the annual meeting or the plan of recapitalization or desire additional copies of this proxy statement/prospectus, please contact:

                            Georgeson & Company Inc.
                          Wall Street Plaza, 30th Floor
                            New York, New York 10005
                 Banks and Brokers Call Collect : (212) 440-9800
                    All Others Call Toll-Free: (800) 223-2064

                                       or

                             New Valley Corporation
                             100 S.E. Second Street
                              Miami, Florida 33131
                     Attention: Corporate Secretary's Office
                        Telephone Number: (305) 579-8000

               COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following table shows per share data for the Company on a historical basis and on a pro forma equivalent basis giving effect to the recapitalization and the sale of the Company's U.S. office buildings in September 1998. The pro forma equivalent data are intended to portray the amounts that would be applicable to a share of each class of the Company's outstanding shares as those shares would be changed in the recapitalization. The Company did not pay dividends during the periods shown.

                                                          Historical                                   Pro Forma
----------------------------------------------------------------------------------------------------------------------------------
                                          Nine Months Ended          Year Ended       Nine Months Ended           Year Ended
                                          September 30, 1998    December 31, 1997      September 30, 1998     December 31, 1998
----------------------------------------------------------------------------------------------------------------------------------
(Shareholders' deficiency)
    book value per share
    Series A Senior Preferred Shares                                                          $92.00
    Series B Preferred Shares                                                                 $ 1.53
    Common Shares                               $(20.12)                                      $  .46
----------------------------------------------------------------------------------------------------------------------------------
(Loss) earnings per share from
continuing operations
    Series A Senior Preferred Shares                                                         $(17.00)              $(20.60)
    Series B Preferred Shares                                                                $  (.28)              $  (.34)
    Common Shares                                $(7.81)               $(9.68)               $  (.09)              $  (.10)
----------------------------------------- --------------------- --------------------- ---------------------- ---------------------

                              DISCLAIMER REGARDING
                           FORWARD-LOOKING STATEMENTS

                  This proxy statement/prospectus contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange Commission, in our annual report to stockholders, in our proxy statements, in our offering circulars and prospectuses, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                  Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to those factors described in "RISK FACTORS" of this proxy statement/prospectus.

                                  RISK FACTORS

RISKS RELATING TO THE PLAN OF RECAPITALIZATION

LOSS OF PREFERENCE OF PREFERRED SHARES

                  In the recapitalization, the Preferred Shares will be reclassified into Common Shares and warrants. As a result, current holders of the Preferred Shares will no longer be entitled to a fixed dividend or liquidation amount or priority over any other class of security holders. Holders of Class A Senior Preferred Shares will no longer be entitled to have their shares redeemed in 2003. Instead, current holders of Preferred Shares will hold the most junior securities issued by the Company and warrants to acquire additional shares of the same type, with no right to receive a fixed amount of dividends or in liquidation at any specific times. Holders of Preferred Shares will lose their right to accrued dividends which, as of September 30, 1998, totaled $204.1 million, or $190.44 per share, for the Class A Senior Preferred Shares and $158.9 million, or $56.94 per share, for the Class B Preferred Shares. In addition, holders of Preferred Shares will lose their fixed liquidation preference equal to an aggregate of $107,146,200, or $100 per share, for the Class A Senior Preferred Shares and an aggregate of $69,769,400, or $25.00 per share, for the Class B Preferred Shares.

DILUTION OF  HOLDERS OF COMMON SHARES

                  The reclassification of the shares will greatly increase the total number of Common Shares outstanding while decreasing the number of such shares held by the current holders of Common Shares. This will dilute the economic and voting rights of current holders. After the recapitalization, Common Shares held by these holders, assuming no exercise of the warrants, will represent only 4.1% of the Company's voting power, compared with 93.9% at present, and 4.1% of the Company's residual equity, compared with 100% at present.

BENEFITS OF RECAPITALIZATION TO BROOKE

                  Brooke has certain interests in the plan of recapitalization that are different from those of other stockholders. As a result of the recapitalization and assuming that no warrant holder exercises its warrants, Brooke will increase its ownership of the outstanding Common Shares from 42.3% to 55.1% and its total voting power from 42% to 55.1%. As holder of an absolute majority of the Common Shares, Brooke will be able to elect all of the Company's directors and control the management of the Company. Also, the increase in Brooke's ownership of Common Shares will make it impossible for a third party to acquire control of the Company without the consent of Brooke and therefore may discourage third parties from seeking to acquire the Company. A third party would have to negotiate any such transaction with Brooke, and the interests of Brooke may be different from the interests of other Company stockholders. This may depress the price of the Common Shares.

                  At present, if a class vote of the Class A Senior Preferred Shares is required, the vote must include the affirmative vote of either 80% of the outstanding Class A Senior Preferred Shares or a simple majority of all the Class A Senior Preferred Shares voting, excluding shares beneficially owned by Brooke and certain related persons. After the plan of recapitalization takes effect, there will be no provisions requiring the vote of a majority of holders other than Brooke.

                  Finally, as a result of the increase in beneficial ownership, Brooke will be able to consolidate the financial statements of the Company into its financial statements for accounting purposes (although not for tax purposes). The Company has been informed by Brooke that Brooke presently carries its investment in the Company at $0. Brooke has informed the Company that it believes that the plan of recapitalization will increase Brooke's net equity by approximately $60 million pro forma at September 30, 1998.

INTERESTS OF FINANCIAL ADVISOR

                  Pennsylvania Merchant Group, the financial advisor that advised the Company and rendered its opinion as to the fairness of the plan of recapitalization, may have a conflict of interest because certain associated persons and customers of Pennsylvania Merchant Group hold a substantial number of Class A Senior Preferred Shares and Class B Preferred Shares.

UNCERTAIN VALUE OF AND MARKET FOR COMMON SHARES

                  Because the recapitalization will make far-reaching changes in the Company's capital structure, it is unclear how the Common Shares will be valued after the recapitalization. Moreover, while the Company will seek to have the Common Shares quoted on the NASDAQ SmallCap Market, or if possible the NASDAQ National Market System, there is a risk that the Company will not be able to satisfy applicable listing requirements. Even if the Common Shares are quoted, the liquidity of their trading market is uncertain. The potential future issuance of the Common Shares on exercise of the warrants, which would increase the number of Common Shares by over 76%, may depress the price of the Common Shares. The Company has not declared a dividend on the Common Shares since 1984, and does not currently intend to pay such dividends in the foreseeable future.

UNCERTAIN VALUE OF AND MARKET FOR THE WARRANTS

                  The Company will seek to have the warrants quoted on the NASDAQ SmallCap Market, or, if possible, the NASDAQ National Market System. There is a risk that the Company will not be able to satisfy the applicable listing requirements. Even if the warrants are quoted, the liquidity of their trading market is uncertain. There also is a risk that the price of the Common Shares will not reach the strike price of the warrants.

RISKS RELATING TO THE COMPANY'S BUSINESS

                  After the recapitalization, the current holders of Preferred Shares will no longer be senior to the holders of Common Shares. Therefore, the holders of Preferred Shares may be more exposed to the business risks of the Company than they are currently. A discussion of certain of these risks follows.

CONTINUING LOSSES AND NET WORTH DEFICIT; HIGH LEVERAGE AND FIXED CHARGE COVERAGE DEFICIT

                  The Company has experienced losses from continuing operations for four of the last five years and for the first nine months of 1998. The Company had a stockholders' deficiency of $192.7 million as of September 30, 1998. The Company had outstanding debt in the amount of $55.1 million as of September 30, 1998, and its earnings have been inadequate to cover fixed charges for the two most recent years and the nine months ended September 30, 1998. The Company's ability to make required payments on its debt will depend on its ability to generate cash sufficient for such purposes. Similarly, the Company's future operating performance and ability to make planned expenditures will depend on future economic conditions and financial, business and other factors which may be beyond its control. There is a risk that the Company will not be able to generate enough funds to repay its debt. If the Company cannot service its fixed charges, it would significantly harm the Company.

RISKS RELATING TO THE INDUSTRIES IN WHICH THE COMPANY OPERATES

                  Each of the Company's operating businesses, Ladenburg, BrookeMil, New Valley Realty division and Thinking Machines Corporation, and its interests in Western Realty Ducat Development LLC and Western Realty Repin LLC, are subject to substantial risks.

                  THE SECURITIES INDUSTRY. Ladenburg is subject to uncertainties endemic to the securities industry. These include the volatility of domestic and international financial, bond and stock markets, as demonstrated by recent disruptions in the financial markets, extensive governmental regulation, litigation, intense competition and substantial fluctuations in the volume and price level of securities. Ladenburg also depends on the solvency of various counterparties. As a result, revenues and earnings may vary significantly from quarter to quarter and from year to year. In periods of low volume, profitability is impaired because certain expenses remain relatively fixed. Ladenburg is much smaller and has much less capital than many firms in the industry.

                  RISKS OF REAL ESTATE JOINT VENTURES AND CONSTRUCTION PROJECTS. The Company has a significant joint venture. The ownership and voting interests in this joint venture are held equally by the Company and another party, and the Company must seek the approval of the other party for actions regarding the joint venture. Since the other party's interests may differ from those of the Company, a deadlock could arise that might impair the ability of the joint venture to function. Such a deadlock could significantly harm the joint venture. The joint venture also may make it more difficult for the Company to forge alliances in Russia with other entities.

                  The Company plans to pursue a variety of real estate construction projects. Construction projects are subject to special risks including potential increase in costs, inability to meet deadlines which may delay the timely completion of projects, reliance on contractors who may be unable to perform and the need to obtain various governmental or third party consents.

                  RELIANCE OF THINKING MACHINES ON NEW STRATEGY AND SINGLE PRODUCT. Thinking Machines is much smaller and has much less capital than many firms in the industry and at this time does not generate any material revenue. Thinking Machines adopted a new business strategy at the end of 1996 and disposed of its parallel processing computer sales and service business, and currently develops only one software product. There is a risk that the new strategy will not succeed, and that Thinking Machines will not be able to commercialize its sole product. As a software developer, Thinking Machines is heavily dependent on key employees. Loss of these key employees could harm Thinking Machines.

RISKS RELATING TO OPERATIONS IN RUSSIA

                  The Company has significant real estate development operations in Russia. These operations are subject to a high level of risk. In its on-going transition from a centrally-controlled economy under communist rule, Russia has experienced dramatic political, social and economic upheaval. There is a risk that further reforms necessary to complete this transition will not occur. The Russian economy suffers from significant inflation, declining industrial production, rising unemployment and underemployment, and an unstable currency. In addition, BrookeMil and Western Realty Ducat may be harmed by:

                  o        political or diplomatic developments;

                  o        regional tensions;

                  o        currency repatriation restrictions;

                  o        foreign exchange fluctuations;

                  o an undeveloped system of commercial laws, including laws on real estate title and mortgages, and a relatively untested judicial system;

                  o an evolving tax system subject to constant changes which may be applied retroactively; and

                  o other legal developments and, in particular, the risks of expropriation, nationalization and confiscation of assets and changes in laws relating to foreign ownership.

The uncertainties in Russia may impair BrookeMil's and Western Realty Ducat's ability to complete planned financing and investing activities. The development of certain Russian properties will require significant amounts of debt and other financing. In acquiring its interest in the Kremlin sites, BrookeMil agreed with the City of Moscow to invest an additional $1.2 million in 1999 and $22 million in 2000 in the development of the property. The Company is actively pursuing various financing alternatives on behalf of Western Realty Ducat and BrookeMil. However, given the recent economic turmoil in Russia, there is a risk that financing will not be available on acceptable terms. Failure to obtain sufficient capital for the projects would force Western Realty Ducat and BrookeMil to curtail or delay their projects.

OTHER ACTIVITIES OF MANAGEMENT

                  The Company is dependent upon the services of Bennett S. LeBow, the Chairman of the Board and Chief Executive Officer of the Company. The loss to the Company of Mr. LeBow could harm the Company. In addition, management divides its time between the Company and Brooke and, consequently, does not spend its full time on the Company's business.

RELATED PARTY TRANSACTIONS

                  The Company has had substantial dealings with its controlling stockholder and its affiliates, certain members of management and certain directors. The Company may continue to have such dealings in the future. While the Company believes these arrangements and transactions are fair to and in the best interest of the Company, they were not negotiated at arms length.

                       ANNUAL MEETING, VOTING AND PROXIES

                  This proxy statement/prospectus is being furnished to the holders of shares as part of the solicitation of proxies by the Board of Directors for use at the Company's annual meeting of stockholders.

VOTING RIGHTS; SOLICITATION OF PROXIES; ATTENDANCE OF ACCOUNTANTS

                  Every holder of record of $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares ($100 liquidation), $.01 par value, $3.00 Class B Cumulative Convertible Preferred Shares, $.10 par value, and Common Shares, $.01 par value, at the close of business on ____________ __, 1999 is entitled to notice of the annual meeting. Holders may vote, in person or by proxy, .4645 vote for each Class A Senior Preferred Share, .05 vote for each Class B Preferred Share and one vote for each Common Share held by such holder. At the record date, the Company had outstanding 1,071,462 Class A Senior Preferred Shares, 2,790,776 Class B Preferred Shares and 9,577,624 Common Shares, in each case excluding treasury shares. The approximate date on which this proxy statement/prospectus and accompanying notice and proxy are first being mailed to stockholders is _____________, 1999. This document also constitutes the Company's annual report for the year ended December 31, 1998.

                  Any stockholder giving a proxy in the form accompanying this proxy statement/prospectus has the power to revoke the proxy before its exercise. A proxy can be revoked by delivering an instrument of revocation at or before the annual meeting to the

Secretary or Assistant Secretary of the Company, by delivering a duly executed proxy bearing a date or time later than that of the proxy being revoked, or by being present and voting in person at the annual meeting. Mere attendance at the annual meeting will not revoke a proxy. Abstentions and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter will be excluded in determining whether a quorum is present.

                  All proxies received and not revoked will be voted as directed. If no directions are specified, the proxies will be voted FOR the election of the Board's nominees as specified in Board Proposals 1, 2 and 3 below and FOR the plan of recapitalization as specified in Board Proposal 4 below. Under Board Proposals 1, 2 and 3, the nominees receiving a plurality of the votes cast will be elected as directors. However, under Board Proposal 2, the First Amended Joint Chapter 11 Plan of Reorganization of the Company, as amended, mandates that the nominees must also receive the affirmative vote of either 80% of the outstanding Class A Senior Preferred Shares, or a simple majority of all Class A Senior Preferred Shares voting, excluding Class A Senior Preferred Shares beneficially owned directly or indirectly by Brooke and certain related persons. These related persons are:

                  o Mr. LeBow, his parents, his parents' lineal descendants, any of their spouses and any trust for the benefit of any of these persons;

                  o Brooke, BGLS Inc. or any entity that is, directly or indirectly, controlled by one or more of the persons or trusts described in the first bullet point, or of which any of the persons is a director, officer, general partner, trustee or a person who acts in a similar capacity; and

                  o any entity in which one or more of the persons or entities described in the two bullet points above own individually or in the aggregate 5% or more of the voting power or economic interest, or for a trust or estate, 5% or more of the beneficial interest.

                  The plan of recapitalization is subject to the approval by:

                  o        the majority of the outstanding shares;

                  o at least two-thirds of the outstanding Class A Senior Preferred Shares, voting as a class, and either a simple majority of all Class A Senior Preferred Shares voting, excluding shares beneficially owned by Brooke and the related persons listed above, or 80% of the outstanding Class A Senior Preferred Shares; and

                  o at least two-thirds of the outstanding Class B Preferred Shares, voting as a class.

                  THE COMPANY'S OFFICERS AND DIRECTORS AND BROOKE, WHO TOGETHER MAY BE DEEMED TO BENEFICIALLY OWN 43.1% OF THE COMMON SHARES, 61.1% OF THE CLASS A SENIOR PREFERRED SHARES AND 11.3% OF THE CLASS B PREFERRED SHARES, HAVE INDICATED THAT THEY INTEND TO VOTE FOR THE PLAN OF RECAPITALIZATION.

                  To determine the existence of a simple majority of all Class A Senior Preferred Shares voting thereon (excluding shares beneficially owned by Brooke), shares as to which authority is withheld, abstentions and broker shares that are not voted will not be counted in determining the number of votes cast. In calculating all other votes relating to Board Proposals 2 and 4, shares as to which authority is withheld, abstentions and broker shares that are not voted will have the effect of a vote against Proposals 2 and 4. An affirmative vote of the majority of the votes present at the annual meeting is necessary for approval of any other matters to be considered at the annual meeting.

                  PricewaterhouseCoopers LLP has been the independent auditors for the Company since 1993 and will serve in that capacity for the 1999 fiscal year unless the Board of Directors deems it advisable to make a substitution. It is expected that one or more representatives of such firm will attend the annual meeting and be available to respond to appropriate questions. These representatives will be given an opportunity to make statements at the annual meeting if they so desire.

                      NOMINATION AND ELECTION OF DIRECTORS

                  The Company's By-Laws provide that the number of directors will be not more than nine and not less than three as will be determined from time to time by the Board. The Board currently consists of seven directors. Two of the current directors were directors at the date of confirmation of the Company's bankruptcy plan in 1994 and four were appointed under the bankruptcy plan, and all such directors were re-elected at each annual meeting of stockholders thereafter. Two of these directors are deemed under the bankruptcy plan to have been elected by the holders of the Class A Senior Preferred Shares, voting as a class, and by the holders of the Class A Senior Preferred Shares and the Class B Preferred Shares, voting together as a single class, as a result of the dividend arrearages on these shares. The special provisions of the bankruptcy plan applicable to the election of the preferred shareholder designees expired at the 1997 annual meeting. As a result of continuing dividend arrearages on the Preferred Shares, the Board has continued to nominate these designees, and these designees have continued to serve, as the nominees for election as directors by the holders of the Preferred Shares under the Certificate of Incorporation. The present term of office of all directors will expire at the annual meeting.

BOARD PROPOSAL 1 -- NOMINEES FOR ELECTION AS DIRECTORS BY HOLDERS OF COMMON
                    SHARES, CLASS A SENIOR PREFERRED SHARES AND CLASS B PREFERRED SHARES

                  Provided a quorum is present, directors are elected by a plurality of the votes cast, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The nominees for election as directors by holders of Common Shares, Class A Senior Preferred Shares and Class B Preferred Shares, voting together as a class, under Board Proposal 1 are listed below. Although each nominee presently intends to serve, if any nominee is unable or unwilling to serve the Board may nominate a substitute. In that case the persons named as proxies in the accompanying proxy card will vote for the election of the substitute nominee.

                  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE NOMINEES NAMED BELOW.

                  The following table sets forth, as to each of the nominees under Board Proposal 1, certain information as of the record date. Each nominee is a citizen of the United States of America.


NAME AND ADDRESS                                  AGE       PRINCIPAL OCCUPATION               DIRECTOR SINCE
---------------------------------------------    -------    --------------------------------   -----------------
Bennett S. LeBow                                 61         Chairman of the Board and          December 1987
  New Valley Corporation                                    Chief Executive Officer of the
  100 S.E. Second Street                                    Company
  Miami, FL 33131

Howard M. Lorber                                 50         President and Chief Operating      January 1991
  New Valley Corporation                                    Officer of the Company
  100 S.E. Second Street
  Miami, FL 33131

Richard J. Lampen                                45         Executive Vice President and       July 1996
  New Valley Corporation                                    General Counsel of the Company
  100 S.E. Second Street
  Miami, FL 33131

Arnold I. Burns                                  68         Managing Director, Arnold and      November 1994
  Arnhold and S. Bleichroeder, Inc.                         S. Bleichroeder, Inc.
  1345 Avenue of the Americas
  New York, NY 10105

Ronald J. Kramer                                 40         Chairman and Chief Executive       November 1994
  Ladenburg Thalmann Group Inc.                             Officer of Ladenburg Thalmann
  1209 Orange Street                                        Group Inc.
  Wilmington, DE 19801

----------

                  BENNETT S. LEBOW has been Chairman of the Board of the Company since January 1988 and Chief Executive Officer thereof since November 1994 and currently holds various positions with the Company's subsidiaries. Since June 1990, Mr. LeBow has been the Chairman of the Board, President and Chief Executive Officer of Brooke, a New York Stock Exchange-listed holding company, and since October 1986 has been a director of Brooke. Since November 1990, he has been Chairman of the Board, President and Chief Executive Officer of BGLS, which directly or indirectly holds Brooke's equity interests in several private and public companies.

                  Mr. LeBow has been a director of Liggett Group Inc., a manufacturer and seller of cigarettes, since June 1990. Liggett is a wholly-owned subsidiary of BGLS. From June 1990 until August 1994, he was Chairman of the Board or a director of SkyBox International, Inc., Brooke's former indirect wholly-owned subsidiary. SkyBox was a producer, marketer and distributor of collectible sports and trading cards and related products.

                  HOWARD M. LORBER has been President and Chief Operating Officer of the Company since November 1994. Mr. Lorber has been Chairman of the Board and Chief Executive Officer of Hallman & Lorber Assoc., Inc., consultants and actuaries to qualified pension and profit sharing plans, and various of its affiliates since 1975. Mr. Lorber has been a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the National Association of Securities Dealers, since 1984; Chairman of the Board of Directors since 1987 and Chief Executive Officer since November 1993 of Nathan's Famous, Inc., a chain of fast food restaurants; a consultant to Brooke and its subsidiaries since January 1994; a director and member of the Audit Committee of United Capital Corp., a real estate investment and diversified manufacturing company, since May 1991; a director and member of the Audit Committee of Prime Hospitality Corp., a company doing business in the lodging industry, since May 1994; and a director of PLM International Inc., a leasing company, since January 1999.

                  RICHARD J. LAMPEN has been the Executive Vice President and General Counsel of the Company since October 1995. Since July 1996, Mr. Lampen has served as Executive Vice President of Brooke and BGLS and since November 1998 as interim President and Chief Executive Officer of PC411, Inc., a marketer of an inventory control system in which the Company also has a controlling interest. Mr. Lampen has been a director of Thinking Machines, a developer and marketer of data mining and knowledge discovery software in which the Company has a controlling interest, since February 1996; a director of PC411 since January 1997; and a director of Panaco, Inc., an independent oil and gas exploration and production company, since February 1999. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers Inc from 1986 to April 1992. Mr. Lampen has served as a director of a number of other companies, including U.S. Can Corporation, The International Bank of Miami, N.A. and Spec's Music, Inc., as well as a court-appointed independent director of Trump Plaza Funding, Inc.

                  ARNOLD I. BURNS has been a Managing Director at Arnhold and S. Bleichroeder, Inc., an investment bank, since February 1999. Mr. Burns was a partner of Proskauer Rose LLP, a New York-based law firm, from September 1988 to January 1999. Mr. Burns was Associate Attorney General of the United States in 1986 and Deputy Attorney General from 1986 to 1988.

                  RONALD J. KRAMER has been Chairman and Chief Executive Officer of Ladenburg Thalmann Group Inc. since June 1995 and Chairman of the Board and Chief Executive Officer of its subsidiary, a broker-dealer and investment bank, since December 1995 and an employee for more than the past five years. Ladenburg is a wholly-owned subsidiary of the Company. Mr. Kramer currently serves on the Boards of Directors of Griffon Corporation and Lakes Gaming, Inc.

BOARD PROPOSAL 2 -- NOMINEES FOR ELECTION AS DIRECTORS BY HOLDERS OF CLASS A
                    SENIOR PREFERRED SHARES

                  The Certificate of Incorporation provides that when six quarterly dividends, whether or not consecutive, payable on the Class A Senior Preferred Shares are in arrears, the holders voting as a class are entitled to elect two directors. More than six quarterly dividends payable on the Class A Senior Preferred Shares are in arrears. At September 30, 1998, the cumulative compounded amount of dividend arrearages on the Class A Senior Preferred Shares was $204.1 million or $190.44 per share.

                  Under the Certificate of Incorporation, directors are elected by a plurality of the votes cast, to serve until the earlier of the date on which dividend arrearages have been eliminated or the next annual meeting.

                  However, under the Company's bankruptcy plan, whenever the Certificate of Incorporation provides for the vote of the holders of the Class A Senior Preferred Shares acting as a single class, such vote must include the affirmative vote of either 80% of the outstanding Class A Senior Preferred Shares, or a simple majority of all Class A Senior Preferred Shares voting thereon, excluding Class A Senior Preferred Shares beneficially owned by Brooke and related persons. Accordingly, the nominees for election as directors by holders of Class A Senior Preferred Shares must be elected by a vote which meets these requirements.

                  Whenever all arrears in dividends on the Class A Senior Preferred Shares have been paid and dividends for the current quarterly dividend period have been declared and set apart for payment, the right of the holders of the Class A Senior Preferred Shares to elect additional directors will cease. The terms of office of directors elected by the holders of the Class A Senior Preferred Shares will terminate and the size of the Board will be reduced accordingly. If a vacancy occurs among the directors elected by the holders of the Class A Senior Preferred Shares, the Board will elect a successor to serve until the next meeting of stockholders upon the nomination of the remaining direct or elected by such holders or the successor of such remaining director.

                  As discussed above, the Preferred Shareholder designees were deemed under the bankruptcy plan to have been elected by the holders of the Preferred Shares under the Certificate of Incorporation as a result of the dividend arrearages. The special provisions of the plan applicable to the election of these designees expired at the 1997 annual meeting. As a result of the continuing dividend arrearages on the Preferred Shares, the Board has continued to nominate the designees, and the designees have continued to serve, as nominees for election as directors by the holders of the Class A Senior Preferred Shares and as nominees for election as directors by the holders of all Preferred Shares as described below. Although the terms of these directors will end when the recapitalization takes effect, the Board intends immediately thereafter to increase the number of directors by two, and to appoint these directors to the new positions.

                  THE BOARD RECOMMENDS THAT HOLDERS OF THE CLASS A SENIOR PREFERRED SHARES VOTE FOR THE NOMINEES NAMED BELOW.

                  The following table sets forth, as to each of the nominees under Board Proposal 2, certain information as of the record date. Each nominee is a citizen of the United States of America.

                                                                                  DIRECTOR
NAME AND ADDRESS                        AGE     PRINCIPAL OCCUPATION              SINCE
-----------------------------------   ------- ----------------------------------------------------
Henry C. Beinstein                      55      Executive Director,               November 1994
Schulte Roth & Zabel LLP                        Schulte Roth & Zabel LLP
900 Third Avenue
New York, NY  10104

Barry W. Ridings                        46      Managing Director,                November 1994
BT Alex. Brown Incorporated                     BT Alex. Brown Incorporated
1290 Avenue of the Americas
New York, NY 10104

                  HENRY C. BEINSTEIN became the Executive Director of Schulte Roth & Zabel LLP, a New York-based law firm, in August 1997. Before that, Mr. Beinstein had served as the Managing Director of Milbank, Tweed, Hadley & McCloy, a New York-based law firm, commencing November 1995. Mr. Beinstein was the Executive Director of Proskauer Rose LLP from April 1985 through October 1995. Mr. Beinstein is a certified public accountant in New York and New Jersey and before joining Proskauer was a partner and National Director of Finance and Administration at Coopers & Lybrand.

                  BARRY W. RIDINGS has been a Managing Director of BT Alex. Brown Incorporated, an investment banking firm, since March 1990. Mr. Ridings currently serves on the Board of Directors of Siem Industries Inc., Noodle Kidoodle, Inc. and Furr's / Bishop's, Incorporated.

BOARD PROPOSAL 3 -- NOMINEES FOR ELECTION AS DIRECTORS BY HOLDERS OF CLASS A
                    SENIOR PREFERRED SHARES AND CLASS B PREFERRED SHARES

                  Under the Certificate of Incorporation, when six quarterly dividends, whether or not consecutive, on the Class B Preferred Shares are in arrears, the holders of Class B Preferred Shares and Class A Senior Preferred Shares, voting together as a single class, are entitled to elect two directors. No dividends on the Class B Preferred Shares have been paid since 1988.

As of September 30, 1998, more than six quarterly dividends payable on the Class B Preferred Shares were in arrears. At September 30, 1998, the cumulative compounded amount of dividend arrearages on the Class B Preferred Shares was $158.9 million or $56.94 per share.

                  Under the Certificate of Incorporation, directors are elected by a plurality of the votes cast, to serve until the earlier of the date on which dividend arrearages have been eliminated, or the next annual meeting. Whenever all arrears in dividends on the Class B Preferred Shares have been paid and dividends for the current quarterly dividend period have been declared and set apart for payment, the right of the holders of the Class B Preferred Shares to elect additional directors will cease. The terms of office of all persons elected as directors by them will terminate and the size of the Board will be reduced accordingly. If a vacancy occurs among the directors elected by the holders of the Class B Preferred Shares, a successor will be elected by the Board to serve until the next meeting of the stockholders upon the nomination of the remaining director elected by such holders or the successor of such remaining director.

                  Messrs. Beinstein and Ridings, both of whom have served as the Preferred Shareholder designees, are the nominees for election as directors by holders of Class B Preferred Shares voting together as a single class with the Class A Senior Preferred Shares. They are also nominees for election as directors by the holders of the Class A Senior Preferred Shares under "Board Proposal 2" above. Although the terms of these directors will end when the recapitalization takes effect, the Board intends immediately thereafter to increase the number of directors of the Board by two, and to appoint these directors to these new positions. For information on these nominees, see "- Board Proposal 2" above.

                  THE BOARD RECOMMENDS THAT HOLDERS OF THE PREFERRED SHARES VOTE FOR ELECTION OF THE NOMINEES NAMED IN THIS BOARD PROPOSAL 3.

                          THE PLAN OF RECAPITALIZATION

TERMS OF THE PLAN OF RECAPITALIZATION

                  The plan of recapitalization would:

                  o reclassify each Class A Senior Preferred Shares into a share of temporary new preferred stock that immediately will be redeemed for 20 Common Shares and one warrant to purchase a Common Share,

                  o reclassify each Class B Preferred Share into a share of temporary new preferred stock that immediately will be redeemed for 1/3 of a Common Share and five warrants to purchase a Common Share, and

                  o reclassify each outstanding Common Share into a share of temporary new preferred stock that immediately will be redeemed for 1/10 of a Common Share and 3/10 of a warrant to purchase a Common Share.

The use of the temporary preferred shares is necessary because, under Delaware law, the Company may not reclassify the Preferred Shares directly into Common Shares and warrants. The Company intends that certificates for the newly issued temporary preferred shares will not actually be sent to the Company's stockholders, but that instead the appropriate number of Common Shares and warrants will be issued and delivered directly to stockholders.

                  Holders of Series B Preferred Share and Common Share options outstanding before the recapitalization who exercise these options after the recapitalization will receive the Common Shares and warrants they would have received if they had exercised their options immediately before the recapitalization and held Series B Preferred Shares or Common Shares at that time. The aggregate exercise price for such options will remain unchanged.

                  The plan would also decrease the number of authorized Common Shares from 850,000,000 to 100,000,000, to reduce franchise taxes the Company pays on its authorized Common Shares.

                  The Company intends to implement the plan of recapitalization if it is approved by the Company's stockholders. However, the Company reserves the right to abandon the plan of recapitalization if it determines that, based on changes in the economy, the business of the Company or other factors, the recapitalization would not be in the best interests of the Company and its stockholders.

BACKGROUND OF THE PLAN OF RECAPITALIZATION

                  The Company, which was the first telegraph company in the United States, was originally organized under the laws of New York in 1851 and operated for many years under the name "Western Union Corporation." The telegraph industry was regulated, and consequently the Company had a capital structure appropriate to a regulated utility; the predictable cash flow of the telegraph business allowed the Company to service substantial fixed income securities. The Company was also able to develop a highly profitable business through its wholly-owned subsidiary Western Union Financial Services Company, Inc., which provided domestic and international money transfer services, bill payment services, telephone cards, money orders and bank card services. With the decline of the telegraph industry, this became the core business of the Company. Ultimately, however, the decline of the telegraph industry resulted in the Company being unable to service its debt, and on November 15, 1991 an involuntary petition under Chapter 11 of the Bankruptcy Code was commenced against the Company. On March 31, 1993, the Company consented to the entry of an order for relief placing it under the protection of Chapter 11.

                  On November 1, 1994, the bankruptcy court entered an order confirming the Company's bankruptcy plan. The bankruptcy plan provided for:

                  o the sale of Western Union Financial Services and certain other Company assets related to its money transfer business,

                  o payment in cash of all allowed claims, payment of post-petition interest in the amount of $178 million to certain creditors,

                  o a $50 per share cash dividend to the holders of Class A Senior Preferred Shares,

                  o a tender offer by the Company for up to 150,000 shares of Class A Senior Preferred Shares at a price of $80 per share, and

                  o the reinstatement of all of the Company's equity interests.

                  On November 15, 1994, the Company sold all of the common stock of Western Union Financial Services and other assets related to the money transfer business to First Financial Management Corporation for $1,193 million. Of this price, $893 million was cash and $300 million represented the assumption by First Financial of substantially all of the Company's obligations under the Western Union pension plan. The Company recognized a gain on this sale of approximately $1,056 million. As a result of the sale, the Company was able to pay approximately $550 million on account of allowed prepetition claims and emerge from bankruptcy.

                  While the Company had managed to eliminate all of its debt in the bankruptcy proceedings, it recognized that its capital structure needed to be further modified to be appropriate for the future business plans of the Company and to improve the liquidity of the Company's securities. The Company also recognized the need to reduce the significant accrued and unpaid dividends on the Preferred Shares.

                  In an attempt to improve the trading market for its stock, the Company sought several times to have its equity securities quoted on the National Association of Securities Dealers Automated Quotation System. In addition, in 1996, the Company effected a one-for-20 reverse stock split of the Common Shares with the hope that this would allow the Company to satisfy criteria for quotation on NASDAQ. However, the applications were rejected because the Company failed to satisfy certain requirements, including the minimum bid price requirements and the minimum net tangible asset requirements.

                  In late 1996, the Company was approached by certain holders of Preferred Shares who asked the Company to consider a recapitalization. The holders proposed the recapitalization to address concerns relating to:

                  o the inability of the Company to have the Common Shares and Preferred Shares traded on NASDAQ;

                  o the mandatory redemption of the Class A Senior Preferred Shares in 2003 and their high liquidation value;

                  o        the accrued and unpaid dividends on the Preferred
                           Shares;

                  o the inability of the Company to pay dividends to the holders of the Class B Preferred Shares due to the dividend arrearage on the Class A Senior Preferred Shares; and

                  o the resulting negative net worth of the Company and the illiquidity of its securities.

                  The Company considered a recapitalization under which the holders of the Preferred Shares would be allowed to exchange their Preferred Shares for either subordinated debt or Common Shares. Further discussions concerning this plan were held between management and the holders of Preferred Shares from time to time through the first half of 1997, and management reviewed certain financial and legal issues. Because of concerns over the Company's assuming additional debt, the potential negative tax consequences to recipients of such debt and various additional corporate issues, the Company determined not to proceed on this basis.

                  In the middle of 1997, management and the holders of Preferred Shares discussed a separate proposal under which the holders of Preferred Shares would receive only Common Shares in exchange for their Preferred Shares. Following occasional discussions with these holders, management was concerned about the tax consequences of such a proposal, and also expressed uncertainty as to whether the holders of Preferred Shares would approve such a transaction.

                  On December 8, 1997, the Board of Directors was advised that management continued to consider various recapitalization alternatives and that various corporate and tax issues were being reviewed with the Company's financial and legal advisers.

                  In May 1998, management held further discussions with the holders of Preferred Shares. A proposal was made by these holders under which the holders of Class A Senior Preferred Shares would receive Common Shares and the holders of the Class B Preferred Shares would receive warrants.

                  Management and the holders of Preferred Shares continued discussions from May to September 1998. On August 9, 1998, the Board was advised of the discussions. The Board was informed that the proposed transaction would create a more simple capital structure with one class of equity. The Board was advised that the new capital structure could improve trading of the Common Shares by enabling the Common Shares to be listed on a national securities exchange or quoted on NASDAQ, would provide a currency for acquisitions and financing and would potentially permit the Company's market valuation to better reflect its underlying assets and business. In addition, the Board was informed that the proposed transaction would permit the Company to report for financial statement purposes a significant positive shareholders' equity. The Board discussed various aspects of the proposed recapitalization and encouraged management to continue pursuing the proposal.

                  On November 9, 1998, the Board of Directors met and discussed the terms of the proposed plan of recapitalization. The Board reviewed information concerning the pro forma effects of the recapitalization, an analysis of its effect on the voting power and residual equity interests of the shares held by the three classes of securities and Brooke and a draft financial analysis prepared by its financial advisor, Pennsylvania Merchant Group. Pennsylvania Merchant Group advised the Board that based on its preliminary financial analysis of the recapitalization, it would opine that the plan of recapitalization was fair. While the Board agreed that a recapitalization would be in the best interests of the Company, it determined that additional considerations needed to be addressed by the Board and its financial advisors including the relative allocation of value between the different classes of stock and the terms of the proposed warrants. The Board then determined to form a special committee of independent directors not associated with Brooke to review the terms of the plan of recapitalization and to consider possible alternatives with management, legal counsel, and Pennsylvania Merchant Group and to make a recommendation concerning the recapitalization to the Board. The committee consisted of Messrs. Beinstein, Burns and Ridings.

                  On December 10, 1998, the special committee met with its own counsel, Proskauer Rose LLP, management and Company counsel, Milbank, Tweed, Hadley & McCloy LLP, and discussed the terms of the proposed plan of recapitalization and the presentation made by Pennsylvania Merchant Group at the November 9, 1998 Board meeting. The special committee considered various possible modifications to the terms of the plan of recapitalization to align the interests of the holders of the Company's three classes of securities by giving both Common Shares and warrants to holders of each class, and to increase the value of the proposed warrants. The special committee also considered various legal issues concerning the proposed plan of recapitalization.

                  On February 1, 1999, the special committee met to discuss further the plan of recapitalization and the modifications considered at the December 10, 1998 special committee meeting. The special committee also considered possible alternatives to the plan of recapitalization. The special committee discussed proposed modifications to the plan of recapitalization that had been made at its request, including extending the period of time before which the Company could redeem the warrants from two years to three years, providing for each class of stock to receive both warrants and Common Shares and revising the amount of consideration to be received by each class of stock. Pennsylvania Merchant Group reviewed its analysis of the recapitalization and possible alternative transactions and informed the special committee of its preliminary oral opinion (subsequently confirmed in writing) that the amount of consideration to be received by the stockholders in the plan of recapitalization was fair, from a financial point of view, to the stockholders. In addition, representatives of Brooke gave assurances to the special committee that Brooke was not at the time planning any extraordinary transactions involving the Company after the recapitalization. After further discussions, the special committee unanimously agreed to recommend to the Board of Directors that the Board authorize and approve the plan of recapitalization and submit it for approval of the Company's stockholders at the 1999 annual meeting.

                  Immediately following the special committee meeting the Board held a special meeting at which it determined based upon the recommendation of the special committee and other factors that the plan of recapitalization is in the best interests of the Company and its stockholders. The Board unanimously approved the plan of recapitalization and recommended that the stockholders approve and adopt the plan of recapitalization.

FAIRNESS OF THE PLAN OF RECAPITALIZATION; RECOMMENDATION OF THE BOARD
OF DIRECTORS

                  The Board unanimously determined that the terms of the plan of recapitalization are fair to, and in the best interests of, the Company and its stockholders and recommended that the Company's stockholders approve and adopt the plan of recapitalization.

                  In making its determination, the Board considered various factors including the following:

                  o information on the financial condition, results of operations, business and prospects of the Company, as well as current conditions and risks involved with its business;

                  o the unanimous recommendation of the special committee of the Board to approve the plan of recapitalization;

                  o the presentation by management and the opinion of Pennsylvania Merchant Group that the plan of recapitalization is fair to the Company's stockholders from a financial point of view;

                  o the interests in the recapitalization of Brooke and its treatment in the same manner as the other holders of Preferred Shares and Common Shares;

                  o the potential conflict of interest of Pennsylvania Merchant Group;

                  o the required mandatory redemption in 2003 of the Class A Senior Preferred Shares and the aggregate liquidation value of the Preferred Shares;

                  o the effect of the plan of recapitalization on the various classes of shares;

                  o the current negative net worth of the Company and the illiquidity of its securities;

                  o historical market prices and recent trading activity of the equity securities of the Company;

                  o a detailed review of the terms of the plan of recapitalization;

                  o various accounting and tax considerations including the pro forma information prepared by the Company;

                  o the expenses associated with the plan of recapitalization;

                  o the possibility that the plan of recapitalization would increase the price of the Common Shares and the net worth of the Company which may then allow the Company to have the Common Shares and warrants quoted on NASDAQ; and

                  o possible alternatives to the plan of recapitalization, including the proposal for the holders of the Preferred Shares to receive only Common Shares or to elect to receive Common Shares or debt. The Board weighed the possible benefits of these proposals against their risks, including the consequences to the Company's net worth and liquidity, the likelihood of acceptance by the holders of Preferred Shares, various accounting considerations, and the tax consequences of such proposals. Ultimately, the alternatives were not considered preferable by the Board because of the lack of positive impact on the Company's net worth or liquidity, the unlikeliness of acceptance of the proposals by the holders of Preferred Shares and the negative tax consequences.

                  In addition to the recapitalization, the Board considered certain alternative transactions as a way of realizing value for the stockholders. One such alternative was the sale of the Company. Given the disparate nature of the Company's businesses, the Board considered it unlikely that a single buyer could be found for the Company as a whole. Accordingly, the Board concluded that any sale would likely have to be piecemeal. The Board believed that current conditions in Russia would make it difficult in the near term to sell the Company's Russian operations at what the Board considers their true value. Also, under the Company's arrangements with Apollo such a sale would require Apollo's consent. The Board did not believe sales of the Company's other operations were likely to result in substantial benefit to the stockholders.

                  The Board also considered distributing certain of its businesses to holders of the Series A Senior Preferred Shares. However, most of the Company's operations have not been held long enough to permit their spinoff without tax. The Board considered liquidating its businesses, but concluded that this would likely result in lower values as well as acceleration of the Company's liabilities. Accordingly, the Board concluded that none of these alternatives was as favorable as the recapitalization.

                  After consideration of these factors, the Board concluded that no alternative to the plan of recapitalization would be as financially attractive to the Company or its stockholders. In view of the wide variety of factors considered in its evaluation of the plan of recapitalization, the Board, except as disclosed in this proxy statement/prospectus, did not find it practicable to quantify or otherwise attempt to assign relative weights to specific factors.

                  The Board also considered potential negatives with respect to the recapitalization. These negatives included the overhang of the warrants, which if exercised would increase the number of Common Shares outstanding by over 76%. The resulting potential dilution may adversely affect the value of the Common Shares after the recapitalization and prevent the Company from realizing some of its objectives in the recapitalization. In addition, the Board considered that the disparate nature of the Company's businesses might prevent the market from fully appreciating the Company's values even after the recapitalization has made the Company's capital structure more appropriate and easier to analyze. However, the Board concluded that these potential negatives were outweighed by the advantages of the recapitalization and determined to proceed.

                  THE BOARD HAS UNANIMOUSLY APPROVED, AND RECOMMENDS FOR STOCKHOLDER APPROVAL, THE PLAN OF RECAPITALIZATION. THE BOARD BELIEVES THAT THE PLAN OF RECAPITALIZATION IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PLAN OF RECAPITALIZATION.

                  THE COMPANY'S OFFICERS AND DIRECTORS AND BROOKE, WHO TOGETHER MAY BE DEEMED TO BENEFICIALLY OWN 43.1% OF THE COMMON SHARES, 61.1% OF THE CLASS A SENIOR PREFERRED SHARES AND 11.3% OF THE CLASS B PREFERRED SHARES, HAVE INDICATED THAT THEY INTEND TO VOTE FOR THE PLAN OF RECAPITALIZATION. The officers of the Company and Brooke have made no recommendations as to the plan of recapitalization.

PURPOSE AND REASONS FOR THE PLAN OF RECAPITALIZATION

                  The Board has determined to propose the plan of recapitalization to simplify the capital structure of the Company. The Company believes that its current capital structure is not appropriate for the Company's current businesses for the reasons stated below.

                  o The Class A Senior Preferred Shares were originally intended to be fixed income securities. However, the Company has not paid regular dividends on them for ten years and there were $204.1 million of dividend arrearages as of September 30, 1998. Accordingly, the Company believes the Class A Senior Preferred Shares trade more like a residual equity security.

                  o The Class A Senior Preferred Shares are mandatorily redeemable in 2003 at $100 per share plus dividends accrued to the redemption date. It is not clear how the Company would finance this redemption.

                  o The Class B Preferred Shares were also issued as fixed income securities. However, the Company has not paid dividends on them for ten years and there were $158.9 million of dividend arrearages as of September 30, 1998. In addition, the conversion privilege of the Class B Preferred Shares at a conversion price of $60.00 per share has essentially no value because of the low current price of Common Shares.

                  o The Common Shares were issued to be the Company's residual equity security. However, because of the large dividend arrearages on the senior securities, the Company does not believe the market so views them.

                  o The voting rights of the Company's equity securities do not reflect their economic value. The Common Shares constitute a much smaller percentage of the Company's equity than the Preferred Shares, but have a greater voting power.

                  o The negative net worth associated with the accrued dividends, as well as the low price of the Common Shares, prevents the Common Shares from being quoted on NASDAQ.

All of these factors contribute to the inability of the financial community and investing public to effectively value the Company's securities, and also impair their liquidity.

                  The plan of recapitalization will simplify the current capital structure of the Company by replacing it with a single class of equity securities. The exchange of the Preferred Shares for Common Shares will eliminate dividend arrearages, thus increasing the net worth of the Company by approximately $300 million on a pro forma basis as of September 30, 1998. It will also remove the need to redeem the Class A Senior Preferred Shares in 2003. The resulting improvement in the net worth of the Company, along with a hoped for increase in the price of the Common Shares, should increase the likelihood of having the Common Shares quoted on NASDAQ. This, along with a more transparent capital structure, should increase the liquidity of the Company's securities, improve the valuation of the Common Shares and provide a currency for acquisitions and financings. Finally, the recapitalization will allow the voting rights of stockholders to properly reflect the economic interest of such stockholders.

                  The Company believes the Common Shares will trade at a minimum bid price sufficient to meet the requirements to be quoted on the NASDAQ Small Cap Market or the NASDAQ National Market System.

OPINION OF FINANCIAL ADVISOR

                  On September 25, 1998, the Company retained Pennsylvania Merchant Group to act as its financial advisor concerning the plan of recapitalization. Pennsylvania Merchant Group has delivered its written opinion dated February 1, 1999 to the Board of Directors that, as of the date of such opinion, and subject to assumptions, factors and limitations set forth in such opinion as discussed below, the recapitalization was fair from a financial point of view to the current holders of the Company's shares.

                  THE FULL TEXT OF THE WRITTEN OPINION OF PENNSYLVANIA MERCHANT GROUP, WHICH SETS FORTH THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY PENNSYLVANIA MERCHANT GROUP IN RENDERING ITS OPINION, IS INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS. THE SUMMARY OF THE OPINION SET FORTH HERE SHOULD BE READ TOGETHER WITH THE FULL TEXT OF SUCH OPINION.

                  No limitations were imposed by the Company or the Board on Pennsylvania Merchant Group as to its investigations or procedures in reaching its opinion. Pennsylvania Merchant Group was not requested to and did not make any recommendation to the Board as to the form or amount of consideration to be offered to the stockholders in the recapitalization. Pennsylvania Merchant Group's opinion is for the use and benefit of the Board and was rendered to the Board in connection with its consideration of the recapitalization. The opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the recapitalization. Pennsylvania Merchant Group was not requested to opine as to, and its opinion does not address, the Company's underlying business decision to effect the recapitalization.

                  In arriving at its opinion, Pennsylvania Merchant Group reviewed and analyzed, among other things,

                  o        the specific terms of the Company's shares;

                  o        the proposed terms of the warrants;

                  o        certain publicly available business and financial
                            information relating to the Company, including the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 1997 and certain interim reports to stockholders and Quarterly Reports on Form 10-Q;

                  o certain financial and operating information with respect to the business, operations and prospects of the Company furnished by the Company, including without limitation certain projections prepared by the Company and Brooke;

                  o a trading history of the Company's shares for the three-year period ended January 29, 1999 and the relationship among the aggregate market value of such securities; and

                  o a comparison of the historical financial results and present financial condition of the Company with those of other companies that Pennsylvania Merchant Group deemed relevant.

In addition, Pennsylvania Merchant Group held discussions with senior officers of the Company concerning the business, operations, properties and prospects of the Company and its subsidiaries, Ladenburg and BrookeMil, as well as its United States real estate division, and undertook other analyses and examinations and considered such other financial, economic and market criteria it deemed appropriate and relevant.

                  In rendering its opinion, Pennsylvania Merchant Group assumed and relied upon and did not independently verify the accuracy, completeness and fair presentation of all financial and other information, including financial projections and estimates, that was provided to it or which was publicly available. Pennsylvania Merchant Group's opinion is conditioned upon such information, whether written or oral, being complete, accurate and fair in all material respects. With respect to the projections provided to and discussed with Pennsylvania Merchant Group by the management of the Company, Pennsylvania Merchant Group assumed that such projections were reasonably prepared on a basis reflecting management's best currently available estimates and good faith judgments as to the future performance of the Company and that the Company will perform in accordance with all such projections. Pennsylvania Merchant Group did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any independent evaluations or appraisals of the assets or liabilities of the Company. The opinion of Pennsylvania Merchant Group states that it was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the opinion.

                  In conducting its analysis and arriving at its opinion, Pennsylvania Merchant Group evaluated the financial impact of the recapitalization on the holders of the shares by considering certain financial and other factors it deemed appropriate under the circumstances, including:

                  o the terms and business and financial aspects of the recapitalization;

                  o the Company's current capital structure and the advantages of a simplified structure;

                  o the historical and current markets for the shares (including float and liquidity) and for securities of other public companies believed by Pennsylvania Merchant Group to be comparable to the Company;

                  o certain of the Company's operating and financial information, including the financial forecasts provided by management relating to the Company's business and prospects;

                  o publicly available financial data and stock market performance data of other public companies believed by Pennsylvania Merchant Group to be comparable to Ladenburg and New Valley Realty;

                  o the mandatory redemption requirements on January 1, 2003 with respect to the Class A Senior Preferred Shares;

                  o the elimination of the overhang due to the accrual of the dividends on the Class A Senior Preferred Shares and the Class B Preferred Shares which amounted to $204,050,000 and $158,908,000, respectively, as of
                           September 30, 1998;

                  o the potential effect of such overhang and complex capital structure on the Company's stock trading liquidity and ability to attract research analyst coverage; and

                  o the Company's current intention not to pay any dividends either on the Company's securities prior to the recapitalization or on the new Common Shares for the foreseeable future following the recapitalization.

                  Based on its review of these factors, Pennsylvania Merchant Group estimated the combined value of the Company's holdings to equal approximately $186.9 million net of liabilities. In arriving at fair value, Pennsylvania Merchant Group relied on the most recent financial data available. In the case of the Company's Ladenberg and BrookeMil subsidiaries, this data was as of September 30, 1998. For the Company's New Valley Realty division and for other investments of the Company, this data was as of December 31, 1998. Fair value is based solely on the quantitative results of Pennsylvania Merchant Group's analysis and Pennsylvania Merchant Group believed that it was inappropriate to, and therefore did not, rely on this value completely. Pennsylvania Merchant Group also made qualitative judgments concerning the Company, including among other factors the significant overhang effect of the warrants and the lack of common factors among the Company's various businesses. Pennsylvania Merchant Group determined that the combined market value of the Company's securities before the recapitalization is less than fair value and believed that the Common Shares outstanding after the recapitalization will likely be valued at less of a discount to fair value due to, among others, the factors discussed above.

                  Pennsylvania Merchant Group also made an evaluation of other alternatives available to the Company, including (a) the sale of the Company, or certain of its assets or divisions, including Ladenburg, BrookeMil and New Valley Realty; (b) the distribution to stockholders of the Company's ownership in Ladenburg , BrookeMil and New Valley Realty; and (c) a liquidation of the Company. In completing its alternatives evaluation, Pennsylvania Merchant Group considered certain financial and other factors it deemed appropriate under the circumstances, including:

                  o Comparable merger and acquisition transactions for companies in the investment banking and real estate industries;

                  o the terms of the Company's agreements with Apollo Real Estate Fund III, L.P. and the restrictions they place upon the Company's transfer of its ownership;

                  o the likelihood of the need for additional financing for BrookeMil and the availability of such financing under current market conditions for companies engaged in business in Russia;

                  o the inability of a spinoff of Ladenburg or BrookeMil to qualify as a tax-free spinoff either to stockholders or the Company due to the length of time these divisions have been held by the Company;

                  o the anticipated market value of the divisions post-spinoff and the likelihood of a significant trading market developing for the shares of these divisions; and

                  o the significant discounts to going concern value the Company would receive in a liquidation of its assets.

Based on its review of these factors, as well as other factors, Pennsylvania Merchant Group determined that the recapitalization represents the best alternative for stockholders.

                  The factors set forth above do not purport to represent all of the factors considered by Pennsylvania Merchant Group in rendering its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Pennsylvania Merchant Group did not attribute any particular weight to any analysis or factor it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Pennsylvania Merchant Group believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Pennsylvania Merchant Group made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates in the analyses do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than as set forth in such analyses. No public company utilized as a comparison is identical to the Company. An analysis of the results of such a comparison is not mathematical, rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors, including capital structure, that could affect the public trading value of the companies to which the Company is being compared. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

                  Pursuant to the terms of an engagement letter agreement, dated September 25, 1998, between Pennsylvania Merchant Group and the Company, the Company has paid Pennsylvania Merchant Group $200,000 for its opinion. In addition, the Company has agreed to reimburse Pennsylvania Merchant Group for its reasonable expenses, including professional and legal fees and disbursements, incurred in connection with its engagement. The Company has also agreed to indemnify Pennsylvania Merchant Group and certain related persons against certain liabilities in connection with its engagement, including certain liabilities that may arise under the federal securities laws.

                  In the ordinary course of business, Pennsylvania Merchant Group actively trades in the equity securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Pennsylvania Merchant Group may have a conflict of interest because certain associated persons and customers of Pennsylvania Merchant Group hold a substantial number of Class A Senior Preferred Shares and Class B Preferred Shares.

BENEFITS TO BROOKE FROM THE PLAN OF RECAPITALIZATION

                  In considering the plan of recapitalization, stockholders should be aware of the following conflicts of interests under the plan of recapitalization. The Board was aware of these conflicts and considered them in determining to approve and recommend the plan of recapitalization.

                  As a result of the plan of recapitalization and assuming that no warrant holder exercises its warrants, Brooke will increase its ownership of the outstanding Common Shares from 42.3% to 55.1%, and its total voting power from 42% to 55.1%. As holder of an absolute majority of the Common Shares, Brooke will be able to elect all of the Company's directors and control the management of the Company. In addition, the increase in Brooke's ownership of Common Shares will make it impossible for a third party to acquire control of the Company without the consent of Brooke. This may discourage third parties from seeking to acquire the Company and may depress the price of the Common Shares. Representatives of Brooke, however, have given assurances to a special committee of the Board that Brooke was not at the time planning any extraordinary transactions involving the Company after the recapitalization.

                  At present, when a class vote of the Class A Senior Preferred Shares is required, the vote must include the affirmative vote of either 80% of the outstanding Class A Senior Preferred Shares or a simple majority of all the Class A Senior Preferred Shares voting, excluding shares beneficially owned by Brooke and related persons. Following the recapitalization, there will be no provisions requiring the vote of a majority of holders other than Brooke.

                  Finally, as a result of this increase in beneficial ownership, Brooke will be able to consolidate the financial statements of the Company into its financial statements for accounting purposes (although not for tax purposes). Brooke has informed the Company that it presently carries its investment in New Valley at $0. Brooke has informed the Company that it believes that the plan of recapitalization will increase its net equity by approximately $60 million based on pro forma results at September 30, 1998.

DESCRIPTION OF THE WARRANTS

                  Under the plan of recapitalization, the Company will issue warrants to holders of Preferred Shares and Common Shares. The warrants will be issued in registered form under and be governed by a warrant agreement between the Company and American Stock Transfer and Trust Company, as warrant agent. Set forth below is a brief summary of the terms of the warrants and the warrant agreement. This summary is subject to the provisions of the warrant agreement and the warrant certificates representing the warrants. The warrant agreement, including the form of warrant certificate, is an exhibit to the registration statement of which this proxy statement/prospectus is a part.

                  EXERCISE OF WARRANTS. Each warrant will entitle the holder to purchase one Common Share at an exercise price of $12.50 per share subject to adjustment in certain circumstances. The warrants may be exercised on the effective date of the Company's registration statement covering the underlying Common Shares and terminating five years thereafter. The Company may redeem the warrants for $0.01 per warrant on 30 days' notice to the holders if, any time after the third anniversary of the effective time of the plan of recapitalization, the average reported closing price or bid price of a Common Share exceeds $12.50 for any 20 consecutive trading days ending within five days before the date of such notice. The warrants may instead be exercised following such notice and before redemption.

                  The warrants can be exercised by surrendering properly endorsed certificates to the warrant agent together with full payment of the exercise price for each Common Share as to which the warrant is being exercised and any applicable transfer or other taxes.

                  ADJUSTMENT OF PURCHASE PRICE. The exercise price will be reduced by the amount of any cash dividends paid on the Common Shares. If the Company distributes other assets, holders of warrants will be entitled to participate in the distribution at the time of exercise. In addition, the exercise price and the number of shares issuable on exercise will be adjusted for any issuance of a dividend of additional Common Shares to holders of Common Shares or subdivisions, combinations or reclassifications or other changes in the outstanding Common Shares.

                  AMENDMENT. The warrants may be amended only if the Company has obtained the consent of the holders of warrants representing a majority of the Common Shares issuable upon exercise of all outstanding warrants. However, no amendment may increase the exercise price of the warrants or decrease the number of Common Shares issuable upon exercise of a warrant without the consent of the holders of warrants representing at least 66 2/3% of the Common Shares issuable upon exercise of all outstanding warrants.

                  OTHER MATTERS. The Company is not required to issue any fractional warrants or any fractional Common Shares upon the exercise of warrants or the occurrence of adjustments under antidilution provisions. Instead, the Company will issue cash in lieu of fractional warrants and fractional shares.

                  Warrant certificates may be exchanged for new certificates of different denominations, and may be exercised by presenting them at the office of the warrant agent, ________.

                  The warrants do not confer voting or preemptive rights or any other rights of a stockholder. The Company intends to seek to have the warrants quoted on NASDAQ.

EXCHANGE OF STOCK CERTIFICATES; FRACTIONAL SECURITY PROCEDURES

                  After the recapitalization, holders of Common Shares and Preferred Shares will be required to surrender their share certificates together with completed transmittal documents to the exchange agent. Stockholders will then receive certificates representing Common Shares and warrants, and payment in respect of any fractional interests. The Company does not intend to actually deliver certificates representing the newly issued temporary preferred shares. After the recapitalization, certificates representing outstanding shares will be deemed to represent the securities into which they are changed under the plan of recapitalization. However, the holders of old certificates will not be able to trade or vote such securities until they receive the certificates representing the Common Shares and warrants into which the old shares were changed.

                  No fractional securities, or certificates representing fractional securities, will be issued under the plan of recapitalization. For any stockholder who would have received a fractional security, the fractional interests will be "bundled" and sold by the exchange agent.

                  After the recapitalization, the Company will deposit with the exchange agent a number of Common Shares and warrants equal to the aggregate number of fractional interests, rounded downwards to the next whole number. The exchange agent will attempt to sell these securities in brokers' transactions, and will remit to each holder of fractional interests its pro rata share of the aggregate proceeds received by the exchange agent, net of commissions. The Company will not make any payment to holders in respect of fractional interests. The Company will not determine or influence the bid or sale price for such securities. The Company will pay the exchange agent a flat fee to cover the costs of the fractional interest procedures.

                  There is a risk that there will not be a market for the bundled securities; that the exchange agent will not succeed in selling the bundled securities; and that the consideration, if any, received by a holder in exchange for its fractional interest will not equal the corresponding percentage of the security at prevailing market prices.

                  Because no fractional securities will be issued, the equity and voting interest of a stockholder holding fractional interests will be reduced. Stockholders holding fewer than three Series B Preferred Shares or ten Common Shares before the recapitalization will cease to be stockholders of the Company, and thus will no longer participate in future potential earnings and growth and will not have the right to vote on any corporate matter.

                  Holdings of less than 100 Common Shares or warrants following the recapitalization will be treated as odd-lot holdings. Such holdings may be more difficult to sell, and, in general, brokerage commissions and other costs of transactions in odd-lot holdings may be higher than the cost of transactions in excess or in multiples of 100 Common Shares or warrants. Stockholders may wish to consult with their brokers concerning such potential increased commissions and other costs in respect to "odd-lot" holdings.

REGULATORY APPROVAL REQUIRED

                  Because Brooke's percentage ownership of the Common Shares after the recapitalization will increase, the recapitalization may not occur until notifications have been filed and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice by the Company and Brooke under the Hart-Scott-Rodino Act and the applicable waiting period has terminated. On February __, 1999, notification and report forms were filed by Brooke and the Company under the Act. The waiting period will expire on ______ absent a second request.

                  At any time before or after the recapitalization, despite termination of the waiting period under the Act, the antitrust agencies or any state could take action under applicable antitrust laws as they deem necessary or desirable in the public interest. Such action could include seeking to enjoin the recapitalization or seeking divestiture of assets of the Company or all or a portion of Brooke's shares. Private parties may also take legal action under applicable antitrust laws under certain circumstances.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

                  The following discussion describes certain material federal income tax considerations relating to the plan of recapitalization and represents the opinion of Milbank, Tweed, Hadley & McCloy LLP. This discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the IRS with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All stockholders should consult with their own tax advisors.

                  This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws. The following discussion of certain federal income tax considerations is for general information only and is not tax advice.

                  STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PLAN OF RECAPITALIZATION, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

EXCHANGE OF EXISTING STOCK FOR COMMON SHARES AND WARRANTS

                  The exchange of Class A Senior Preferred Shares, Class B Senior Preferred Shares and outstanding Common Shares for Common Shares and warrants will be a "tax-free" recapitalization reorganization described in
Section 368(a)(1)(E) of the Code. Thus, except as required by Code Section 305 (discussed in the following paragraphs), under applicable Treasury Regulations no gain or loss should be recognized by a stockholder who exchanges existing stock for Common Shares and warrants. The basis of the Common Shares and warrants received by a holder of existing stock immediately after the exchange will equal in the aggregate the basis of the existing stock surrendered in the exchange, reduced, if a stockholder receives cash in lieu of fractional shares or warrants, by the basis of any existing stock deemed sold for cash, as described in the following paragraph. The remaining aggregate basis will be allocated between the Common Shares and the warrants in proportion to their respective fair market values. The holding period for the Common Shares and the warrants received in the exchange will include the holding period of the shares so exchanged, provided the shares were held as capital assets by the holder at the effective time of the recapitalization.

                  A stockholder that receives cash in lieu of fractional Common Shares or fractional warrants that would otherwise be held as a capital asset should recognize capital gain or loss in an amount equal to the difference between the cash received and the stockholder's basis in the fractional Common Shares or warrants, determined as if the stockholder actually received the fractional shares or warrants and then sold them. Stockholders who have used the specific identification method to identify their basis in shares of existing stock exchanged in the recapitalization should consult their own tax advisors to determine their basis in the post-recapitalization Common Shares and warrants received in exchange therefor.

                  Dividends have accrued but have not been paid on the Class A Senior Preferred Shares and the Class B Senior Preferred Shares. Regulations under Code Section 305 provide that a recapitalization will result in a deemed corporate distribution under Code Section 305(c) if a stockholder owning preferred stock with dividends in arrears exchanges its stock for other stock and as a result increases its proportionate interest in the assets or earnings and profits of the corporation. An increase in a preferred stockholder's proportionate interest occurs where the fair market value or the liquidation preference, whichever is greater, of the stock received in the exchange immediately after the recapitalization exceeds the issue price of the preferred stock. In that event, the amount of the deemed distribution is the lesser of (a) the amount by which the fair market value of the stock or the liquidation preference of the Preferred Shares, whichever is greater, exceeds the issue price of the Preferred Shares surrendered or (b) the amount of the dividends in arrears. It is likely, though not certain, that stock for this purpose includes warrants, so that holders of Preferred Shares may be deemed to receive distributions if the fair market value of the Common Shares and warrants exceeds the issue price of the Preferred Shares surrendered. The Common Shares and warrants have no liquidation preference. The issue price of preferred stock is generally the fair market of that stock at the time of its issuance. The Company expects that the fair market value of the Common Shares and warrants received in exchange for Preferred Shares will be less than the issue price of the Preferred Shares being exchanged for the Common Shares and warrants. In that event, holders of Preferred Shares will not be deemed to receive any distributions under Code Section 305(c). If, contrary to the Company's expectations, holders of Preferred Shares are deemed to receive a distribution, it is likely that the distribution will be treated as a dividend to the extent of the Company's current and accumulated earnings and profits, then as a return of capital to the extent of the holder's basis in the Preferred Shares exchanged and then as capital gains. At September 30, 1998, the Company had no accumulated earnings and profits. The Company is unable to predict as to whether there will be any current earnings and profits in the future or the year of exchange. The holder's basis in the Common Shares received in the exchange will be reduced to the extent the distribution is treated as a return of capital.

                  Generally, holders of warrants will not recognize gain or loss upon the exercise of warrants for Common Shares. The holder's basis in the Common Shares received in exchange for a warrant will equal the holder's basis in the warrant plus any amount paid on the exercise of the warrant. The holder's holding period for the Common Shares will begin on the day the warrant is exercised. Under Section 305 of the Code, holders of warrants may be deemed to receive a deemed distribution of stock if the number of Common Shares which a warrant holder may acquire by exercising its warrant is adjusted to reflect certain distributions with respect to the Common Shares. An adjustment made pursuant to a bona fide formula that has the effect of preventing the dilution of the interest of the warrant holders will generally not have that effect. The warrants have certain unusual anti-dilution provisions and it is possible that some adjustments to the exercise price of the warrants will be treated as a distribution. The distribution would be treated as a dividend to the extent of the Company's current and accumulated earnings and profits in the year of distribution, then as a return of capital to the extent of the holder's basis in the warrant and then as capital gains.

EFFECT ON THE COMPANY

                  The Company believes the recapitalization will not cause the Company to incur any taxable income or gain. The recapitalization is likely to cause the Company and Brooke to be treated as members of a single controlled group within the meaning of Code Section 1563. Members of a controlled group must share certain tax benefits, such as the benefit of lower brackets in the graduated tax applicable to corporation. The effects of being required to share these tax benefits should not be material.

ABSENCE OF APPRAISAL RIGHTS

                  Under Delaware law, no appraisal rights are available to stockholders in the recapitalization.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                  The Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 have been prepared giving effect to the recapitalization and the Company's sale of its four office buildings in Troy, Michigan and Bernards Township, New Jersey which occurred on September 28, 1998, and the Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 has been prepared giving effect to the recapitalization. The pro forma financial information should be read in conjunction with the information set forth under "RISK FACTORS," "THE PLAN OF RECAPITALIZATION," "BUSINESS - New Valley Realty Division - Sale of Properties" and the Consolidated Financial Statements, the Unaudited Interim Condensed Consolidated Financial Statements and the related notes included elsewhere in this proxy statement/prospectus.

                  Since there will not be a change in the equity ownership of the Company of greater than 50% as a result of the recapitalization, the recapitalization will not be subject to purchase accounting. Consequently, the pro forma information does not reflect any adjustment to the carrying value of assets and liabilities of the Company based on the fair market value as of the date of the recapitalization.

                  The Pro Forma Condensed Consolidated Statements of Operations were prepared as if the recapitalization and the sale of the office buildings had occurred at the beginning of the period presented. The Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 was prepared as if the recapitalization had occurred on September 30, 1998.

                  The pro forma expenses do not reflect non-recurring costs directly attributed to the plan of recapitalization which will be expensed upon consummation of the recapitalization. The pro forma financial information does not purport to show the results which would actually have occurred had such transactions been completed as of the date and for the period presented or which may occur in the future.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                      Nine Months Ended September 30, 1998
                                                        ------------------------------------------------------------------
                                                                              Pro Forma Adjustments
                                                                        ----------------------------------
                                                                        Sale of Office
                                                         Historical        Buildings     Recapitalization    Pro Forma
                                                        --------------- ---------------- ----------------- ---------------
Revenues:
     Principal transactions, net......................  $    7,476                                         $    7,476
     Commissions......................................      20,663                                             20,663
     Corporate finance fees...........................       4,541                                              4,541
     Gain on sale of investments, net.................      10,377                                             10,377
     Loss in joint venture............................      (2,233)                                            (2,233)
     Real estate leasing..............................      18,488       $(10,131) (a)                          8,357
     Gain on sale of real estate......................       4,682         (4,682) (a)                             --
     Interest and dividends...........................       7,424                                              7,424
     Computer sales and service.......................         499                                                499
     Other income.....................................       6,635                                              6,635
                                                         ---------      -----------                         ---------

         Total revenues...............................      78,552        (14,813)                             63,739
                                                          --------      ----------                          ---------

Cost and expenses:
     Operating, general and administrative............      84,466         (4,794) (a)                         79,672
     Interest.........................................      11,167         (5,519) (a)                          5,648
                                                          --------      ---------                           ---------

         Total costs and expenses.....................      95,633        (10,313)                             85,320
                                                          --------      ---------                            --------

Loss from continuing operations before income taxes
     and minority interests...........................     (17,081)        (4,500)                            (21,581)

Income tax provision..................................          31                                                 31

Minority interests in loss from continuing operations
     of consolidated subsidiaries.....................       1,654             --                               1,654
                                                         ---------      -----------                         ---------

Loss from continuing operations.......................     (15,458)        (4,500)                            (19,958)

Discontinued operations:
     Gain on disposal of discontinued operations......       7,740             --                               7,740
                                                         ---------      -----------                         ---------

     Income from discontinued operations..............       7,740             --                               7,740
                                                         ---------      -----------                         ---------

Net loss..............................................      (7,718)        (4,500)                            (12,218)

Dividend requirements on preferred shares.............     (59,333)            --            $ 59,333  (b)         --
                                                          --------      -----------          --------       ----------

Net loss applicable to Common Shares..................   $ (67,051)     $  (4,500)           $ 59,333  (b)  $ (12,218)
                                                          ========      =========            ========        ========



                                                                      Nine Months Ended September 30, 1998
                                                        ------------------------------------------------------------------
                                                                              Pro Forma Adjustments
                                                                        ----------------------------------
                                                                        Sale of Office
                                                         Historical        Buildings     Recapitalization    Pro Forma
                                                        --------------- ---------------- ----------------- ---------------
Loss per Common Share (basic and diluted):
     Continuing operations............................     $ (7.81)                                            $ (.85)
     Discontinued operations..........................         .81                                                .33
                                                           -------                                             ------
     Net loss per Common Share........................     $ (7.00)                                            $ (.52)
                                                           =======                                             ======



Number of shares used in computation..................   9,577,624                         13,739,637 (b)  23,317,261
                                                         =========                                         ==========

Ratio of earnings to fixed charges (c)................       (--)                                               (--)
                                                             ====                                               ====

---------------------

(a) To eliminate the operations of the office buildings.

(b) To adjust for the conversion of outstanding Preferred Shares and Common Shares to new Common Shares and warrants.

(c) Earnings were inadequate to cover fixed charges by $74,760 and $15,427 for the nine months ended September 30, 1998 on a historical and pro forma basis, respectively.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                          Year Ended December 31, 1997
                                                        ------------------------------------------------------------------
                                                                              Pro Forma Adjustments
                                                                        ----------------------------------
                                                                        Sale of Office
                                                         Historical        Buildings     Recapitalization    Pro Forma
                                                        --------------- ---------------- ----------------- ---------------
Revenues:
    Principal transactions, net..........................  $  16,754                                         $    16,754
    Commissions..........................................     16,727                                              16,727
    Corporate finance fees...............................     12,514                                              12,514
    Gain on sale of investments..........................     20,492                                              20,492
    Real estate leasing..................................     27,067       $(14,506) (a)                          12,561
    Computer sales and service...........................      3,947                                               3,947
    Interest and dividends...............................      9,417            (66) (a)                           9,351
    Other income.........................................      7,650             --                                7,650
                                                            --------    -----------                            ---------

         Total revenues..................................    114,568        (14,572)                              99,996
                                                            --------        -------                             --------

Costs and expenses:

    Selling, general and administrative expenses.........    119,205         (7,444) (a)                         111,761
    Interest.............................................     16,988         (7,463) (a)                           9,525
    Write-down of long-term investments .................      3,796             --                                3,796
                                                            --------    -----------                            ---------

         Total costs and expenses........................    139,989        (14,907)                             125,082
                                                            --------        -------                              -------

Loss from continuing operations before income taxes......    (25,421)          (335)                             (25,086)

Income tax provision ....................................        186                                                 186
Minority interests in loss from continuing  operations

of consolidated subsidiary..............................       1,347             --                                1,347
                                                            --------    -----------                            ---------

Loss from continuing operations..........................    (24,260)          (335)                             (23,925)

Discontinued operations:

    Gain on disposal of discontinued operations..........      3,687             --                                3,687
                                                            --------    -----------                            ---------

         Income from discontinued operations.............      3,687             --                                3,687
                                                            --------    -----------                            ---------

Net loss ................................................    (20,573)          (335)                             (20,238)

Dividend requirements on preferred shares................    (68,475)            --           $ 68,475 ( b)          --
                                                            --------    -----------            -------      -----------

Net loss applicable to Common Shares.....................  $ (89,048)     $    (335)          $ 68,475  (b)    $ (20,238)
                                                           ==========      =========           =======          =========

Loss per Common Share (basic and diluted):

     Continuing operations...............................    $ (9.68)                                           $ (1.03)
     Discontinued operations.............................        .38                                                .16
                                                           ---------                                            -------
     Net loss per Common Share...........................    $ (9.30)                                           $ (0.87)
                                                           =========                                             ======



Number of shares used in computation..................     9,577,624                       13,739,637 (b)     23,317,261
                                                           =========                                          ==========

Ratio of earnings to fixed charges (c)................          (--)                                                (--)
                                                                ====                                                ====

---------------------

(a) To eliminate the operations of the office buildings.

(b) To adjust for the conversion of outstanding Preferred Shares and Common Shares to new Common Shares and warrants.

(c) Earnings were inadequate to cover fixed charges by $92,549 and $24,074 for the year ended December 31, 1997 on a historical and pro forma basis, respectively.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                     September 30, 1998
                                                                        -------------------------------------------------
                                                                                           Pro Forma
                                                                                          Adjustments
                                                                                        -----------------
                                                                         Historical     Recapitalization    Pro Forma
                                                                        --------------- ----------------- ---------------
                                ASSETS
Current assets:
    Cash and cash equivalents.....................................       $  25,463                         $  25,463
    Investment securities available for sale......................          26,420                            26,420
    Trading securities owned......................................          15,703                            15,703
    Restricted assets.............................................           1,843                             1,843
    Receivable from clearing brokers..............................           1,854                             1,854
    Other current assets..........................................           2,581                             2,581
                                                                         ---------                         ---------
         Total current assets.....................................          73,864                            73,864
                                                                         ---------                         ---------

Investment in real estate, net....................................          80,479                            80,479
Furniture and equipment, net......................................          10,845                            10,845
Restricted assets.................................................           5,767                             5,767
Long-term investments, net........................................           9,689                             9,689
Investment in joint venture.......................................          63,713                            63,713
Other assets......................................................           6,524                             6,524
                                                                         ---------                         ---------
         Total assets.............................................       $ 250,881                         $ 250,881
                                                                         =========                         =========

                    LIABILITIES AND SHAREHOLDERS'
                         EQUITY (DEFICIENCY)

Current liabilities:

    Margin loan payable...........................................      $    1,470                        $    1,470
    Current portion of notes payable and other
       long-term obligations .....................................              --                                --
    Accounts payable and accrued liabilities......................          31,466      $       600 (a)       32,066
    Prepetition claims and restructuring accruals.................          12,379                            12,379
    Income taxes..................................................          18,715                            18,715
    Securities sold, not yet purchased............................           3,208                             3,208
                                                                         ---------                         ---------
         Total current liabilities................................          67,238                            67,238
                                                                         ---------                         ---------
Notes payable.....................................................          55,083                            55,083
Other long-term obligations.......................................          20,571                            20,571
Redeemable preferred shares.......................................         300,711         (300,711)(b)           --
Commitments and contingencies.....................................
Shareholders' equity (deficiency):
    Cumulative preferred shares; liquidation preference of $69,769;
       dividends in arrears, $158,908 and $0......................             279            (279) (b)           --
    Common Shares, $.01 par value; 850,000,000 shares authorized;
       9,577,624 and 23,317,261 shares outstanding................              96              137 (b)          233
    Additional paid-in capital....................................         564,234          300,853 (b)      865,087
    Accumulated deficit...........................................        (750,145)            (600)(a)     (750,745)
    Unearned compensation on stock options........................             (15)                              (15)
    Accumulated other comprehensive income........................          (7,171)                           (7,171)
                                                                         ---------      ------------       ---------



                                                                                     September 30, 1998
                                                                        -------------------------------------------------
                                                                                           Pro Forma
                                                                                          Adjustments
                                                                                        -----------------
                                                                         Historical     Recapitalization    Pro Forma
                                                                        --------------- ----------------- ---------------

         Total shareholders' equity (deficiency)..................        (192,722)                          107,389
                                                                          --------                          --------
         Total liabilities and shareholders' equity
              (deficiency)........................................        $250,881                          $250,881
                                                                          ========                          ========

Book value per Common Share.......................................        $ (20.12)                         $   4.60
                                                                          ========                          ========

---------------------
(a) To record costs associated with the plan of recapitalization.

(b) To record the plan of recapitalization.

                             SELECTED FINANCIAL DATA

                  The selected financial data presented in the following table for and as of the end of each year in the five-year period ended December 31, 1997, 1996, 1995, 1994 and 1993 have been derived from the financial statements of the Company. These financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants. Balance Sheets at December 31, 1997 and 1996, and the related Statements of Operations, Statements of Changes in Stockholders' Deficiency and Statements of Cash Flows for each of the three fiscal years ended December 31, 1997, 1996 and 1995 and related notes, appear elsewhere in this proxy statement/prospectus. The selected financial data presented in the following table for the nine months ended September 30, 1998 and 1997 are derived from the unaudited financial statements of the Company appearing elsewhere in this document. In the opinion of the Company's management, they include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the unaudited financial information. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results for the full year.


                                                       NINE MONTHS ENDED                YEAR ENDED DECEMBER 31,
                                                         SEPTEMBER 30,
                                                         (UNAUDITED)
                                                      -------------------  -------------------------------------------------
                                                      1998       1997      1997       1996        1995      1994       1993
                                                      ----       ----      ----       ----        ----      ----       ----
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

OPERATING RESULTS:(a)
Total revenues ..................................  $ 78,552   $ 76,652   $114,568   $130,865   $ 67,730   $ 10,381  $   3,844
Total costs and expenses(b)......................    95,633    100,020    139,989    149,454     66,064     26,146     15,034
                                                     ------    -------  ---------  ---------    -------  ---------    -------

(Loss) income from continuing operations before
    income taxes, minority interests, and
    extraordinary items..........................   (17,081)   (23,368)   (25,421)   (18,589)     1,666    (15,765)   (11,190)
Income tax provision (benefit)...................        31        119        186        300        292       (500)      (225)
Minority interests in loss from continuing
    operations of consolidated subsidiaries           1,654      1,543      1,347      4,241         --          --         --
                                                    -------    -------   --------   --------  ---------  ---------- ----------

(Loss) income from continuing operations before
    extraordinary items..........................   (15,458)   (21,944)   (24,260)   (14,648)     1,374    (15,265)   (10,965)
Income  from discontinued operations.............     7,740         --      3,687      7,158     16,873  1,135,706     38,368
                                                    -------   --------   --------  ---------    -------  ---------    -------

(Loss) income before extraordinary items.........    (7,718)   (21,944)   (20,573)    (7,490)    18,247  1,120,441     27,403
Extraordinary items(c)...........................        --         --         --         --         --   (110,500)     8,417
                                                    -------   --------  ---------- --------------------- ---------    -------




Net (loss) income................................    (7,718)   (21,944)   (20,573)    (7,490)    18,247  1,009,941     35,820
Dividend requirements on preferred shares(d).....   (59,333)   (50,297)   (68,475)   (61,949)   (72,303)   (80,037)   (68,706)
Excess of carrying value of redeemable preferred
    shares over cost of shares purchased.........        --         --          --     4,279     40,342         --         --
                                                   --------  ---------  ---------- ---------   --------  ---------  ---------
Net (loss) income applicable to Common Shares....  $(67,051) $ (72,241) $ (89,048) $ (65,160) $ (13,714) $ 929,904  $ (32,886)
                                                   ========  =========  =========  =========  =========  =========  =========
Ratio of earnings to fixed charges(e)............      (--)        (--)       (--)       (--)
                                                       ====        ====       ====       ====


                                                  NINE MONTHS ENDED
                                                     SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                                     (UNAUDITED)
                                                  -----------------    ----------------------------------------------------------
                                                  1998      1997        1997       1996      1995            1994            1993
                                                  ----      ----        ----       ----      ----            ----            ----
                                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Per common and equivalent share (h):

Basic:
   Loss from continuing operations before
       extraordinary items....................  $(7.81)   $(7.54)     $(9.68)     $(7.55)    $(3.20)        $ (10.12)      $(8.49)
   Discontinued operations....................     .81        --         .38         .75       1.77           120.63         4.09
   Extraordinary items........................      --        --          --          --         --           (11.74)         .90
   Net (loss) income..........................   (7.00)    (7.54)      (9.30)      (6.80)     (1.43)           98.77        (3.50)

Diluted:
   Loss from continuing operations before
       extraordinary items....................  $(7.81)    (7.54)     $(9.68)     $(7.55)    $(3.20)          $(9.00)      $(8.49)
   Discontinued operations....................     .81        --         .38         .75       1.77           107.36         4.09
   Extraordinary items........................      --        --          --          --         --           (10.45)         .90
   Net (loss) income..........................   (7.00)    (7.54)      (9.30)      (6.80)     (1.43)           87.91        (3.50)

Dividends declared(d).........................      --        --          --          --         --               --           --
Book value.................................... $(20.12)              $(13.61)

Balance Sheet Data:
Total assets.................................. $250,881              $441,391    $406,540   $385,822      $1,069,891     $269,483
Long-term obligations.........................   75,654               185,024     170,223     11,967          36,177       19,318
Prepetition claims(f).........................   12,379                12,611      15,526     33,392         619,833      791,893
Redeemable preferred shares(g)................  300,711               258,638     210,571    226,396         317,798      329,233
Stockholders' deficiency...................... (192,722)             (130,399)    (72,364)   (30,461)        (38,444)  (1,020,656)
Working capital (deficiency)..................    6,626                (9,486)     85,610    155,565         284,849       64,695


(a) The operating results for 1993 were reclassified to reflect the discontinued operations of Western Union Data Services Company, Inc. and Western Union Financial Services Company, Inc. See Note 4 to the Consolidated Financial Statements.

(b) Includes reorganization (benefit) expense of $(9,706), $(2,044), $22,734 and $9,035 in 1996, 1995, 1994 and 1993, respectively.

(c) Represents extraordinary loss on the extinguishment of debt in 1994 and extraordinary gain on the early termination of a capital lease in 1993.

(d)   The September 30, 1998 and 1997 and December 31, 1997, 1996, 1995, 1994
      and 1993 dividend requirements on preferred share amounts include $647, $502, $692, $417, $521, $4,847 and $3,999, respectively, accrued on the
      Class A Senior Preferred Shares to reflect the effective dividend yield over the life of such securities. All preferred dividends, whether or not declared, are reflected as a deduction in arriving at income (loss) applicable to Common Shares. No dividends on Preferred Shares were declared in 1998, 1997 or 1993. Dividends of $40 per share in 1996 and $50 per share in both 1995 and 1994 were declared on the Class A Senior Preferred Shares.

(e) Earnings were inadequate to cover fixed charges by approximately $74,760, $72,122, $92,549 and $76,297 for the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively.

(f) Represents prepetition claims against the Company in its bankruptcy case. See Note 17 to the Consolidated Financial Statements, Note 8 to the Unaudited Interim Condensed Consolidated Financial Statements and "BUSINESS-Legal Proceedings."

(g) Includes cumulative preferred dividends on the redeemable Class A Senior Preferred Shares of $204,050, $163,302, $117,117, $121,893, $176,761 and
      $193,042 at September 30, 1998 and at December 31, 1997, 1996, 1995, 1994
      and 1993, respectively. See Note 13 to the Consolidated Financial Statements and Note 6 to the Unaudited Interim Condensed Consolidated Financial Statements.

(h) All per share data have been restated to reflect the one-for-20 reverse stock split completed on July 29, 1996.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

INTRODUCTION

                  The following discussion assesses the results of operations, capital resources and liquidity of the Company and its consolidated subsidiaries. It should be read in conjunction with the Selected Financial Data and the Consolidated Financial Statements, the Unaudited Interim Condensed Consolidated Financial Statements and the related notes included elsewhere in this document. The operating results of the periods presented were not significantly affected by inflation. The consolidated financial statements include the accounts of Ladenburg, BrookeMil, Thinking Machines and other subsidiaries.

                  The Company's financial statements have been affected by its complete redeployment of its assets since it emerged from bankruptcy in January 1995. These redeployment transactions include:

                  o the sale of the money transfer business in January 1995 (booked in 1994) and the messaging service business in October 1995. These operations, which generated virtually all of the Company's revenues before 1995, are treated as discontinued in the Company's financial statements,

                  o        the acquisition of the broker-dealer business in May
                           1995,

                  o the purchase of the Company's U.S. office buildings and shopping centers in January 1996 and the sale of the office buildings in September 1998,

                  o        the acquisition of BrookeMil in January 1997,

                  o the formation in February 1998 of the Western Realty Ducat joint venture, to which the Company contributed a significant portion of BrookeMil's operations and which is accounted for on the equity method, and

                  o the formation in June 1998 of the Western Realty Repin joint venture to provide financing to BrookeMil.

                  THE COMPANY'S INVESTMENT IN RJR NABISCO. The Company expensed $100 in 1997, $11,724 in 1996 and $3,879 in 1995 relating to its investment in the common stock of RJR Nabisco Holdings Corp.

                  In June 1996, various agreements between High River Limited Partnership, the Company and Brooke were terminated by mutual consent. Under these agreements the parties had taken certain actions during late 1995 and throughout 1996 designed to cause RJR Nabisco to spin off its food business, Nabisco Holdings Corp. The termination of the High River agreements left in effect for one year the requirement that the Company make payments to High River if the Company achieved a profit after deducting certain expenses on the sale of its shares of RJR Nabisco common stock, if the shares had a higher price at the end of such year than their purchase price or if Brooke or its affiliates engaged in certain transactions with RJR Nabisco. Based on the market price of RJR Nabisco common stock, no amounts were payable by the Company under these agreements.

                  Under a December 27, 1995 agreement between the Company and Brooke, the Company agreed to reimburse Brooke for certain reasonable out-of-pocket expenses in connection with RJR Nabisco. The Company paid Brooke a total of $17 in 1997 and $2,370 in 1996.

                  On February 29, 1996, the Company entered into a total return equity swap transaction with an unaffiliated company relating to 1,000,000 shares of RJR Nabisco common stock. The size of the swap was reduced to 750,000 shares of RJR Nabisco common stock as of August 13, 1996. The Company entered into the swap to be able to participate in any increase or decrease in the value of the RJR Nabisco common stock during the term of the swap. The transaction was for a period of up to six months, subject to earlier termination at the election of the Company, and provided for the Company to make a payment to the counterparty of $1,537 upon commencement of the swap. At the termination of the transaction, if the price of the RJR Nabisco common stock during a specified period before such date exceeded $34.42, the price of the RJR Nabisco common stock during a specified period after commencement of the swap, the counterparty was required to pay the Company an amount in cash equal to the amount of such appreciation on the shares of RJR Nabisco common stock subject to the swap plus the value of any dividends with a record date occurring during the swap period. If the final price was less than $34.42, the Company was required to pay the counterparty an amount in cash equal to the amount of such decline on the shares of RJR Nabisco common stock subject to the swap, offset by the value of any dividends. However, as to approximately 225,000 shares of RJR Nabisco common stock, the Company was not required to pay any amount in excess of an approximate 25% decline in the value of the shares. The obligations of the counterparty under the swap were guaranteed by the counterparty's parent, a large foreign bank, and the Company pledged certain collateral in respect of its obligations under the swap and agreed to pledge additional collateral under certain conditions. The Company marked its obligation under the swap to fair value with unrealized gains or losses included in income. During the third quarter of 1996, the swap was terminated when the Company reduced its holdings of RJR Nabisco common stock, and the Company recognized a loss on the swap of $7,305 for the year ended December 31, 1996.

                  CLASS A SENIOR PREFERRED SHARES. During 1996, the Company repurchased 72,104 Class A Senior Preferred Shares for an aggregate consideration of $10,530. The Company declared and paid cash dividends on the Class A Senior Preferred Shares of $40 per share in 1996.

                  REINCORPORATION. On July 29, 1996, the Company reincorporated from New York to Delaware and effected a one-for 20 reverse stock split of the Common Shares. All per share data has been restated to retroactively reflect the reverse stock split, and a total of $1,820 was reclassified from the Company's Common Shares account to the additional paid-in capital account.

                  PLAN OF RECAPITALIZATION. The Company is considering adopting the plan of recapitalization. The plan of recapitalization, if implemented, will have a significant effect on the Company's financial position and results of operations.

                  NEW ACCOUNTING PRONOUNCEMENTS. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." This new standard is designed to improve the earnings per share information provided in financial statements by simplifying the existing computational guidelines, revising disclosure requirements and increasing the comparability of earnings per share data on an international basis. Prior years' earnings per share have been restated to conform with this standard.

                  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." The statement, which the Company adopted in the first quarter of 1998, establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. Where applicable, earlier periods have been restated to conform to the standards established by SFAS No. 130. The adoption of SFAS 130 did not have a material impact on the Company's financial statements.

                  For transactions entered into beginning in 1998, the Company has adopted and is reporting under SOP 97-2, "Software Revenue Recognition." The adoption of SOP 97-2 did not have a material impact on the Company's financial statements.

                  In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Under SOP 98-1, the carrying value of software developed or obtained for internal use is assessed based on an analysis of estimated future cash flows on an undiscounted basis and before interest charges. SOP 98-1 is effective for transactions entered into in fiscal years beginning after December 15, 1998. The Company believes that adoption of SOP 98-1 will not have a material impact on its financial statements.

                  In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting by public business enterprises of information about operating segments. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company adopted SFAS No. 131 in the fourth quarter of 1998.

                  In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if so, the type of hedge transaction. The Company has not yet determined the impact of adoption of SFAS 133 on its earnings or statements of financial position.

                  The SEC recently issued rules which will require the Company, commencing with filings which include financial statements for fiscal year 1998, to disclose quantitative and qualitative information about derivative financial instruments, derivative commodity instruments and other financial instruments. These disclosures are intended to provide investors with information relating to market risk exposure, including the Company's objectives, strategies and instruments used to manage exposures. The disclosures are required to be presented outside of, and not incorporated into, the Company's consolidated financial statements. This disclosure requirement will be applicable principally to the Company's Ladenburg broker-dealer subsidiary. The impact of the implementation of this new disclosure requirement is not yet determinable.

                  YEAR 2000 COSTS. The "Year 2000 issue" relates to computer programs that were written using two digits rather than four digits to define the applicable year. If the Company's or its subsidiaries' computer programs with date-sensitive functions are not Year 2000 compliant, they may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruption to operations, including an inability to process transactions or engage in similar normal business activities.

                  Both the Company and BrookeMil use personal computers for all transactions. All such computers and related systems and software are less than three years old and are Year 2000 compliant. As a result, the Company believes the Company and BrookeMil are Year 2000 compliant.

                  Thinking Machines' payroll processing system is not Year 2000 compliant. Thinking Machines has identified replacements for its payroll system and anticipates being Year 2000 compliant by mid-1999. Thinking Machines converted its accounting system to a Year-2000 compliant system in 1998. Thinking Machines anticipates the costs of these systems will not exceed $50.

                  Ladenburg has recently completed a plan to address Year 2000 compliance. Ladenburg's plan addresses external interfaces with third party computer systems necessary in the broker-dealer industry. It also addresses internal operations software necessary to continue operations on a daily basis. Ladenburg anticipates that its Year 2000 plan will be complete by March 1999 and will cost approximately $350. The cost includes hardware and software upgrades and replacements as well as consulting and internal soft-dollar personnel costs.

                  The modifications for Year 2000 compliance by the Company and its subsidiaries are proceeding according to plan and are expected to be completed by 1999. However, the failure of the Company's service providers to resolve their own processing issues in a timely manner could result in material financial risk. The most significant outside service provider is Ladenburg's clearing agent. Ladenburg has been informed by its clearing agent that it has initiated an extensive effort to ensure that it is Year 2000 compliant. Ladenburg has been informed by its clearing agent that it completed the remediation process in July 1998 and anticipates completion of internal testing of its Year 2000 compliant software in May 1999. The clearing agent has informed Ladenburg that it will conduct system-wide testing of its Year 2000 software throughout 1999.

                  Although the Company and its subsidiaries are in the process of confirming that their service providers are adequately addressing Year 2000 issues, there remains a risk that interaction with service providers will impair the Company's or its subsidiaries' services.

RESULTS OF OPERATIONS

                  For the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, the results of continuing operations of the Company's primary operating units were as follows. The operations of BrookeMil are included in the real estate operations, while the Company's interest in the Western Realty Ducat joint venture, which is accounted for on the equity method, is included in corporate and other activity.


                                                    NINE MONTHS ENDED
                                                       SEPTEMBER 30,                  YEAR ENDED DECEMBER 31,
                                                  ---------------------         ----------------------------------
                                                  1998             1997         1997           1996           1995
                                                  ----             ----         ----           ----           ----
Broker-dealer:
    Revenues..........................         $ 44,712          $38,756       $56,197        $ 71,960       $40,418
    Expenses..........................           55,056           44,758        66,155          72,305        38,943
                                               --------          -------       -------        --------       -------
    Operating loss before taxes
       and minority interests.........         $(10,344)         $(6,002)      $(9,958)       $   (345)      $ 1,475
                                               ========          =======       =======        ========       =======

Real estate:
    Revenues..........................         $ 23,169          $19,664       $27,067        $ 23,559
    Expenses..........................           22,175           25,650        34,894          24,304
                                               --------          -------       -------        --------
    Operating income (loss) before
       taxes and minority interests...         $    994          $(5,986)      $(7,827)       $   (745)
                                               ========          =======       =======        ========

Computer software:
    Revenues..........................         $    499          $ 3,750       $ 3,947        $ 15,017
    Expenses..........................            5,081            9,774        12,103          30,099
                                               --------          -------       -------        --------
    Operating loss before taxes
       and minority interests.........         $ (4,582)         $(6,024)      $(8,156)       $(15,082)
                                               ========          =======       =======        ========

Corporate and other:
    Revenues..........................         $ 10,172          $14,482       $27,357        $ 20,329       $27,312
    Expenses..........................           13,321           19,838        26,837          22,746        27,121
                                               --------          -------       -------        --------       -------
    Operating loss before taxes
       and minority interests.........         $ (3,149)         $(5,356)      $   520        $ (2,417)      $   191
                                               ========          =======       =======        ========       =======


NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

                  Consolidated total revenues were $78,552 for the nine months ended September 30, 1998 versus $76,652 for the same period during the preceding year. The increase in revenues of $1,900 is attributable primarily to the gain on the sale of the office buildings and the increase in revenues of Ladenburg as a result of higher commissions offset by lower principal transactions and corporate finance fees.

                  Ladenburg's revenues for the first nine months of 1998 increased $5,956 as compared to revenues for the first nine months of 1997 primarily due to increased commissions of $9,604 offset by decreases in principal transactions of $4,791 and corporate finance fees of $3,296. Ladenburg's expenses for the first nine months of 1998 increased $10,298 as compared to expenses for the first nine months of 1997 due primarily to an increase in performance-based compensation expense associated with higher commissions and an increase in personnel.

                  Revenues from the real estate operations for the first nine months of 1998 increased $3,505 due primarily to the gain on the sale of office buildings of $4,682, offset by the effect of the sale of a shopping center in the fourth quarter of 1997 and lower revenues associated with BrookeMil. Expenses of the real estate operations decreased $3,475 due primarily to lower expenses ($2,558) of BrookeMil resulting from its contribution of Ducat Place II and Ducat Place III to Western Realty Ducat. A foreign currency loss of $2,256, which resulted from the devaluation of rubles held in escrow accounts, is included in BrookeMil's expenses during the 1998 period. The loss should be offset by lower future expenditures in the development of the Kremlin sites.

                  Operating expenses of Thinking Machines consisted of costs of sales of $585, selling, general and administrative expenses of $2,516 and research and development expenses of $1,980 for the nine months ended September 30, 1998. This compares to costs of sales of $702, selling, general and administrative expenses of $6,164 and research and development expense of $2,908 for the nine months ended September 30, 1997. The reduction in Thinking Machines' revenues and operating expenses during the 1998 period reflects the sale of its parallel processing service business in April 1997.

                  For the first nine months of 1998, the Company's revenues of $10,172 related to corporate and other activities consisted primarily of net gains on investments of $10,377 and interest and dividend income of $1,632 offset by $2,233 of loss in a joint venture. For the 1997 period, the Company's revenues of $14,482 related to corporate and other activities consisted primarily of net gains on investments of $8,518 and interest and dividend income of $3,124.

                  Corporate and other expenses of $13,321 for the first nine months of 1998 consisted primarily of employee compensation and benefits of $6,070 and expenses of non-significant subsidiaries of $2,583. Corporate and other expenses of $19,838 for the first nine months of 1997 consisted primarily of employee compensation and benefits of $7,171, expenses of non-significant subsidiaries of $2,171 and a $3,796 provision for loss on a long-term investment.

                  Income tax expense for the first nine months of 1998 was $31 versus $119 for the first nine months of 1997. The effective tax rate does not bear a customary relationship to pre-tax accounting income principally because of the change in the valuation allowance relating to deferred tax assets.

                  The Company recorded a gain on disposal of discontinued operations of $7,740 in the 1998 period related to the settlement of a lawsuit originally brought by the Company's predecessor, Western Union Telegraph Company.

THE YEAR 1997 COMPARED TO 1996

                  Consolidated total revenues for 1997 were $114,568 as compared with $130,865 for 1996. The decrease in revenues of $16,297 is attributable primarily to the decrease in revenues of Ladenburg and Thinking Machines. The decrease in Ladenburg's revenues resulted from a decline in net principal transactions of $11,231 and a decline of $4,532 in other Ladenburg revenues. During 1997, Ladenburg experienced a decline in syndicate and underwriting activity, commission income, and net profits as compared to the prior year. The decrease in Thinking Machines' revenues was due to the commencement of the termination of its parallel processing computer sales and service business in the fourth quarter of 1996.

                  Ladenburg's revenues for 1997 consisted of principal transactions of $17,115, commissions of $16,727, corporate finance fees of $11,971, syndicate and underwriting income of $3,269, and other income of $7,115. Expenses of Ladenburg for 1997 consisted of employee compensation and benefits of $42,495 and other expenses of $23,660. For 1996, Ladenburg's revenues consisted of principal transactions of $28,344, commissions of $17,755, corporate finance fees of $10,230, syndicate and underwriting income of $7,104 and other income of $8,527. Expenses of Ladenburg in 1996 consisted of employee compensation and benefits of $48,613 and other expenses of $23,692.

                  Revenues from the real estate operations in 1997 increased $3,508 due primarily to $3,490 in revenues of BrookeMil from February 1, 1997, the date of acquisition. Expenses of the real estate operations increased $10,590 due primarily to $11,448 in expenses of BrookeMil from the date of acquisition.

                  Thinking Machines' revenues in 1997 resulted from parallel processing computer sales and service of $3,386, software and maintenance revenue of $241, service revenues of $109, interest income of $117 and other income of $94. Thinking Machines' revenues in 1996 resulted from parallel processing computer sales and service of $15,017. Operating expenses of Thinking Machines in 1997 consisted of cost of sales of $3,463, $2,309 of which related to the parallel processing computer division, selling, general and administrative of $5,206 and research and development of $3,434. Operating expenses of Thinking Machines in 1996 consisted of $21,239 of costs associated with the parallel processing computer division, selling, general and administrative of $5,984 and research and development of $2,876. In 1996, Thinking Machines wrote down certain assets, principally inventory, associated with its parallel processing computer sales and service division to their net realizable value and recorded a charge of $6,200 for these reserves.

                  For 1997, the Company's revenues of $27,357 for corporate and other activities consisted primarily of net gains on investments of $19,800 and interest and dividends income of $3,252. The Company's revenues for corporate and other activities of $20,329 for 1996 consisted primarily of $12,001 of interest and dividend income, gain on termination of various service agreements with First Financial of $1,285 and net gain on investments of $2,528. During 1997, the principal component of net gain on investments consisted of $7,570 from sales of RJR Nabisco equity and $11,392 from sales of Milestone Scientific Inc. equity. During 1996, the net gain on investments consisted of the gain on the sale of the investment in a Brazilian airplane manufacturer of $4,285, the liquidation of two limited partnerships for a gain of $4,201, and the net realized gain on sales of investment securities held for sale of $1,347, net of the loss on the RJR Nabisco swap of $7,305.

                  Corporate and other expenses of $26,837 for 1997 consisted primarily of a provision for loss on a long-term investment of $3,796, employee compensation and benefits of $9,495 and interest expense of $1,640. Corporate and other expenses for 1996 of $22,746 consisted primarily of expenses related to the RJR Nabisco investment of $11,724, employee compensation and benefits of $7,262, and interest expense of $4,116, net of $9,706 in reversals of restructuring accruals. The reversal of restructuring accruals related primarily to the settlement of certain lease obligations which were prepetition claims. The amounts reversed were accrued in prior years upon the commencement of purported claims against the Company in bankruptcy court. The Company's accounting policy is to evaluate the remaining restructuring accruals on a quarterly basis and adjust liabilities as claims are settled or dismissed by the bankruptcy court. The Company did not reverse any restructuring accruals from continuing operations in 1997; however, reversals of $3,687 of accruals related to prepetition claims filed relating to the Company's money transfer business were recorded as income from discontinued operations in 1997.

                  Income tax expense for 1997 was $186 compared to $300 in 1996. Income tax expense for 1997 and 1996 related to state income taxes at Ladenburg in 1997 and 1996 and $107 of Russian profits tax at BrookeMil in 1997.

                  During the fourth quarter of 1996, the Company settled a receivable claim originally begun by Western Union Telegraph Company for a gain of $6,374 and reduced certain liabilities related to Western Union retirees by $784. The Company recorded the gain on settlement and liability reduction as a gain on disposal of discontinued operations of $7,158. During 1997, the Company recorded a gain on disposal of discontinued operations of $3,687 related to reversals in estimates of certain prepetition claims under Chapter 11 and restructuring which resulted from the Company's money transfer business.

THE YEAR 1996 COMPARED TO 1995

                  Consolidated total revenues for 1996 were $130,865 compared with $67,730 for 1995. The increase in revenues of $63,135 is attributable primarily to the operations of Ladenburg for twelve months in 1996 versus seven months of 1995, resulting in additional revenues of $31,542, the revenues of Thinking Machines of $15,017 and the leasing revenues of $23,559 resulting from the acquisition of the office buildings and eight shopping centers in January 1996.

                  Ladenburg's revenues for 1996 consisted of principal transactions of $28,344, commissions of $17,755, corporate finance fees of $10,230, syndicate and underwriting income of $7,104 and other income of $8,527. Expenses of Ladenburg for 1996 consisted of employee compensation and benefits of $48,613 and other expenses of $23,692. For 1995, from the date of acquisition, Ladenburg's revenues consisted of principal transactions of $18,237, commissions of $9,888, corporate finance fees of $5,942, syndicate and underwriting income of $1,683 and other income of $4,668. Expenses of Ladenburg for the same period in 1995 consisted of employee compensation and benefits of $25,530 and other expenses of $14,588.

                  In 1996, revenues from the office buildings were $14,707 and revenues from the shopping centers were $8,852. Expenses of the office buildings included interest of $7,491 and depreciation of $2,308, while expenses of the shopping centers included interest of $4,872 and depreciation of $1,314.

                  Thinking Machines' revenues in 1996 resulted from parallel processing computer sales of $15,017. Operating expenses of Thinking Machines in 1996 consisted of $21,239 of costs associated with the parallel processing computer division, selling, general and administrative of $5,984 and research and development expenses of $2,876. In 1996, Thinking Machines wrote down certain assets, principally inventory, associated with its parallel processing computer sales and service business to their net realizable value and recorded a charge of $6,200 for these reserves.

                  The Company's revenues from corporate and other activities of $20,329 for 1996 consisted primarily of $12,001 of interest and dividend income, gain on termination of various service agreements with First Financial of $1,285, and net gain on investments of $2,528. Corporate interest and dividend income decreased $4,290 from 1995 due primarily to the reduction in interest bearing investment securities in 1996. The net gain on investments consisted of the gain on the sale of the investment securities in 1996. The net gain on investments consisted of the gain on the sale of the investment in a Brazilian airplane manufacturer of $4,285, the liquidation of two limited partnerships for a gain of $4,201, and the net realized gain on sales of investment securities held for sale of $1,347, net of the loss on the RJR Nabisco swap of $7,305.

                  Corporate expenses for 1996 of $22,746 consisted primarily of expenses related to the RJR Nabisco investment of $11,724, employee compensation and benefits of $7,262 and interest expense of $4,116, net of $9,706 in reversals of restructuring accruals. Corporate expenses for 1995 consisted primarily of investment expenses of $6,279 and employee compensation and benefits of $5,464. Also reflected in corporate expense is the reversal of restructuring accruals of $9,706 in 1996 and $2,044 in 1995 resulting from the settlement of certain claims at amounts below the accrued liability.

                  Income tax expense for 1996 was $300 compared to $292 in 1995. Income tax expense for 1996 related primarily to state income taxes at Ladenburg. Income tax expense for 1995 represented the alternative minimum tax rate for federal tax purposes in addition to a blended state income tax rate.

                  During the fourth quarter of 1996, the Company settled a receivable claim originally begun by Western Union Telegraph Company for a gain of $6,374 and reduced certain liabilities related to Western Union Telegraph Company retirees by $784. The Company recorded the gain on settlement and liability reduction as a gain on disposal of discontinued operations of $7,158.

LIQUIDITY AND CAPITAL RESOURCES

                  The Company's working capital increased by $16,112 for the nine months ended September 30, 1998 and decreased by $95,096 for the year ended December 31, 1997 and $69,955 for the year ended December 31, 1996.

                  The Company's working capital increased to $6,626 at September 30, 1998 from a working capital deficit at $9,486 at December 31, 1997 as a result primarily of the sale of the office buildings, liquidations of various long-term investments and the contribution of Ducat Place II and Ducat Place III and the liabilities associated therewith to Western Realty Ducat. The amount was offset by changes in the Company's unrealized loss on marketable securities.

                  The Company's working capital decreased by $95,096 from $85,610 at December 31, 1996 to a deficit of $9,486 at December 31, 1997 as a result primarily of the purchase of BrookeMil and net purchases of long-term investments of $18,707 offset by the net sale of long-term investments of $2,807.

                  At December 31, 1996, the Company's net working capital was $85,610 and had decreased by $69,955 from $155,565 at December 31, 1995 as the result primarily of the payment of preferred dividends of $41,419, the repurchase of redeemable preferred stock of $10,530 and the purchase of and additions to the office buildings and shopping centers of $24,496. These items were offset by net liquidations of investments of $15,241.

                  During the first nine months of 1998, the Company's cash and cash equivalents increased from $11,606 to $25,463 due primarily to the sale of the office buildings and liquidations of long-term investments offset by capital expenditures of $18,387 and net sales of investments of $7,934.

                  During 1997, the Company's cash and cash equivalents decreased from $57,282 to $11,606 due primarily to the purchase of BrookeMil and net purchases of long-term investments offset by the net sale of long-term investments of $2,807.

                  During 1996, the Company's cash flows came primarily from the sale of its investments of $178,380 and the release of restricted assets of $29,159. These funds were used principally to repay margin loan financing of $75,119, to pay preferred dividends of $41,419, for purchase of additions to the office buildings and shopping centers of $24,496, and to fund operations ($22,699).

                  The capital expenditures for the nine months ended September 30, 1998 related principally to the development of the Kremlin sites ($15,171 at September 30, 1998). BrookeMil also held $809 in cash at September 30, 1998 which was restricted for future investment in the Kremlin sites. In acquiring its interest in one of the Kremlin sites, BrookeMil agreed with the City of Moscow to invest an additional $6,000 in 1999 and $22,000 in 2000 in the development of the property.

                  In June 1998, the Company and Apollo organized Western Realty Repin to make the Repin loan to BrookeMil. The proceeds from the Repin loan will be used by BrookeMil for the acquisition and preliminary development of the Kremlin sites. Through September 30, 1998, Western Realty Repin had advanced $19,067, of which $14,300 was funded by Apollo, under the loan. The loan, which bears no fixed interest, is payable only out of distributions, if made, by the entities owning the Kremlin sites. Distributions will be applied first to pay the principal of the loan and then as contingent participating interest on the loan. Rights of payment on the loan are subordinate to the rights of all other creditors of BrookeMil. BrookeMil used a portion of the proceeds to reimburse the Company for certain expenditures on the Kremlin sites.

                  The development of Ducat Place III and the Kremlin sites will require significant amounts of debt and other financing. The Company is actively pursuing various financing alternatives on behalf of Western Realty Ducat and BrookeMil. However, given the recent economic turmoil in Russia, there is a risk that such financing will not be available on acceptable terms. Failure to obtain sufficient capital for the projects would force Western Realty Ducat and BrookeMil to limit or delay the planned development of Ducat Place III and the Kremlin sites.

                  On September 28, 1998, the Company completed a sale of the office buildings to institutional investors for an aggregate purchase price of $112,400 before closing adjustments and expenses. The Company received approximately $13,000 in cash from the transaction before closing adjustments and expenses. The office buildings were subject to approximately $99,000 of mortgage financing, which was retired at closing. The Company recorded a gain of $4,682 associated with the sale of the office buildings. The Company may seek to dispose of other U.S. real estate holdings in the future.

                  In September 1998, the Company made a $2,000 loan due December 31, 1999 to its 73%-owned subsidiary Thinking Machines and acquired warrants to purchase additional shares in a rights offering. In September 1998, the Company made a one-year $950 loan to BGLS, an affiliate of the Company, bearing interest at 14% per annum.

                  Cash used for operating activities for the nine months ended September 30, 1998 decreased to $2,868 compared to $10,144 from the prior year. The difference is due primarily to cash provided from discontinued operations of $7,740, a decrease in the Company's loss from continuing operations of $6,486 and an $11,883 decrease in Ladenburg's net trading securities owned for the 1998 period versus a $15,090 increase for the 1997 period. These amounts were offset by gains on the sale of the office buildings and other long-term investments of $9,452 in 1998, the non-cash charge of $3,796 to operations in 1997 and decreases in accrued liabilities resulting principally from the contribution of Ducat Place II and Ducat Place III to Western Realty Ducat.

                  Cash used for operating activities for the year ended December 31, 1997 decreased to $249 compared to $22,699 for the year ended December 31, 1996. The difference is due primarily to the $19,708 increase in non-cash charges in 1997, consisting of increased depreciation and amortization of $4,657, a provision for losses on long-term investments of $2,795, reversals of restructuring accruals of $9,706 and non-cash stock compensation expense of $2,550, and increases in net working capital items of $12,354 in 1997, offset by an increase in net loss of $13,083.

                  Cash used for operating activities for the year ended December 31, 1996 increased to $22,699 compared to $7,136 for the year ended December 31, 1995. The difference is due primarily to a $25,737 decrease in net income and a $13,918 decrease in non-cash charges, consisting of a provision for losses on long-term investments of $10,789 and reversals of restructuring accruals of $7,662 from 1995 to 1996, offset by increases in depreciation and amortization of $4,149 and non-cash stock compensation expense of $384. The amount was offset by increases in net working capital items of $20,482 in 1996 as compared to 1995, due primarily to the payment of $32,517 in income taxes payable in 1995 associated with the prior year's sale of the money transfer business and other discontinued operations.

                  Cash flows provided from investing activities for the nine months ended September 30, 1998 were $113,902 compared to cash flows used for investing activities of $10,112 for the nine months ended September 30, 1997. The difference is attributable primarily to the sale of the office buildings for $111,292 in 1998, the net liquidation of long-term investments in 1998 of $17,305 and $20,014 used to acquire the BrookeMil stock in the 1997 period. The amount is offset by capital expenditures in 1998 of $18,387 compared with $6,208 in 1997 and greater net sales of investments in the 1997 period.

                  Cash flows used for investing activities for the year ended December 31, 1997 were $21,110 compared with cash flows provided from investing activities of $165,856 for the year ended December 31, 1996. The difference resulted from changes in net purchases and sales of investment securities of $132,547, purchases and liquidations of long-term investments of $30,818, restricted assets of $26,029 and acquisitions of businesses in 1997 of $18,099. The above-mentioned items were offset by net purchases of real estate of $25,760.

                  Cash flows provided from investing activities for the year ended December 31, 1996 were $165,856 compared with cash flows used in investing activities of $200,163 for the year ended December 31, 1995. The difference resulted from changes in net purchases and sales of investment securities of $355,151, payment of significantly higher prepetition claims and restructuring accruals in 1995 of $576,237, purchases and liquidations of long-term investments of $56,543 and the acquisition of Ladenburg in 1995, offset by changes in restricted assets of $312,475 and collection of a contract receivable of $300,000 in 1995. The above-mentioned items were offset by net purchases of real estate of $25,760 in 1996.

                  Cash flows used for financing activities increased to $97,177 for the nine months ended September 30, 1998 compared to $20,319 in the 1997 period. The difference consisted of the retirement of notes payable associated with the sale of the office buildings offset by the fundings of the Repin loan in the 1998 period and the payment of $21,500 of notes payable in the 1997 period.

                  Cash flows used in financing activities decreased to $24,317 for the year ended December 31, 1997 from $137,617 for the prior year. The difference was attributable primarily to the payment of preferred dividends in 1996 of $41,419, repurchases of Class A Senior Preferred Shares in 1996 of $10,530 and changes in the margin loan payable. The amount was offset by payment of long-term liabilities of $52,190.

                  Cash flows used in financing activities increased to $137,617 for the year ended December 31, 1996 from $117,129 for the prior year. The difference was attributable primarily to the changes in the Company's margin loan balance, offset by decreased payments of preferred dividends of $90,743 and a $37,231 change in the amount of redeemable preferred stock repurchased.

                  Of the $55,000 purchase price for the BrookeMil shares acquired by the Company on January 31, 1997, the Company paid $21,500 in cash at the closing and executed a note in the principal amount of $33,500 to Brooke (Overseas) for the balance. The note, which was collateralized by the BrookeMil shares, was paid during 1997. The source of funds used by the Company for the acquisition, including the payment of the note, was general working capital including cash and cash equivalents and proceeds from the sale of investment securities available for sale.

                  When the Company bought the BrookeMil shares, certain liabilities aggregating approximately $40,000 remained liabilities of BrookeMil after the closing. These liabilities included the $20,400 construction loan owed to Vneshtorgbank. In addition, the liabilities of BrookeMil at the time of purchase included approximately $13,800 of rents and related payments prepaid by tenants in Ducat Place II for periods generally ranging from 15 to 18 months.

                  In August 1997, BrookeMil refinanced all amounts due under the construction loan with borrowings under a new credit facility with the Russian bank SBS-Agro. The new credit facility bears interest at 16% per year, matures no later than August 2002 with principal payments commencing after the first year, and is collateralized by a mortgage on Ducat Place II and guaranteed by the Company. At September 30, 1998, borrowings under the new credit agreement totaled $19,949.

                  Of the $72,500 aggregate purchase price for the shopping centers acquired by the Company on January 11, 1996 from AP Century I., L.P., AP Century II, L.P., AP Century III, L.P., AP Century IV, L.P., AP Century V, L.P., AP Century VI, L.P., AP Century VIII, L.P., and AP Century IX, L.P., the Company paid $12,500 in cash at the closing. Under loan and security agreements, the Company executed eight promissory notes in the aggregate principal amount of $60,000 to the applicable selling partnership for the balance of the purchase price. Each note has a term of approximately five years and bears interest at the rate of 8% per annum for the first two and one-half years and 9% for the remainder of the term. There is no amortization of principal except out of payments made to obtain the release of mortgages from the property and to the extent net operating income from the shopping centers is available as provided in the loan and security agreements. On December 6, 1996, the Company sold a portion of one of the shopping centers for $1,750, and on November 10, 1997 the Company sold the Marathon shopping center for $5,400. At September 30, 1998, the aggregate principal amount of the promissory notes was $54,801.

                  Under agreements entered into after January 11, 1996, the closing date of the shopping center purchase, income from the shopping centers is paid to a trustee bank. Under these agreements, certain payments, including regular payments of principal and interest on existing senior mortgages to lenders to the partnerships on the Richland, Washington property and interest on the shopping center notes, are to be made before the Company receives income for such period from the shopping centers. In addition, under the shopping center notes, if the net operating income from the shopping centers does not cover the interest payments, the interest rate is reduced to a rate per annum not less than 6%. The interest otherwise payable will be deferred until the earlier of the date on which sufficient net operating income is available and the maturity date. The Company has also agreed to use any net income from the shopping centers it receives in excess of a specified return on its cash investment in the shopping centers to pay down principal on the shopping center notes.

                  Each shopping center note is collateralized by a purchase-money mortgage and an assignment of leases and rents, and the shopping center notes covering five of the properties are also secured by mortgages junior to the purchase-money mortgages and subordinated assignments of leases, rents and fixtures. With respect to the Richland, Washington shopping center, the purchase-money mortgage and junior mortgage together with corresponding assignments "wraps around" and is junior to the senior mortgage, and is in favor of the applicable partnership. The five shopping center notes covering the Marathon Shopping Center property, located in Marathon, Florida, the Village Royale Plaza Shopping Center property, located in Royale Palm Beach, Florida, the University Place property, located in Lincoln, Nebraska, the Coronado Shopping Center property, located in Santa Fe, New Mexico, the Holly Farm Shopping Center property, located in Milwaukee, Oregon, the Washington Plaza property located in Richland, Washington, the Marysville Towne Center property, located in Marysville, Washington and the Kanawha Mall property located in Charleston, West Virginia are cross-collateralized. The other three shopping center notes may also be cross-collateralized at the option of the applicable partnerships, provided certain conditions have been met. The shopping center notes are non-recourse against the Company, except for misappropriations of insurance and certain other proceeds, failures to apply rent and other income to required maintenance and taxes, environmental liabilities and certain other matters.

                  The Company expects that its available capital resources will suffice to fund its currently anticipated cash requirements for 1999, including the currently anticipated cash requirements of its operating businesses, investments, commitments, and payments of principal and interest on its outstanding indebtedness.

                                    BUSINESS

                  The Company was organized under the laws of New York in 1851. The principal executive office of the Company is located at 100 S.E. Second Street, Miami, Florida 33131, and the telephone number is (305) 579-8000.

                  On January 18, 1995, the Company emerged from bankruptcy reorganization proceedings and completed substantially all distributions to creditors under its bankruptcy plan. The plan was confirmed on November 1, 1994, and the Company disposed of certain assets. On July 29, 1996, the Company reincorporated from New York to Delaware and effected a one-for-20 reverse stock split of the Common Shares.

                  The Company is engaged through Ladenburg in the investment banking and brokerage business, through BrookeMil in real estate development in Russia, through its New Valley Realty division in the ownership and management of commercial real estate in the United States, and in the acquisition of operating companies.

LADENBURG THALMANN & CO. INC.

                  On May 31, 1995, the Company acquired all of the outstanding shares of common stock and other equity interests of Ladenburg for $25.8 million, net of cash acquired, subject to adjustment. Ladenburg is a full service broker-dealer which has been a member of the New York Stock Exchange since 1876. Its specialties include investment banking, trading, research, market making, private client services, institutional sales and asset management.

                  Ladenburg's investment banking area maintains relationships with businesses and provides them with research, advisory and investor relations support. Services include merger and acquisition consulting, management of and participation in underwriting of equity and debt financing, private debt and equity financing, and rendering appraisals, financial evaluations and fairness opinions. Ladenburg's listed securities, fixed income and over-the-counter trading areas trade a variety of financial instruments. Ladenburg's client services and institutional sales departments serve over 20,000 accounts worldwide and its asset management area provides investment management and financial planning services to numerous individuals and institutions.

                  Ladenburg has other subsidiaries specializing in merchant banking, venture capital and investment banking activities on an international level. Ladenburg Thalmann International, a wholly-owned subsidiary of Ladenburg, is engaged in corporate finance and capital markets activities in Russia and Ukraine, seeking mandates to raise capital for local corporate issuers in the international capital markets. This subsidiary, headquartered in New York City, has an office in Kiev, Ukraine.

                  In July 1997, this subsidiary, together with Societe Generale, formed a fund with an initial capitalization of $90.5 million for investment in public and private equity securities in Ukraine. The subsidiary's Kiev office serves as investment advisor to the fund.

BROOKEMIL LTD.

                  On January 31, 1997, the Company entered into a purchase agreement with Brooke (Overseas), under which the Company acquired the BrookeMil shares. Brooke (Overseas) is a subsidiary of Brooke, the Company's controlling stockholder. The shares comprise 99.1% of the outstanding shares of BrookeMil, a real estate development company in Russia.

                  The Company paid Brooke (Overseas) a purchase price of $55 million for the BrookeMil shares, consisting of $21.5 million in cash and the $33.5 million 9% note. The note, which was collateralized by the BrookeMil shares, was paid during 1997. The source of funds used by the Company for the acquisition, including the payment of the note, was general working capital including cash and cash equivalents and proceeds from the sale of investment securities available for sale. The amount of consideration paid by the Company was determined based on a number of factors including current valuations of the assets, future development plans, local real estate market conditions and prevailing economic and political conditions in Russia.

                  The Company retained independent legal counsel and financial advisors to assist the Company in evaluating and negotiating the transaction, which was approved by a special committee of the independent directors of the Company. As required by the bankruptcy plan, the transaction was approved by not less than two-thirds of the entire Board of Directors, including the approval of at least one of the directors elected by the holders of the Preferred Shares, and a fairness opinion from an investment banking firm was obtained. The stockholders of the Company did not vote on the BrookeMil transaction or the acquisition of Ladenburg or the office buildings and shopping centers described below, as their approval was not required by applicable corporate law or the Company's constituent documents.

                  BrookeMil is developing a three-phase complex on 2.2 acres of land in downtown Moscow, for which it has a 49-year lease. In 1993, the first phase of the project, Ducat Place I, a 46,500 sq. ft. Class-A office building, was successfully built and leased. On April 18, 1997, BrookeMil sold Ducat Place I to one of its tenants, Citibank, for approximately $7.5 million. This price had been reduced to reflect approximately $6.2 million of rent prepayments by Citibank. In 1997, BrookeMil completed construction of Ducat Place II, a premier 150,000 sq. ft. office building. Ducat Place II has been leased to a number of leading international companies including Motorola, Conoco, Lukoil-Arco and Morgan Stanley. Ducat Place II is one of the leading modern office buildings in Moscow due to its design and full range of amenities. The third phase, Ducat Place III, is being developed as a 450,000 sq. ft. office tower, with construction anticipated to commence in 1999. The site of the proposed third phase of the project is currently used by Liggett-Ducat Ltd., an affiliate of Brooke and BGLS, as the site for its tobacco factory under a use agreement with BrookeMil, terminable by BrookeMil on 270 days' notice. In addition, the Company has the right to require Brooke (Overseas) and BGLS to repurchase this site for the then appraised fair market value, but in no event less than $13.6 million, during the period Liggett-Ducat Ltd. operates the factory on such site. Liggett-Ducat Ltd., which is constructing a new factory on the outskirts of Moscow currently scheduled to be operational by mid-1999, will vacate the site upon completion of the new factory.

                  Under the BrookeMil purchase agreement, certain specified liabilities of BrookeMil aggregating approximately $40 million remained as liabilities of BrookeMil after the purchase of the BrookeMil shares. These liabilities included the construction loan. In addition, the liabilities of BrookeMil at the time of purchase included approximately $13.8 million of rents and related payments prepaid by tenants in Ducat Place II for periods generally ranging from 15 to 18 months.

                  In August 1997, BrookeMil refinanced all amounts due under the construction loan with borrowings under a new credit facility with the Russian bank SBS-Agro. The new credit facility bears interest at 16% per year, matures no later than August 2002 with principal payments commencing after the first year, and is collateralized by a mortgage on Ducat Place II and guaranteed by the Company. At September 30, 1998, borrowings under the new credit agreement totaled $19.9 million.

                  WESTERN REALTY DUCAT. In February 1998, the Company and Apollo Real Estate Investment Fund III, L.P. organized Western Realty Ducat to make real estate and other investments in Russia. The Company agreed to contribute the real estate assets of BrookeMil, including Ducat Place II and the site for Ducat Place III, to Western Realty Ducat, and Apollo agreed to contribute up to $58.75 million, including the investment in Western Realty Repin discussed below. Through September 30, 1998, Apollo had funded $30.55 million of its investment in Western Realty Ducat.

                  The ownership and voting interests in Western Realty Ducat will be held equally by Apollo and the Company. Apollo will be entitled to a preference on distributions of cash from Western Realty Ducat to the extent of its investment ($40 million), together with a 15% annual rate of return. The Company will then be entitled to a return of $20 million of BrookeMil-related expenses cash and incurred invested by the Company since March 1, 1997, together with a 15% annual rate of return. Subsequent distributions will be made 70% to the Company and 30% to Apollo. Western Realty Ducat will be managed by a Board of Managers consisting of an equal number of representatives chosen by Apollo and the Company. Material corporate transactions by Western Realty Ducat will generally require the unanimous consent of the Board of Managers. Accordingly, the Company accounts for its non-controlling interest in Western Realty
Ducat on the equity method.

                  The Company, Brooke and their affiliates have other business relationships with affiliates of Apollo. On January 11, 1996, the Company acquired from an affiliate of Apollo eight shopping centers for $72.5 million. The Company and pension plans sponsored by BGLS have invested in investment partnerships managed by an affiliate of Apollo. Affiliates of Apollo own a substantial amount of debt securities of BGLS and warrants to purchase common stock of Brooke.

                  Western Realty Ducat will seek additional real estate and other investments in Russia. Western Realty Ducat has made a $30 million participating loan to, payable out of a 30% profits interest in, a company organized by Brooke (Overseas) which owns an industrial site and manufacturing facility being constructed on the outskirts of Moscow by a subsidiary of Brooke (Overseas).

                  WESTERN REALTY REPIN. In June 1998, the Company and Apollo organized Western Realty Repin to make a loan to BrookeMil. The proceeds of the loan will be used by BrookeMil for the acquisition and preliminary development of the Kremlin sites, two adjoining sites totaling 10.25 acres located on the Sofiskaya Embankment of the Moscow River. The sites are directly across the river from the Kremlin and have views of the Kremlin walls, towers and nearby church domes. BrookeMil is planning the development of a 1.1 million sq. ft. hotel, office, retail and residential complex on the Kremlin sites. BrookeMil owned 94.6% of one site and 52% of the other site at September 30, 1998. Apollo will be entitled to a preference on distributions of cash from Western Realty Repin to the extent of its investment of $18.75 million, together with a 20% annual rate of return, and the Company will then be entitled to a return of its investment of $6.25 million, together with a 20% annual rate of return. Subsequent distributions will be made 50% to the Company and 50% to Apollo. Western Realty Repin will be managed by a board of managers consisting of an equal number of representatives chosen by Apollo and the Company. Material corporate transactions by Western Realty Repin will generally require the unanimous consent of the board of managers.

                  Through September 30, 1998, Western Realty Repin had advanced $19.07 million, of which $14.3 million was funded by Apollo, under the Repin loan. This loan is classified in other long-term obligations on the September 30, 1998 condensed consolidated balance sheet included in the Unaudited Interim Condensed Consolidated Financial Statements appearing elsewhere in this proxy statement/prospectus. The loan bears no fixed interest and is payable only out of distributions by the entities owning the Kremlin sites to BrookeMil. Such distributions must be applied first to pay the principal of the loan and then as contingent participating interest on the loan. Any rights of payment on the loan are subordinate to the rights of all other creditors of BrookeMil. BrookeMil used a portion of the proceeds of the loan to reimburse the Company for certain expenditures on the Kremlin sites previously incurred. The loan is due and payable upon the dissolution of BrookeMil and is collateralized by a pledge of the Company's shares of BrookeMil.

                  As of September 30, 1998, BrookeMil had invested $15.17 million in the Kremlin sites and held approximately $809,000 in cash, which was restricted for future investment. In acquiring its interest in one of the Kremlin sites, BrookeMil agreed with the City of Moscow to invest an additional $1.2 million in 1999 and $22 million in 2000 in the development of the property.

NEW VALLEY REALTY DIVISION

                  ACQUISITION OF OFFICE BUILDINGS AND SHOPPING CENTERS. In January 1996, the Company acquired the office buildings and shopping centers for an aggregate purchase price of

$183.9 million, consisting of $23.9 million in cash and $160 million in non-recourse mortgage financing provided by the sellers. The office buildings and shopping centers have been operated through the Company's New Valley Realty division. On September 28, 1998, the Company sold the office buildings.

                  The office buildings consisted of two adjacent commercial office buildings in Troy, Michigan and two adjacent commercial office buildings in Bernards Township, New Jersey. The Company acquired the office buildings in Michigan from Bellemead of Michigan, Inc. and the office buildings in New Jersey from Jared Associates, L.P., for an aggregate purchase price of $111.4 million. Each seller was an affiliate of Bellemead Development Corporation, which was indirectly wholly-owned by The Chubb Corporation. The purchase price for the office buildings was $23.5 million for the 700 Tower Drive property, located in Troy, Michigan; $28.1 million for the 800 Tower Drive property, located in Troy, Michigan; $48.3 million for the Westgate I property, located in Bernards Township, New Jersey; and $11.4 million for the Westgate II property, located in Bernards Township, New Jersey. The two Michigan buildings were constructed in 1987 and the two New Jersey buildings were constructed in 1991. The gross square footage of the office buildings ranged from approximately 50,300 square feet to approximately 244,000 square feet.

                  The Company acquired a fee simple interest in each office building subject to certain rights of existing tenants, together with a fee simple interest in the land underlying three of the office buildings and a 98-year ground lease underlying one of the office buildings. Under the ground lease, Bellemead Michigan, as lessor, was entitled to receive rental payments of a fixed monthly amount and a specified portion of the income received from the 700 Tower Drive property. Space in the office buildings was leased to commercial tenants and the office buildings were fully occupied at the time of the sale.

                  On January 11, 1996, the Company acquired the shopping centers for an aggregate purchase price of $72.5 million. Each seller was an affiliate of Apollo. The shopping centers are located in Marathon and Royal Palm Beach, Florida; Lincoln, Nebraska; Santa Fe, New Mexico; Milwaukee, Oregon; Richland and Marysville, Washington; and Charleston, West Virginia. The Company acquired a fee simple interest in each shopping center and the underlying land for each property. Space in the shopping center is leased to a variety of commercial tenants and, as of September 30, 1998, the aggregate occupancy of the shopping centers was approximately 94%. The shopping centers were constructed at various times during the period 1963-1988. The gross square footage of the shopping centers ranges from approximately 108,500 square feet to approximately 222,500 square feet.

                  The purchase price paid for the shopping centers was as follows: $3.9 million for the Marathon Shopping Center property, located in Marathon, Florida; $9.8 million for the Village Royale Plaza Shopping Center property, located in Royal Palm Beach, Florida; $6 million for the University Place property, located in Lincoln, Nebraska; $9.6 million for the Coronado Shopping Center property, located in Santa Fe, New Mexico; $7.3 million for the Holly Farm Shopping Center property, located in Milwaukee, Oregon; $10.6 million for the Washington Plaza property, located in Richland, Washington; $12.4 million for the Marysville

Towne Center property, located in Marysville, Washington; and $12.9 million for the Kanawha Mall property, located in Charleston, West Virginia. The properties are subject to an underlying mortgage to a single lender.

                  When it acquired the shopping centers, the Company engaged a property-management firm, whose principals were the former minority partners in the sellers that had previously operated the shopping centers, to act as the managing and leasing agent. Effective December 31, 1996, this firm's engagement was terminated, and Kravco Company was engaged as managing and leasing agent for the Kanawha Mall and Insignia Commercial Group, Inc. as managing and leasing agent for the remaining shopping centers.

                  SALE OF PROPERTIES. On November 10, 1997, the Company sold its Marathon, Florida shopping center for $5.4 million and recognized a gain of $1.2 million on the sale.

                  On September 28, 1998, the Company sold the office buildings to institutional investors for an aggregate purchase price of $112.4 million and recognized a gain of $4.4 million on the sale. The Company received approximately $13 million in cash from the transaction before closing adjustments and expenses. The office buildings were subject to approximately $99 million of mortgage financing which was retired at closing.

                  The Company sold the office buildings in Michigan to PW/MS OP Sub I, LLC, a Delaware limited liability company, and the office buildings in New Jersey to OTR, an Ohio general partnership acting as the duly authorized nominee of The State Teachers Retirement System of Ohio. Before the closing of the sale, the Michigan purchaser assigned and delegated to the New Jersey purchaser its rights and obligations under the agreement pertaining to the purchase of the office buildings in New Jersey. The sale was negotiated on an arm's-length basis between the Company and the Michigan purchaser.

OTHER ACQUISITIONS AND INVESTMENTS

THINKING MACHINES CORPORATION

                  Thinking Machines, the Company's 73% owned subsidiary, designs, develops, markets and supports software offering prediction-based management solutions under the name LoyaltyStreamTM for businesses such as financial services and telecommunications providers. This software is designed to help reduce customer attrition, control costs, more effectively cross-sell or bundle products or services and manage risks. Incorporated in LoyaltyStream is DarwinR, a data mining software tool set with which a customer can analyze large amounts of its pre-existing data as well as external demographics data to predict behavior or outcomes. The customer can then send this information through systems integration to those divisions of the customer which can use it to more effectively anticipate and solve business problems. To date, no material revenues have been recognized by Thinking Machines from the sale or licensing of such software and services.

                  In February 1996, a subsidiary of the Company made a $10.6 million investment and acquired a controlling interest in Thinking Machines when Thinking Machines emerged from bankruptcy. In December 1997, the Company acquired additional shares for $3.15 million in a rights offering, thus increasing its ownership to approximately 73% of the outstanding Thinking Machines shares. In September 1998, the Company made a $2 million loan due December 31, 1999 to Thinking Machines and acquired warrants to purchase additional shares in a rights offering.

                  During the fourth quarter of 1996, Thinking Machines announced its intention to dispose of its parallel processing computer sales and service business. As a result, Thinking Machines wrote down certain assets, principally inventory, related to these operations to their net realizable value by $6.1 million. Thinking Machines sold its parallel processing software business on November 19, 1996 for $4.3 million and sold its remaining parallel processing service business in April 1997 for $2.4 million in cash and a percentage of certain future operating profits. During 1997, Thinking Machines received profit participation payments totaling $1.2 million.

                  PC411. At September 30, 1998, the Company owned approximately 48% of the outstanding shares of PC411, a development stage company which completed an initial public offering with net proceeds of $5.9 million in May 1997. PC411 is engaged in the marketing of an inventory control system for tobacco products through its subsidiary, Controlled Distribution Systems, Inc., and holds a minority interest in a business engaged in the delivery of an on-line electronic directory information service.

                  MISCELLANEOUS INVESTMENTS. As of September 30, 1998, long-term investments consisted primarily of investments in limited partnerships of $9.7 million. The Company determined that an other than temporary impairment in the value of its investment in a joint venture had occurred and wrote down this investment to zero in 1997 with a charge to operations of $3.8 million.

                  The Company may acquire additional operating businesses through merger, purchase of assets, stock acquisition or other means, or seek to acquire control of operating companies through one of such means.

BANKRUPTCY REORGANIZATION

                  On November 15, 1991, an involuntary petition under the Bankruptcy Code was commenced against the Company. On March 31, 1993, the Company consented to the entry of an order for relief under the Bankruptcy Code.

                  On November 1, 1994, the bankruptcy court entered an order confirming the Company's bankruptcy plan. In addition to providing for the sale of assets to First Financial, the plan provided for:

                  o the satisfaction of allowed claims in full, in cash, including settlement of all issues relating to post-petition interest,

                  o the discharge unless otherwise specifically provided of all pending lawsuits, prepetition indebtedness other than disputed claims, accrued interest and post-petition interest, and

                  o the reinstatement of the Class A Senior Preferred Shares, the Class B Preferred Shares, the Common Shares, and all other equity security interests in the Company.

                  The plan required the Company to pay a $50 per share cash dividend to the holders of the Class A Senior Preferred Shares and to make a tender offer to purchase up to 150,000 Class A Senior Preferred Shares at a price of $80 per share.

                  The bankruptcy plan places restrictions on and requires approvals for certain transactions with Brooke and its affiliates to which the Company or a subsidiary of, or entity controlled by, the Company is a party. Subject to certain exceptions for transactions involving less than $1 million in a year or pro rata distributions on the Company's capital stock, these transactions must be approved by not less than two-thirds of the entire Board, including at least one of the directors elected by the holders of the Preferred Shares. In addition, the Board must obtain a fairness opinion from an investment banking firm. Under the plan, whenever the Certificate of Incorporation provides for the vote of the holders of the Class A Senior Preferred Shares, the vote must include the affirmative vote of either 80% of the outstanding shares of the class or a simple majority of all shares of the class voting, excluding shares beneficially owned by Brooke. These provisions of the plan will terminate upon consummation of the recapitalization.

                  When the bankruptcy plan became effective, the Company paid approximately $550 million on account of allowed prepetition claims and emerged from bankruptcy. At September 30, 1998, the Company's remaining accruals totaled approximately $12.6 million for unsettled prepetition claims and restructuring accruals.

DISCONTINUED OPERATIONS

                  Under the bankruptcy plan, on November 15, 1994, the Company sold the assets and operations of its core business, the money transfer business, including the capital stock of its money transfer subsidiary and certain related assets, to First Financial. On January 13, 1995, it sold to First Financial all of the trademarks and tradenames used in the money transfer business, constituting the Western Union name and trademark. The aggregate purchase price was approximately $1,193 million, and included $893 million in cash and $300 million representing the assumption by First Financial of substantially all of the Company's obligations under the Western Union pension plan. The Company recognized a gain on this sale of approximately $1,056 million in 1994.

                  The First Financial agreement required the Company to pay $7 million to terminate various service agreements with First Financial. The Company recognized a gain on the termination of these service agreements over approximately $1.3 million representing the excess over the amounts previously accrued under these agreements.

                  Through October 1, 1995, the Company was engaged in the messaging services business through a wholly-owned subsidiary. On October 31, 1995, the Company sold substantially all of the assets exclusive of certain contracts and conveyed substantially all of the liabilities of the subsidiary to First Financial for $20 million, subject to certain adjustments. This transaction was effective as of October 1, 1995. The Company recognized a gain on this sale of approximately $13 million during the fourth quarter of 1995.

EMPLOYEES

                  At December 31, 1997, the Company had approximately 438 full-time employees of which approximately 382 were employed by Ladenburg. The Company believes that relations with its employees are satisfactory.

PROPERTIES

                  The Company's principal executive office is in Miami, Florida, where it shares offices with Brooke and various of their subsidiaries. The Company has entered into an expense sharing agreement for use of such office space. Ladenburg's principal offices are located in New York. Ladenburg leases approximately 74,000 square feet of office space under a lease that expires on June 30, 2015. The Company's operating and investment properties are described above.

LEGAL PROCEEDINGS

                  On January 18, 1995, approximately $550 million of the approximately $620 million of prepetition claims were paid under the bankruptcy plan. Another $57 million of prepetition claims and restructuring accruals have been settled and paid or adjusted since January 18, 1995. The remaining prepetition claims may be subject to future adjustments depending on pending discussions with the various parties and the decisions of the bankruptcy court.

                  On or about March 13, 1997, a stockholder derivative suit was filed in the Delaware Chancery Court against the Company, as a nominal defendant, its directors and Brooke. The suit alleges that the Company's purchase of the BrookeMil shares constituted a self-dealing transaction which involved the payment of excessive consideration by the Company. The plaintiff seeks a declaration that the Company's directors breached their fiduciary duties, Brooke aided and abetted these breaches and these parties are therefore liable to the Company, and unspecified damages to be awarded to the Company. The Company's time to respond to the complaint has not yet expired. The Company believes that the allegations are without merit. Although there can be no assurances, the Company believes, after consultation with counsel, that the ultimate resolution of this matter will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                  The Company is a defendant in various lawsuits and may be subject to unasserted claims primarily concerning its activities as a securities broker-dealer and its participation in public underwritings. These lawsuits involve claims for substantial or indeterminate amounts and are in varying stages of legal proceedings. In the opinion of the Company, after consultation with counsel, the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

                  The Company's current directors are listed under "- Board of Directors and Committees." The table below, together with accompanying text, presents certain information regarding all current executive officers of the Company as of the record date. There are no family relationships among the executive officers of the Company. Each of the executive officers of the Company serves until the election and qualification of his successor or until his death, resignation or removal by the Board.


                                                                                              YEAR INDIVIDUAL
                                                                                              BECAME AN
                                                                                              EXECUTIVE
              NAME                AGE                           POSITION                      OFFICER
              ----                ---                           --------                      ---------------
Bennett S. LeBow.............     60         Chairman of the Board and Chief Executive        1988
                                             Officer

Howard M. Lorber.............     50         President and Chief Operating Officer            1994

Richard J. Lampen............     45         Executive Vice President and General Counsel     1995

J. Bryant Kirkland III.......     33         Vice President, Treasurer and Chief Financial    1998
                                             Officer

Marc N. Bell.................     37         Vice President, Associate General Counsel and    1998
                                             Secretary

                  BENNETT S. LEBOW has been Chairman of the Board of the Company since January 1988 and Chief Executive Officer thereof since November 1994 and currently holds various positions with the Company's subsidiaries. See "NOMINATION AND ELECTION OF DIRECTORS."

                  HOWARD M. LORBER has been President and Chief Operating Officer of the Company since November 1994 and serves as a director of the Company. See "NOMINATION AND ELECTION OF DIRECTORS."

                  RICHARD J. LAMPEN has been Executive Vice President and General Counsel of the Company since October 1995 and serves as a director of the Company. See "NOMINATION AND ELECTION OF DIRECTORS."

                  J. BRYANT KIRKLAND III has been Vice President, Treasurer and Chief Financial Officer of the Company since January 1998 and since November 1994 has served in various financial capacities with the Company and with Brooke and BGLS. Mr. Kirkland has served as Vice President and Chief Financial Officer of PC411 since January 1998 and as a director of PC411 since November 1998. Before November 1994, Mr. Kirkland served as Director of Financial Planning and Control of Liggett.

                  MARC N. BELL has been the Vice President of the Company since February 1998 and has served as Associate General Counsel and Secretary of the Company since November 1994. Since May 1994, Mr. Bell has served as General Counsel and Secretary of Brooke and BGLS and since January 1998 as Vice President. Before May 1994, Mr. Bell was with the law firm of Zuckerman, Spaeder, Taylor & Evans in Miami, Florida and from June 1991 to May 1993, with the law firm of Fischbein Badillo Wagner Harding in New York, New York.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information regarding all persons known by the Company to own beneficially more than 5% of any class of its voting securities as of the record date and as adjusted for the recapitalization. The number of shares beneficially owned by each beneficial owner listed above is based upon the numbers reported by such owner in documents publicly filed with the SEC, publicly available information or information available to the Company. The percentage of each class is calculated based on the total number of shares of each class outstanding on the record date. The number of shares and percentage of class include shares of which such beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.



                                                                                                         AS ADJUSTED FOR
                                                           AS OF RECORD DATE                             RECAPITALIZATION
                                                       -------------------------   ------------------------------------------------
                                                                                   NUMBER                    NUMBER
                                                       NUMBER OF      PERCENTAGE     OF        PERCENTAGE      OF         PERCENTAGE
     NAME AND ADDRESS            TITLE OF CLASS         SHARES         OF CLASS    SHARES       OF CLASS     WARRANTS      OF CLASS
----------------------------    ----------------       ---------      ----------   ------      ---------    -----------  -----------
Bennett S. LeBow                Class A Senior         618,326(1)         57.7%        --          --              --         --
Brooke Group Ltd.                  Preferred Shares
BGLS Inc.                       Class B                250,885(1)          8.9%        --          --              --         --
  100 S.E. Second Street           Preferred Shares
  Miami, FL 33131               Common Shares        4,094,253(2)         42.3%   12,849,119     55.1%(5)   3,069,664       17.2%
New Valley Holdings, Inc.
  204 Plaza Centre
  3505 Silverside Road
  Wilmington, DE 19810

Canpartners                     Class A Senior          57,118(3)          5.3%           --       --              --         --
  Incorporated                     Preferred Shares
Canyon Capital                  Common Shares               --              --     1,142,360      4.9%(6)      57,118          *
  Management, L.P
Mitchell R. Julis
Joshua S. Friedman
R. Christian B. Evensen
  Suite 200
  9665 Wilshire Boulevard
  Beverly Hills, CA 90212

ITT Industries, Inc.            Common Shares          719,571(4)          7.5%       71,957         *(7)     215,871        1.2%
  4 West Red Oak Lane
  White Plains, NY 10604


---------------

*        The percentage beneficially owned does not exceed 1% of the class.

(1) Based on Amendment No. 16 to Schedule 13D dated January 30, 1996, filed jointly by Brooke, BGLS, New Valley Holdings Inc., a direct wholly-owned subsidiary of BGLS, and Bennett S. LeBow, and Amendment No. 1 to Schedule 13D dated January 30, 1996, relating to the Class B Preferred Shares, filed jointly by the foregoing persons except for NV Holdings. According to the filings, BGLS exercises sole voting power and sole dispositive power, subject to the pledge described below, over 19,748 Common Shares (less than 1% of such class) and 250,885 Class B Preferred Shares (approximately 8.9% of such class), and NV Holdings exercises sole voting power and sole dispositive power, subject to the pledge, over 3,969,962 Common Shares (approximately 41.5% of such class) and 618,326 Class A Senior Preferred Shares (approximately 57.7% of such class).

         Each of BGLS and NV Holdings disclaims beneficial ownership of the shares beneficially owned by the other under Rule 13d-3 under the Exchange Act, or for any other purpose. Each of Brooke and Mr. LeBow disclaims beneficial ownership of these shares under Rule 13d-3, or for any other purpose.

         BGLS and NV Holdings have pledged their Company shares to secure certain notes issued by BGLS. The securities issued in the recapitalization will be subject to the pledge and must be delivered to the trustee to perfect the lien. The indenture also provides for restrictions on certain affiliated transactions between the Company and Brooke, BGLS and their affiliates, as well as for certain restrictions on the use of future distributions received from the Company.

(2) Of such Common Shares, 104,543 represent shares which could be acquired by conversion of the Class B Preferred Shares held by BGLS, as to which Mr. LeBow disclaims beneficial ownership.

(3) Canyon Capital Management, L.P. is an investment advisor to various managed accounts. Canpartners Incorporated, its general partner, and Messrs. Julis, Friedman and Evensen own 100% of Canpartners Incorporated. The named entities and individuals have reported that, as of March 20, 1998, they had shared power to vote or to direct the voting and shared power to dispose or direct the disposition of 57,118 Class A Senior Preferred Shares.

(4) ITT Industries, Inc. (as the successor in interest to ITT Corporation) reported that, as of May 15, 1991, it had sole power to vote or to direct the voting and sole power to dispose or direct the disposition of 719,571 Common Shares.

(5) Assuming exercise of the warrants held by the named individual and entities only, the percentage of class would be 60.3%. Assuming exercise of all outstanding warrants, the percentage of class would be 38.6%.

(6) Assuming exercise of the warrants held by the named individuals and entities only, the percentage of class would be 5.1%. Assuming exercise of all outstanding warrants, the percentage of class would be 2.9%.

(7) Assuming exercise of the warrants held by the entity only, the percentage of class would be 1.2%. Assuming exercise of all outstanding warrants, the percentage of class would be .7%.


                  The following table sets forth, as of the record date and as adjusted for the recapitalization, the beneficial ownership of the Company's equity securities by each of the Company's directors and nominees, each of the executive officers named in the Summary Compensation Table below and all directors and executive officers as a group. The percentage of each class is calculated based on the total number of shares of each class outstanding on the record date. The percentage of each class includes shares of which such person has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Exchange Act.


                                                                                                         AS ADJUSTED FOR
                                                           AS OF RECORD DATE                             RECAPITALIZATION
                                                       -------------------------   ------------------------------------------------
                                                                                   NUMBER                    NUMBER
                                                         NUMBER OF    PERCENTAGE     OF        PERCENTAGE      OF         PERCENTAGE
     NAME AND ADDRESS            TITLE OF CLASS           SHARES       OF CLASS    SHARES       OF CLASS     WARRANTS      OF CLASS
----------------------------    ----------------         ---------    ----------   ------      ---------    -----------  -----------
Bennett S. LeBow(1)(4)        Class A Senior Preferred     618,326       57.7%         ---         ---           ---          ---
                                 Shares
                              Class B Preferred Shares     250,885        8.9%         ---         ---           ---          ---
                              Common Shares              4,094,253       42.3%      12,849,119     55.1%(7)   3,069,664      17.2%

Howard M. Lorber(2)(4)        Class A Senior Preferred      36,000        3.4%         ---         ---           ---          ---
                                 Shares
                              Class B Preferred Shares      32,332        1.1%         ---         ---           ---          ---
                              Common Shares                123,846        1.3%         741,815     3.2%(8)      230,773       1.3%

Richard J. Lampen(4)          Class A Senior Preferred           0        ---                0     ---           ---          ---
                                 Shares
                              Class B Preferred Shares           0        ---                0     ---           ---          ---
                              Common Shares                      0        ---                0     ---           ---          ---

Ronald J. Kramer(5)           Class A Senior Preferred           0        ---                0     ---           ---          ---
                                  Shares
                              Class B Preferred Shares           0        ---                0     ---           ---          ---
                               Common Shares                     0        ---                0     ---           ---          ---

Arnold I. Burns(5)            Class A Senior Preferred           0        ---                0     ---           ---          ---
                                 Shares
                              Class B Preferred Shares           0        ---                0     ---           ---          ---
                              Common Shares                      0        ---                0     ---           ---          ---

Henry C. Beinstein(3)(5)      Class A Senior Preferred           0        ---                0     ---           ---          ---
                                 Shares
                              Class B Preferred Shares      34,500        1.3%         ---         ---           ---          ---
                              Common Shares                 14,376         .1%          11,500        *(9)      172,500       1.0%

Barry W. Ridings(5)           Class A Senior Preferred           0        ---                0     ---           ---          ---
                                 Shares
                              Class B Preferred Shares           0        ---                0     ---           ---          ---
                              Common Shares                      0        ---                0     ---           ---          ---

Robert M. Lundgren(6)         Class A Senior Preferred           0        ---                0     ---           ---          ---
                                 Shares
                              Class B Preferred Shares           0        ---                0     ---           ---          ---
                              Common Shares                      0        ---                0     ---           ---          ---

All directors and
executive officers as
a group (9 persons)(1)        Class A Senior Preferred     654,326        61.1%        ---         ---           ---          ---
                                 Shares
                              Class B Preferred Shares     317,717        11.3%        ---         ---           ---          ---
                              Common Shares              4,232,475        43.1%     13,602,434     58.3%(10)  3,472,937      19.4%

----------

*        The  percentage beneficially owned does not exceed 1% of the class.

(1) Includes the BGLS shares, the NV Holding shares and 104,543 Common Shares which could be acquired by conversion of the Class B Preferred Shares held by BGLS, as to which Mr. LeBow disclaims beneficial ownership. See footnotes (2) and (3) to the preceding table.

 (2) Mr. Lorber possesses voting power over his Class A Senior Preferred Shares. All of the Class B Preferred Shares and 110,000 of the Common Shares represent shares that are subject to employee stock options exercisable within 60 days of the record date. Of the Common Shares, 375 are held in a Keogh Plan for the benefit of Mr. Lorber and 13,471 Common Shares could be acquired by conversion of the Class B Preferred Shares.

(3) Includes 2,500 Class B Preferred Shares held in an individual retirement account for his spouse, as to which shares Mr. Beinstein disclaims beneficial ownership. Includes 14,376 Common Shares which could be acquired by conversion of the Class B Preferred Shares. Mr. Beinstein disclaims beneficial ownership over 1,041 of these Common Shares, as such shares relate to the Class B Preferred Shares beneficially owned by his spouse.

(4) The named individual is a director and an executive officer of the Company.

(5)      The named individual is a director of the Company.

(6) The named individual resigned as an executive officer of the Company in January 1998.

(7) Assuming exercise of the warrants held by the named individual only, the percentage of class would be 60.3%. Assuming exercise of all outstanding warrants, the percentage of class would be 38.6%.

(8) Assuming exercise of the warrants held by the named individual only, the percentage of class would be 4.1%. Assuming exercise of all outstanding warrants, the percentage of class would be 2.4%.

(9) Assuming exercise of the warrants held by the named individual only, the percentage of class would be .8%. Assuming exercise of all outstanding warrants, the percentage of class would be .4%.

(10) Assuming exercise of the warrants held by the group only, the percentage of class would be 63.4%. Assuming exercise of all outstanding warrants, the percentage of class would be 41.4%.

BOARD OF DIRECTORS AND COMMITTEES

                  During 1998, the Board held two meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and of each committee of which he was a member held during such period. During that period, the Executive Committee, currently composed of Messrs. LeBow, as Chairman, Lorber and Burns, and the Audit Committee, currently composed of Messrs. Beinstein and Ridings, each met once.

                  The Executive Committee exercises, in the intervals between meetings of the Board, all the powers of the Board in the management and affairs of the Company.

                  The Audit Committee reviews, with the Company's independent auditors, the scope and plan of the audit, the adequacy of internal controls and the preparation of financial statements, and reports and makes recommendations to the Board with respect to these matters.

                  In November 1994, the Board determined not to have a separate compensation committee and to act on compensation matters as a committee of the whole. The Company does not have a nominating committee.

                  In November 1998, the Board appointed a special committee, composed of Messrs. Beinstein, Burns and Ridings, to review the terms of the plan of recapitalization. The special committee met twice prior to the Board's adoption of the plan of recapitalization.

EXECUTIVE COMPENSATION

                  The following table sets forth information concerning compensation awarded to, earned by or paid during the past three years to those persons who were, at December 31, 1997, the Company's Chief Executive Officer and the other executive officers whose cash compensation exceeded $100,000.


                         SUMMARY COMPENSATION TABLE (1)


                                            ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                  -----------------------------------    --------------------------
                                                                                        SECURITIES
                                                                         RESTRICTED     UNDERLYING
NAME                                                                        STOCK        OPTIONS
AND PRINCIPAL POSITION            YEAR          SALARY         BONUS       AWARD(S)         (#)
------------------------------    ----        ----------     --------    ----------     -----------
Bennett S. LeBow                  1997        $2,000,000           --            --            --
 Chairman and Chief Executive     1996         2,000,000           --            --            --
 Executive Officer                1995         1,894,823           --            --            --

Howard M. Lorber                  1997        $1,400,000     $976,544(2)         --            --
 President and Chief Operating    1996         1,250,000      300,000    $4,356,000(3)    427,000(4)
 Operating Officer                1995           956,376      500,000            --            --

Richard J. Lampen                 1997          $650,000           --            --            --
 Executive Vice President and     1996           600,000     $100,000            --            --
 General Counsel(5)               1995           150,000      100,000            --            --

Robert M. Lundgren(6)             1997          $108,972           --            --            --
 Vice President, Chief Financial  1996            90,000     $ 15,000
 Financial Officer and
 Treasurer


--------------



(1) The aggregate value of perquisites and other personal benefits received by the named executive officers are not reflected because the amounts were below the reporting requirements established by SEC rules.

(2) Includes $476,544 paid to Mr. Lorber under the Company's obligation to reimburse him for taxes relating to the vesting of the 1996 restricted stock award. See "- Employment Agreements."

(3) Represents an award of 36,000 Class A Senior Preferred Shares valued based on the closing price on the date of issuance. Subject to earlier vesting upon a change of control, the shares vest in six equal annual installments commencing on July 1, 1997. The shares are identical with all other Class A Senior Preferred Shares issued and outstanding as of July 1, 1996, including undeclared dividends of $3.776 million and declared dividends of $1.08 million. Dividends are payable on the shares provided that such payments will be deferred until the time of vesting. At December 31, 1997, the shares had a market value of $3.456 million without giving effect to any diminution in value attributable to the restrictions.

(4) Represents options to purchase 330,000 Common Shares and 97,000 Class B Preferred Shares granted in 1996.

(5) Mr. Lampen commenced employment with the Company in October 1995. In 1997 and 1996, all of Mr. Lampen's salary and bonus were paid by the Company, and 25% was subsequently reimbursed to the Company by Brooke. The table reflects 100% of Mr. Lampen's salary and bonus.

(6)      Mr. Lundgren resigned from the Company effective January 14, 1998.

                  The following table sets forth certain information concerning unexercised options held by the named executive officers as of December 31, 1998.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                         NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED                       IN-THE-MONEY
                                      OPTIONS AT DECEMBER 31, 1998            OPTIONS AT DECEMBER 31, 1998
                                  -----------------------------------      -----------------------------------
NAME                              EXERCISABLE           UNEXERCISABLE      EXERCISABLE           UNEXERCISABLE
----                              -----------           -------------      -----------           -------------
Howard M. Lorber
  Class B Preferred Shares          32,332                   64,668          $158,427*              $316,873*
  Common Shares                     55,000                  275,000                --                     --


* Calculated using the closing price of $6.75 per Class B Preferred Share on December 31, 1998 less the option exercise price.

COMPENSATION OF DIRECTORS

                  In 1998, each non-employee director of the Company received an annual fee of $35,000 for serving on the Board and a $1,000 fee for attending each meeting of the Board or a committee of the Board.

EMPLOYMENT AGREEMENTS

                  Mr. LeBow is a party to an employment agreement with the Company dated as of June 1, 1995, as amended effective as of January 1, 1996. The agreement has an initial term of three years effective as of January 18, 1995, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within the 60-day period before this date. As of January 1, 1999, Mr. LeBow's annual base salary was $2 million. After termination of his employment without cause, he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the effective date following the termination notice. After termination of his employment within two years of a change of control, he would receive a lump sum payment equal to 2.99 times his then current base salary. The bankruptcy plan provides that the annual compensation paid to Mr. LeBow for services rendered in his capacity as an officer or director of the Company may not exceed $2 million.

                  Howard M. Lorber is a party to an employment agreement with the Company dated June 1, 1995. The agreement has an initial term of three years effective as of January 18, 1995, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 1999, Mr. Lorber's annual base salary was $1.65 million. The Board must periodically review this base salary and may increase but not decrease it from time to time in its sole discretion. In addition, the Board may award an annual bonus to Mr. Lorber at its sole discretion. The Board awarded Mr. Lorber a bonus of $250,000 for 1998. In January 1998, Mr. Lorber and the Company entered into an amendment to his employment agreement under which he is entitled to receive an additional annual bonus in an amount necessary to reimburse him, on an after-tax basis, for all applicable taxes incurred by him during the prior calendar year as a result of the grant to him, or vesting, of the 1996 award of 36,000 restricted Class A Senior Preferred Shares and options to acquire 330,000 Common Shares and 97,000 Class B Preferred Shares. In January 1998 Mr. Lorber received an additional bonus of $476,544, which Mr. Lorber and the Company have agreed will constitute full satisfaction of the Company's obligations under the amendment for 1997. After termination of his employment without cause, he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the effective date following the termination notice. After termination of his employment within two years of a change of control, he is entitled to receive a lump sum payment equal to 2.99 times the sum of his then current base salary and the bonus amounts earned by him for the twelve-month period ending with the last day of the month immediately before the month in which the termination occurs.

                  Richard J. Lampen is a party to an employment agreement with the Company dated September 22, 1995. The agreement has an initial term of two and a quarter years from October 1, 1995 with automatic renewals after the initial term for additional one-year terms unless notice of non-renewal is given by either party within the 90-day period before the termination date. As of January 1, 1999, his annual base salary was $750,000. In addition, the Board may award an annual bonus to Mr. Lampen at its sole discretion. The Board awarded Mr. Lampen a bonus of $250,000 for 1998. The Board must review such base salary annually and may increase but not decrease it from time to time, in its sole discretion. After termination of his employment without cause, he will receive severance pay in a lump sum equal to the amount of his base salary he would have received if he was employed for one year after termination of his employment term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Company does not currently have a compensation committee. The Board acts on compensation matters as a committee of the whole. Mr. LeBow has been Chairman of the Board of the Company since 1988 and Chief Executive Officer since November 1994, Mr. Lorber was named President and Chief Operating Officer of the Company in November 1994, Mr. Kramer was named Chairman of the Board and Chief Executive Officer of Ladenburg Group, Inc. in June 1995 and Chairman of the Board and Chief Executive Officer of Ladenburg in December 1995, and Mr. Lampen was named Executive Vice President and General Counsel of the Company in October 1995.

                  During 1998, Mr. LeBow was Chairman of the Board, President and Chief Executive Officer of Brooke and BGLS and a member of Brooke's compensation committee. During 1998, Mr. Lampen was Executive Vice President of Brooke and BGLS.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

                  Mr. Lorber, a director and executive officer of the Company, is a stockholder and registered representative of Aegis, a broker-dealer that has performed services for the Company and its affiliates since before January 1, 1995. Aegis received commissions and other income from the Company and its affiliates in the aggregate amount of approximately $585,000 during 1995, $317,000 during 1996, $522,000 during 1997 and $45,171 during the eleven months ended November 30, 1998. Aegis, in the ordinary course of its business, engages in brokerage activities with Ladenburg on customary terms. Mr. Lorber is also Chairman of the Board and Chief Executive Officer of Hallman & Lorber and its affiliates, and serves as a consultant to Brooke and BGLS and is a stockholder of Brooke.

                  Hallman & Lorber and its affiliates received ordinary and customary insurance commissions aggregating approximately $12,000 during 1995, $43,000 during 1996, $133,000 during 1997 and $76,632 during the eleven months ended November 30, 1998, on various insurance policies issued for the Company and its affiliates.

                  On December 18, 1996, the Company loaned BGLS $990,000 under a promissory note due January 31, 1997 bearing interest at 14%. On January 2, 1997, the Company loaned BGLS an additional $975,000 under another promissory note due January 31, 1997 bearing interest at 14%. Both loans including interest were repaid on January 31, 1997. In September 1998, the Company made a one-year $950,000 loan to BGLS which bears interest at 14%.

                  On January 31, 1997, the Company entered into the BrookeMil purchase agreement with Brooke (Overseas), a wholly-owned subsidiary of Brooke, under which the Company acquired the BrookeMil shares. The Company paid Brooke (Overseas) a purchase price of $55 million, consisting of $21.5 million in cash and a $33.5 million 9% promissory note of the Company. The note has been paid in full. The amount of consideration paid by the Company was determined based on a number of factors including current valuations of the assets, future development plans, local real estate market conditions and prevailing economic and political conditions in Russia. The Company retained independent legal counsel and financial advisors to evaluate and negotiate the transaction, which was approved by a special committee of the independent directors of the Company. Under the terms of the bankruptcy plan, the transaction was approved by not less than two-thirds of the entire Board, including the approval of at least one of the directors elected by the holders of the Preferred Shares, and a fairness opinion from an investment banking firm was obtained. See "BUSINESS-BrookeMil Ltd." and "-Legal Proceedings" as well as Notes 3 and 10 to the Company's Consolidated Financial Statements for information concerning the transaction and a pending lawsuit relating to the Company's purchase of the BML shares.

                  In 1995, the Company and Brooke entered into an expense sharing agreement under which certain lease, legal and administrative expenses are allocated to the entities incurring the expense. Under this agreement the Company expensed approximately $571,000 for 1995, $415,000 for 1996, $312,000 for 1997 and $414,166 for the first nine months of 1998.

                  During 1996, the Company entered into a court-approved settlement with Brooke and BGLS relating to their application under the Bankruptcy Code for reimbursement of expenses incurred by them in the Company's bankruptcy proceedings. Under the settlement, the Company reimbursed Brooke and BGLS $655,217 for such expenses. The terms of the settlement were substantially similar to the terms of previous settlements between the Company and other applicants who had sought reimbursement of reorganization-related legal fees and expenses.

                  Richard Ressler, a former director of the Company, is Chairman of the Board and the beneficial owner of 16.8% of the shares of MAI Systems Corporation, Brooke's former indirect majority-owned subsidiary. In 1996 MAI entered into certain arrangements with Ladenburg under which MAI has sold computer and software products and has been providing related professional and support services to Ladenburg. Ladenburg paid MAI approximately $100,000 in 1996 and $610,000 in 1997 for such products and services. In addition, Ladenburg paid another company controlled by Mr. Ressler approximately $10,000 in 1996 and $143,000 in 1997 for communications consulting services.

                  In March 1997, the Company acquired a membership interest in Orchard/JFAX Investors, LLC, of which Mr. Ressler serves as a managing member, for $1 million. Orchard/JFAX Investors, LLC holds a controlling interest in a provider of telecommunication services.

                  In February 1998, the Company and Apollo organized Western Realty Ducat to make real estate and other investments in Russia. When Western Realty Ducat was formed, the Company agreed to contribute to Western Realty Ducat the real estate assets of BrookeMil, and Apollo agreed to contribute up to $58 million. Western Realty Ducat has made a $30 million participating loan to, payable out of a 30% profits interest in, a company organized by Brooke (Overseas) that will acquire an interest in an industrial site and manufacturing facility being constructed on the outskirts of Moscow by a subsidiary of Brooke (Overseas).

                  Until January 1999, Mr. Burns, a director of the Company, was a partner of Proskauer Rose LLP, a law firm which has been engaged to perform legal services for the Company in the past and which may be so engaged in the future. The fees received for such legal services in 1995, 1996, 1997 and the nine months ended September 30, 1998 did not exceed five percent of the law firm's revenues.

                  From October 1995 through August 1997, Mr. Beinstein, a director of the Company, served as the Managing Director of Milbank, Tweed, Hadley & McCloy LLP, a law firm which has performed services for the Company in the past and may do so in the future, and from 1985 through October 1995, as Executive Director of Proskauer Rose LLP, a law firm that has performed services for the Company. The fees received for these services in 1995, 1996, 1997 and the nine months ended September 30, 1998 did not exceed five percent of the law firms' revenues.

                  For information concerning certain agreements and transactions between the Company and Brooke relating to RJR Nabisco, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Recent Developments - The Company's Investment in RJR Nabisco" and Notes 5 and 18 to the Company's Consolidated Financial Statements.

                  Brooke paid Messrs. Burns and Ridings, directors of the Company, $30,000 each for their agreement to be Brooke nominees at the annual stockholders' meeting of RJR Nabisco held in April 1996. Brooke also entered into a agreement with each Brooke nominee including Messrs. Burns and Ridings to indemnify them against losses relating to any claim concerning the solicitation of proxies in support of the nominees' election at the annual meeting.

                  Mr. Kramer, a director of the Company, is Chairman and Chief Executive Officer of Ladenburg, an investment banking firm that was acquired by the Company in May 1995. On May 31, 1995, under a purchase agreement, the Company acquired all of the outstanding shares of common stock and other equity interests of Ladenburg for $26.75 million in cash. The purchase price was based on the book value of Ladenburg's assets at January 31, 1995. Under the agreement, Mr. Kramer received approximately $101,000 for his shares of common stock and other equity interests in Ladenburg, and received a finder's fee at closing of $800,000, half of which was paid by the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The policy of the Company regarding the compensation of its executive officers is to maintain a total compensation program competitive with comparable companies so as to attract and retain highly qualified personnel. The Company does not currently have a compensation committee. The Board acts on compensation matters as a committee of the whole.

                  In June 1995, the Company entered into employment agreements with Messrs. LeBow and Lorber after it had engaged an independent executive compensation advisor to advise as to their compensation. In addition, the Company had appointed Messrs. Burns, McDermott and Ridings as members of an ad hoc committee to review the advisor's report and make a recommendation to the Board on such compensation. The committee evaluated various factors, including the roles of Messrs. LeBow and Lorber in effecting recent material transactions entered into by the Company, their prior services to the Company, and the compensation levels of other senior executive officers at comparable companies performing comparable services. In determining the appropriate compensation level for Mr. LeBow's employment agreement, the Board, after a review of such matters, including the recommendation of the committee and the report of the advisor, accepted the recommendation of the committee. First, the Board noted that the bankruptcy plan provides that the compensation paid to Mr. LeBow for services rendered in his capacity as an officer or director of the Company could not exceed $2 million per year, and that such restrictions were extensively discussed during the Company's reorganization proceedings. The Board then determined, based upon additional recommendations of the committee and the advisor's report, that:

                  o the Company had been relying on a temporary exemption from registration under Rule 3a-2 under the Investment Company Act of 1940;

                  o implementation of the Company's strategy of acquisitions and dispositions in connection would involve complex matters requiring dedicated senior management;

                  o Mr. LeBow possessed substantial experience in acquiring and managing operating companies;

                  o the proposed annual compensation level of $2 million for Mr. LeBow was reasonable compared to the compensation levels of other chief executive officers at comparable companies performing comparable services; and

                  o Because Mr. LeBow's compensation is limited to $2 million per year under the Joint Plan, as indicated above, Mr. LeBow does not receive any bonus or other payment based upon the Company's performance.

                  In determining the compensation levels of the Company's other executive officers, the Board reviews such officer's prior experience, including in acquiring and managing operating companies, and such officer's contribution to the Company's strategy in that area. The Board also compares the salary of such officer with the compensation levels of other executive officers performing comparable services, both in the Company and of comparable companies. The employment agreements of certain executive officers provide for the payment of bonuses at the sole discretion of the Board. Based on various factors, Mr. Lorber was awarded a bonus of $500,000 by the Board for 1997. In addition, under a January 1998 amendment to his employment agreement, and based on various factors, Mr. Lorber received an additional bonus of

$476,544 as reimbursement of taxes payable by him upon vesting of the 1996 restricted stock award.

                  In 1993, Section 162(m) was added to the Code. This Section generally provides that no publicly held company may deduct compensation in excess of $1 million paid in any taxable year to its chief executive officer or any of its four other highest paid officers unless:

                  o the compensation is payable solely on account of the attainment of performance goals;

                  o the performance goals are determined by a compensation committee of two or more outside directors;

                  o the material terms under which compensation is to be paid are disclosed to and approved by the stockholders of the Company; and

                  o the compensation committee certifies that the performance goals were met.

                  This limitation is applicable to compensation paid by the Company to certain of its executive officers. The effect of the Code Section 162(m) limitation is substantially mitigated by the Company's net operating losses, although the amount of any deduction disallowed under Code Section 162(m) could increase the Company's alternative minimum tax by up to 2% of such disallowed amount.

                  The foregoing report is submitted by the Board of Directors.

                                              Henry C. Beinstein
                                              Arnold I. Burns
                                              Ronald J. Kramer
                                              Richard J. Lampen
                                              Bennett S. LeBow
                                              Howard M. Lorber
                                              Barry W. Ridings

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

                  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, as well as persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. These persons are also required by SEC regulations to furnish the Company with copies of all such reports that they file.

                  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1997, all reporting persons have timely complied with all filing requirements applicable to them.

PERFORMANCE GRAPH

                  The following graph compares the total annual return of the Common Shares, the S&P 500 Index, the S&P SmallCap 600 Index, and the NASDAQ Composite Index for the five years ended December 31, 1998. The graph assumes the value of the investment in the Common Shares and each index was $100 on December 31, 1993 and that all dividends were reinvested. No dividends were paid on Common Shares in the years indicated below. Because of the Company's emergence in 1995 from bankruptcy and its subsequent acquisitions and dispositions, the Company does not believe that it can reasonably identify a "peer group". In lieu thereof, it has included statistical information on companies in the S&P 500 Index, the S&P SmallCap 600 Index and the NASDAQ Composite Index.

[GRAPHIC]



                              12/93       12/94       12/95       12/96       12/97       12/98
-----------------------------------------------------------------------------------------------------
New Valley Corporation        $100        $300        $865        $210        $80         $75
-----------------------------------------------------------------------------------------------------
S&P 500                       $100        $101        $139        $170        $226        $291
-----------------------------------------------------------------------------------------------------
S&P SmallCap 600              $100        $97         $126        $153        $192        $190
-----------------------------------------------------------------------------------------------------
NASDAQ Composite              $100        $97         $136        $168        $205        $287
-----------------------------------------------------------------------------------------------------


                          DESCRIPTION OF CAPITAL STOCK

GENERAL

                  The authorized capital stock of the Company consists of 850,000,000 Common Shares, 2,000,000 Class A Senior Preferred Shares, 12,000,000 Class B Preferred Shares and 10,000,000 Class C Preferred Shares. American Stock Transfer & Trust Company, New York, New York, serves as the transfer agent and registrar for the Common Shares, Class A Senior Preferred Shares and Class B Preferred Shares.

                  The following summaries of the terms of the Company's capital stock are not complete and are qualified by reference to the Certificate of Incorporation which has been incorporated by reference as an exhibit to the registration statement of which this document forms a part.

                  Each outstanding share of the Company's capital stock is fully paid and nonassessable.

CLASS A SENIOR PREFERRED SHARES

DIVIDENDS

                  Holders of Class A Senior Preferred Shares are entitled to receive, when declared by the Board, but only out of funds legally available therefor, cumulative cash dividends presently payable at the rate of 19% per annum. Dividends are payable quarterly in cash, on January 1, April 1, July 1 and October 1, and are cumulative and compounding. The Company may not pay dividends on any junior stock unless all prior dividends accumulated on the Class A Senior Preferred Shares have been paid or declared and set aside for payment. As of September 30, 1998, the accrued dividends per share were $190.44 and the total dividend arrearage on the Class A Senior Preferred Shares was $204.1 million.

REDEMPTION

                  The Class A Senior Preferred Shares must be redeemed on January 1, 2003 at $100 per share plus dividends accrued to the redemption date. The Class A Senior Preferred Shares are redeemable, at the option of the Board, in whole or in part, on not more than 60 and not less than 30 days' notice, at $100 per share plus dividends accrued to the redemption date.

RANKING

                  The Class A Senior Preferred Shares rank senior to the Class B Preferred Shares, the Class C Preferred Shares and Common Shares on liquidation and in respect of dividends.

VOTING RIGHTS

                  Each Class A Senior Preferred Share is entitled to .4645 of a vote per share. The Class A Senior Preferred Shares vote on all matters on which the Common Shares may vote, including elections of directors, voting together as a single class with the holders of Common Shares and holders of any other class or series which may similarly be entitled.

                  The vote of the holders of two-thirds of the outstanding Class A Senior Preferred Shares, voting as a single class, is required:

                  o to authorize or create or increase the authorized number of shares of any class or any security convertible into shares of any class ranking above the Class A Senior Preferred Shares as to dividends or distribution of assets,

                  o to change the rights of the Class A Senior Preferred Shares in a manner harmful to the holders of those shares, or

                  o to authorize the merger of the Company if such merger would affect the Class A Senior Preferred Shares in a way substantially similar to any of the preceding actions.

                  In addition, the vote of the holders of a majority of the outstanding Class A Senior Preferred Shares is required to increase authorized Class A Senior Preferred Shares or create or increase the authorized number of any class of shares or any security convertible into shares of any class ranking equally with the Class A Senior Preferred Shares as to distributions.

                  Unless dividends for all past dividend periods have been paid and the current dividend has been declared and a sum sufficient for payment set apart, consent of the holders of at least two-thirds of the outstanding Class A Senior Preferred Shares is required for the Company to purchase or redeem less than all of the outstanding Class A Senior Preferred Shares.

                  The bankruptcy plan requires that, whenever a vote of the holders of Class A Senior Preferred Shares is required, then such vote must include the affirmative vote of either 80% of the outstanding shares or a simple majority of all shares of that class voting, excluding shares beneficially owned by Brooke and certain related persons.

FAILURE TO PAY DIVIDENDS

                  If dividends on the Class A Senior Preferred Shares are in default in an amount equal to at least six quarterly dividends, or if the Class A Senior Preferred Shares are not redeemed when required, the number of directors must be increased by two and the holders of the Class A Senior Preferred Shares have a right to elect the two additional directors. This right expires when these defaults have been cured and dividends for the then current quarterly period have been declared and set apart. The Company has omitted dividends on the Class A Senior Preferred Shares since the beginning of the fourth quarter of 1988. As a result, commencing at the Company's 1990 annual meeting, the holders of the Class A Senior Preferred Shares, voting as a class, have elected two directors to the Board.

CLASS B PREFERRED SHARES

DIVIDENDS

                  Holders of Class B Preferred Shares are entitled to receive, when declared by the Board, but only out of legally available funds, cumulative cash dividends payable at the rate of $3 per share per annum. Dividends are payable quarterly in cash, on January 1, April 1, July 1 and October 1, and are cumulative and compounding. The Company may not pay dividends on any junior stock unless all prior dividends accumulated on the Class B Preferred Shares have been declared and set aside for payment. As of September 30, 1998, the accrued dividends per share are $56.94 and the total dividend arrearage on the Class B Preferred Shares is $158.9 million.

OPTIONAL REDEMPTION

                  The Company may redeem the Class B Preferred Shares at any time in whole or in part on not more than 60 nor less than 30 days' notice, at $25 per share plus dividends accrued to the redemption date. However, the Company may not redeem the shares unless the closing price of Common Shares equals at least 140% of the conversion price during any 20 trading days within a period of 30 consecutive trading days ending on a date not more than ten days before the date of notice of redemption.

RANKING

                  The Class B Preferred Shares rank junior to the Class A Senior Preferred Shares, equally with the Class C Preferred Shares, and senior to the Common Shares.

LIQUIDATION

                  In the event of any liquidation, the holders of Class B Preferred Shares are entitled, before any distribution to the holders of Common Shares, to an amount equal to $25 per share, together with accrued dividends to the payment date whether or not earned or declared.

CONVERSION

                  The Class B Preferred Shares are convertible into Common Shares, at a conversion price of $60 per share, based on the $25 per share liquidation preference. The conversion price is subject to adjustment in certain events, including:

                  o payment of dividends in Common Shares on any class of capital stock of the Company,

                  o the issuance to all holders of Common Shares of rights or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than the current market price,

                  o subdivisions, combinations and reclassifications of Common Shares, and

                  o distributions to all holders of Common Shares of evidences of indebtedness of the Company or assets including securities, other than Common Shares, rights or warrants referred to above and dividends and distributions paid in cash out of surplus.

                  Adjustments need not be made unless they result in a cumulative change in the conversion price of at least 1%. The Company is permitted to make other reductions in the conversion price it considers advisable so that an event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In certain mergers or transfers of substantially all of the assets of the Company, each Class B Preferred Share would become convertible only into the kind and amount of securities and other property receivable in the merger or transfer by a holder of the number of Common Shares into which such Class B Preferred Share could have been converted immediately before such merger or transfer. Fractional Common Shares will not be issued upon conversion, but instead the Company will pay a cash adjustment based on market price.

VOTING RIGHTS

                  Each Class B Preferred Share has .05 of a vote. The Class B Preferred Shares vote on all matters on which Common Shares may vote, including elections of directors, voting together as a single class with the holders of Common Shares and holders of any other class which may similarly be entitled to vote.

                  The affirmative vote of the holders of two-thirds of the outstanding Class B Preferred Shares, voting as a single class, is required:

                  o to authorize or create or increase the authorized number of shares of any class or any security convertible into shares of any class ranking above the Class B Preferred Shares as to distribution,

                  o to change the rights of the Class B Preferred Shares in a manner harmful to the holders, or

                  o to authorize the merger of the Company if such merger would affect the Class B Preferred Shares in a way substantially similar to the preceding actions.

                  In addition, the vote of the holders of a majority of the outstanding Class B Preferred Shares is required to approve any increase in the authorized number of Class B Preferred Shares or the creation or increase in the authorized number of shares of any class of shares or any security convertible into shares of any class ranking equally with the Class B Preferred Shares as to dividends or distribution of assets.

                  Unless dividends for all past dividend periods have been paid and the current dividend has been paid or declared and a sum sufficient for payment set apart, consent of the holders of at least two-thirds of the outstanding Class B Preferred Shares is required for the Company to purchase or redeem less than all of the Class B Preferred Shares.

FAILURE TO DECLARE OR PAY DIVIDENDS

                  If dividends on the Class B Preferred Shares are in default in an amount equal to at least six quarterly dividends, the number of directors constituting the Board is increased by two and the holders of the Class B Preferred Shares, and other classes of preferred stock similarly entitled, voting together as a single class, may elect two additional directors. This right expires when such defaults have been cured and dividends for the then current quarterly period have been declared and set apart. The Company has omitted dividends on the Class B Preferred Shares since the beginning of the fourth quarter of 1988. As a result, commencing at the Company's 1990 Annual Meeting, the holders of the Class B Preferred Shares, voting together with the Class A Senior Preferred Shares as a single class, have elected two directors to the Board.

CLASS C PREFERRED SHARES

                  The Board has authority to issue the Class C Preferred Shares in one or more series and to fix their terms. The Class C Preferred Shares rank junior to the Class A Senior Preferred Shares, equally with the Class B Preferred Shares, and senior to the Common Shares in liquidation and in respect of dividends.

COMMON SHARES

DIVIDENDS

                  Holders of the Common Shares are entitled to dividends when declared by the Board out of legally available funds. Payment of dividends is subject to the rights of the holders of shares ranking above Common Shares as to distributions, including the Preferred Shares, and limitations on the payment of dividends contained in certain of the Company's outstanding debt instruments. Holders of Preferred Shares are entitled to dividends for the current and all prior quarterly periods before any dividend may be declared upon Common Shares or any other payment on account of, or the setting aside of money for, the purchase of Common Shares. The Company has not declared a dividend on the Common Shares since their issuance.

LIQUIDATION RIGHTS

                  On liquidation of the Company, each Preferred Share is entitled, before any distribution on Common Shares, to receive its liquidation preference together with all cumulative dividends for the current and all prior quarterly periods. After provision has been made for payment of the stated amounts payable upon liquidation on the Preferred Shares, the remaining net assets of the Company will be distributed pro rata to the holders of Common Shares.

VOTING RIGHTS

                  Each Common Share is entitled to one vote for all purposes, except as otherwise provided by law or as expressly provided in the Certificate of Incorporation.

MARKET FOR COMPANY'S SHARES

                  The shares are quoted on the OTC Electronic Bulletin Board, a National Association of Securities Dealers sponsored inter-dealer automated quotation system, under the symbols NVYL for the Common Shares, NVLYA for the Class A Senior Preferred Shares and NVLYB for the Class B Preferred Shares.

                  The following table sets forth, for the calendar quarters indicated, the range of per share prices for the Class A Senior Preferred Shares, Class B Preferred Shares and the Common Shares. Prices reflect quotations on the NASD OTC Electronic Bulletin Board and, as to the Common Shares, have been adjusted for the one-for-20 reverse stock split effective July 29, 1996. Quotations reflect inter-dealer prices in the over-the-counter market, without retail markups, markdowns or commissions, and do not necessarily represent actual transactions. No cash dividends have been declared by the Company on the Common Shares, the Class A Senior Preferred Shares or the Class B Preferred Shares for the calendar quarters indicated on the following table, and the Company does not currently intend to pay a dividend on the Common Shares in the foreseeable future. On _________, 1999, the last trading price as quoted on the NASD OTC Electronic Bulletin Board for the Class A Senior Preferred Shares was $___ per share, for the Class B Preferred Shares was $___ per share, and for the Common Shares was $___ per share.

     CLASS A SENIOR PREFERRED SHARES


                                                                               HIGH             LOW
                                                                               ----             ---
     1999
     First Quarter...................................................        $   ___          $ ___

     1998
     Fourth Quarter..................................................          100.00           51.00
     Third Quarter...................................................           88.00           45.00
     Second Quarter..................................................           96.00           60.00
     First Quarter...................................................           99.00           85.00

     1997
     Fourth Quarter..................................................           98.25           87.75
     Third Quarter...................................................           96.00           85.00
     Second Quarter..................................................          115.00           96.00
     First Quarter...................................................          122.00          102.00


     CLASS B PREFERRED SHARES


                                                                               HIGH             LOW
                                                                               ----             ---
     1999
     First Quarter...................................................        $   ___        $   ___

     1998
     Fourth Quarter..................................................            7.00           1.75
     Third Quarter...................................................            2.75           1.75
     Second Quarter..................................................            5.63           2.15
     First Quarter...................................................            6.50           3.25

     1997
     Fourth Quarter..................................................            4.89           3.00
     Third Quarter...................................................            6.00           3.50
     Second Quarter..................................................            9.00           5.00
     First Quarter...................................................            9.75           5.75



     COMMON SHARES


                                                                               HIGH             LOW
                                                                               ----             ---
     1999
     First Quarter...................................................       $   ___         $   ___

     1998
     Fourth Quarter..................................................          2.00             .25
     Third Quarter...................................................           .50             .32
     Second Quarter..................................................           .94             .44
     First Quarter...................................................          1.18             .50

     1997
     Fourth Quarter..................................................          1.00             .47
     Third Quarter...................................................          1.22             .75
     Second Quarter..................................................          1.56             .91
     First Quarter...................................................          1.94            1.38



                        COMPARISON OF STOCKHOLDER RIGHTS

CLASS A SENIOR PREFERRED SHARES COMPARED WITH COMMON SHARES AND WARRANTS

DIVIDENDS

                  Each Class A Senior Preferred Share entitles the holder to cumulative cash dividends at a fixed rate of 19% per annum before distributions are made on the Class B Preferred Shares or the Common Shares, and dividend arrearages of $190.44 per share as of

September 30, 1998. Each holder of Common Shares is entitled to dividends only when and as declared by the Board, without limit on the amount but subject to the rights of any shares ranking senior to the Common Shares. The holder of a warrant is not entitled to receive any dividends.

REDEMPTION

                  The Class A Senior Preferred Shares are redeemable at their liquidation preference plus accrued dividends at any time at the option of the Board and must be redeemed on January 1, 2003. The Common Shares are not redeemable under any circumstances. The warrants are redeemable at the option of the Company at any time following the third anniversary of the effective time of the plan of recapitalization for $0.01 per warrant if the market price of the Common Shares exceeds $12.50 per share for a specified period. The warrants will expire five years from the effective date of the registration statement covering the underlying Common Shares.

LIQUIDATION RIGHTS

                  In the event of liquidation, each holder of Class A Senior Preferred Shares is entitled to receive a fixed liquidation preference equal to $100 per share, together with accrued dividends, before distributions are made on the Class B Preferred Shares or the Common Shares. Each holder of Common Shares will receive a pro rata share of any remaining net assets of the Company only after all required amounts are paid on all shares ranking senior to the Common Shares. A holder of a warrant has no right to receive payment upon liquidation.

VOTING RIGHTS

                  Each holder of Class A Senior Preferred Shares is entitled to .4645 of a vote per share and is entitled to vote together with the holders of
Common Shares as a single class upon all matters which holders of Common Shares are entitled to vote. Each holder of Common Shares is entitled to one vote per share for all purposes. A holder of a warrant is not entitled to vote on any matter.

                  Certain actions require either a majority vote or the vote of two-thirds of the outstanding Class A Senior Preferred Shares voting as a class. Also, under the bankruptcy plan, whenever a class vote of the holders of Class A Senior Preferred Shares is required, the vote must include the affirmative vote of either 80% of the outstanding shares of that class or a simple majority of all shares of that class voting, excluding shares beneficially owned by Brooke and certain related persons. The holders of Common Shares do not have such special voting rights. Also, the holders of the Class A Senior Preferred Shares may elect additional directors of the Company in certain circumstances where dividends have not been paid, whereas the Common Shares holders have no such special right.

CLASS B PREFERRED SHARES COMPARED WITH COMMON SHARES AND WARRANTS

DIVIDENDS

                  Each holder of Class B Preferred Shares is entitled to cumulative cash dividends at $3 per annum, and accrued and unpaid dividend arrearage of $56.94 per share, as of September 30, 1998. Each holder of Common Shares is entitled to cash dividends only when and as declared by the Board, without limitation on the amount but subject to the rights of any shares ranking senior to the Common Shares. The holder of a warrant is not entitled to receive any dividends.

REDEMPTION

                  The Class B Preferred Shares are redeemable at the option of the Company at $25.00 per share plus accrued dividends if the market price of the Common Shares exceeds a specified amount, but otherwise remain outstanding indefinitely. The Common Shares are not redeemable under any circumstances. The warrants are redeemable at the option of the Company at any time following the third anniversary of the effective time of the plan of recapitalization for $0.01 per warrant if the market price of the Common Shares exceeds $12.50 per share for a specified period. The warrants will expire five years from the effective date of the registration statement covering the underlying Common Shares.

LIQUIDATION RIGHTS

                  In liquidation, each holder of Class B Preferred Shares is entitled to receive a liquidation preference of $25 per share, together with accrued dividends, before distributions are made on the Common Shares. Each holder of Common Shares will receive a pro rata share of any remaining net assets of the Company only after all required amounts are paid on all shares ranking senior to the Common Shares. A holder of a warrant has no right to receive payment upon liquidation.

VOTING RIGHTS

                  Each holder of Class B Preferred Shares is entitled to .05 of a vote per share and may vote on all matters on which the holders of Common Shares may vote. Certain actions require either a majority vote or the vote of two-thirds of the outstanding Class B Preferred Shares. Each holder of Common Shares is entitled to one vote per share for all purposes and have no special voting rights. A holder of a warrant is not entitled to vote on any matters.

CONVERSION

                  The Class B Preferred Shares are convertible into Common Shares at a conversion price of $60 per share based on the $25 per share liquidation value and otherwise remain outstanding indefinitely, unless redeemed when the Common Shares have traded at certain levels. The Common Shares have no conversion rights. The warrants are exercisable at $12.50 per share during a five-year period commencing on the effective date of the Company's Registration Statement covering the underlying Common Shares.

CURRENT COMMON SHARES COMPARED WITH NEW COMMON SHARES AND WARRANTS

                  The Common Shares that will be issued under the plan of recapitalization will be identical to the Common Shares currently outstanding, except that a stockholder's holding of Common Shares will be reduced to one-tenth of the number of Common Shares currently held.

                STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

                  Proposals of security holders to be included in the Company's proxy statement for the 2000 annual meeting of stockholders of the Company must be received by the Company at its principal executive offices, 100 S.E. Second Street, Miami, Florida 33131, Attention: Marc N. Bell, Secretary, on or before ________, 2000.

                  If the Company has received written notice on or before _______, 2000 that a stockholder intends to present a matter at the 2000 annual meeting, the Company may not exercise discretionary voting authority on the matter unless it discloses in its proxy statement the nature of the proposal and how it intends to exercise its authority.

                                  OTHER MATTERS

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 WILL BE SENT WITHOUT CHARGE TO ANY SECURITY HOLDER OF THE COMPANY ON WRITTEN REQUEST ADDRESSED TO THE COMPANY'S SECRETARY AT NEW VALLEY CORPORATION, 100 S.E. 2ND STREET, MIAMI, FLORIDA 33131.

                  The cost of the solicitation of proxies will be borne by the Company. The Company has engaged Georgeson & Company, Inc., Wall Street Plaza, New York, NY 10005, telephone: 212-440-9800, to assist with the solicitation of proxies for an estimated fee of $8,000, plus reimbursement of out-of-pocket expenses. Furthermore, Pennsylvania Merchant Group, financial advisor to the Company, may solicit proxies from stockholders of the Company or may assist the Company in its solicitation efforts. No additional compensation, above that paid to Pennsylvania Merchant Group for rendering its fairness opinion and providing other financial advisory services to the Company, will be paid to Pennsylvania Merchant Group for its solicitation of proxies, other than reasonable out-of-pocket expenses. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for expenses incurred in forwarding soliciting material to the beneficial owners of shares.

                                  LEGAL MATTERS

                  The legality of the Common Shares and warrants to be issued under the plan of recapitalization, as well as certain tax matters concerning the plan of recapitalization, are being passed on by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

                                     EXPERTS

                  The consolidated financial statements of the Company and subsidiaries at December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997 included in this document have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report appearing elsewhere in this document. These statements are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements


                                                                                              PAGE
                                                                                              ----
Report of Independent Accountants.......................................................        F-2
Consolidated Balance Sheets as of December 31, 1997 and 1996............................        F-3
Consolidated Statements of Operations for the years ended
         December 31, 1997, 1996 and 1995...............................................        F-4
Consolidated Statements of Changes in Stockholders' Deficiency for the
         years ended December 31, 1997, 1996 and 1995...................................        F-6
Consolidated Statements of Cash Flows for the years ended
         December 31, 1997, 1996 and 1995...............................................        F-7
Notes to Consolidated Financial Statements..............................................        F-9

UNAUDITED INTERIM FINANCIAL STATEMENTS

Report of Independent Accountants.......................................................       F-30
Condensed Consolidated Balance Sheets as of September 30, 1998 and
         December 31, 1997..............................................................       F-31
Condensed Consolidated Statements of Operations for the nine months
         ended September 30, 1998 and 1997..............................................       F-32
Condensed Consolidated Statements of Changes in Stockholders' Deficiency
         for the nine months ended September 30, 1998...................................       F-33
Condensed Consolidated Statements of Cash Flows for the nine months
         ended September 30, 1998 anF-1997..............................................       F-34
Notes to Condensed Consolidated Financial Statements....................................       F-35

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and the
Shareholders of New Valley Corporation

    We have audited the accompanying consolidated balance sheets of New Valley Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for each of the three years for the period ended December 31, 1997. We have also audited the financial statement schedule of New Valley Corporation (Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997 and 1996) listed in the index on page 37 of this Form 10-K. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We did not audit the financial statements of Thinking Machines Corporation, a consolidated subsidiary, which statements reflect total assets constituting 1% and 3% of consolidated total assets at December 31, 1997 and 1996, respectively and a net loss (net of minority interest therein) constituting 25% and 90% of the consolidated net loss for the years ended December 31, 1997 and 1996, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Thinking Machines Corporation, are based solely upon the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provides a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Valley Corporation and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.




PRICEWATERHOUSECOOPERS LLP



Miami, Florida
March 31, 1998

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           DECEMBER 31,
                                                                                    -----------------------
                                                                                      1997             1996
                                                                                    --------         ------
                                    ASSETS
Current assets:
     Cash and cash equivalents.............................................         $  11,606         $  57,282
     Investment securities available for sale..............................            51,993            61,454
     Trading securities owned..............................................            49,988            29,761
     Restricted assets.....................................................               232             2,080
     Receivable from clearing brokers......................................             1,205            23,870
     Other current assets..................................................             3,618             9,273
                                                                                    ---------         ---------
         Total current assets..............................................           118,642           183,720
                                                                                    ---------         ---------

Investment in real estate, net.............................................           256,645           179,571
Furniture and equipment, net...............................................            12,194                --
Investment securities available for sale...................................                --             2,716
Restricted assets..........................................................             5,484             6,766
Long-term investments, net.................................................            27,224            13,270
Other assets...............................................................            21,202            20,497
                                                                                    ---------         ---------
         Total assets......................................................         $ 441,391         $ 406,540
                                                                                    =========         =========


                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
     Margin loan payable...................................................         $  13,012         $      --
     Current portion of notes payable and long-term obligations............               760             2,310
     Accounts payable and accrued liabilities..............................            57,722            44,888
     Prepetition claims and restructuring accruals.........................            12,611            15,526
     Income taxes..........................................................            18,413            18,243
     Securities sold, not yet purchased....................................            25,610            17,143
                                                                                    ---------         ---------
         Total current liabilities.........................................           128,128            98,110
                                                                                    ---------         ---------

Notes payable..............................................................           173,814           157,941
Other long-term liabilities................................................            11,210            12,282
Redeemable preferred shares................................................           258,638           210,571

Commitments and contingencies..............................................                --                --

Shareholders' equity (deficiency):
     Cumulative preferred shares; liquidation preference of $69,769,
       dividends in arrears: 1997 - $139,412; 1996 - $115,944..............               279               279
     Common Shares, $.01 par value; 850,000,000 shares
       authorized; 9,577,624 shares outstanding............................                96                96
     Additional paid-in capital............................................           604,215           644,789
     Accumulated deficiency................................................          (742,427)         (721,854)
     Unearned compensation on stock options................................              (158)             (731)
     Unrealized gain on investment securities..............................             7,596             5,057
                                                                                    ---------         ---------
Total shareholders' equity (deficiency)....................................          (130,399)          (72,364)
                                                                                    ---------         ---------

         Total liabilities and shareholders' equity (deficiency)...........         $ 441,391         $ 406,540
                                                                                    =========         =========

          See accompanying Notes to Consolidated Financial Statements

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                              YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------------------
                                                                    1997              1996             1995
                                                                 -----------        ----------       ----------
Revenues:
    Principal transactions, net..................................  $  16,754        $  28,344          $ 18,237
    Commissions..................................................     16,727           17,755             9,888
    Corporate finance fees.......................................     12,514           10,230             5,942
    Gain on sale of investments..................................     20,492           10,014             7,078
    Real estate leasing..........................................     27,067           23,559                --
    Interest and dividends.......................................      9,417           16,951            21,047
    Computer sales and service...................................      3,947           15,017                --
    Other income.................................................      7,650            8,995             5,538
                                                                   ---------        ---------          --------

         Total revenues..........................................    114,568          130,865            67,730
                                                                   ---------        ---------          --------

Costs and expenses:
    Selling, general and administrative expenses.................    119,205          140,399            54,216
    Interest.....................................................     16,988           17,760             2,102
    Recovery of restructuring charges............................         --           (9,706)           (2,044)
    Write-down of long-term investments .........................      3,796            1,001            11,790
                                                                   ---------        ---------          --------

         Total costs and expenses................................    139,989          149,454            66,064
                                                                   ---------        ---------          --------

(Loss) income from continuing operations before income
    taxes, minority interests....................................    (25,421)         (18,589)            1,666

Income tax provision.............................................        186              300               292
Minority interests in loss from continuing operations of
    consolidated subsidiaries....................................      1,347            4,241                --
                                                                   ---------        ---------          --------

(Loss) income from continuing operations.........................    (24,260)         (14,648)            1,374

Discontinued operations (Note 4):
    Income from discontinued operations, net of
      income taxes of $480 in 1995...............................         --               --             4,315
    Gain on disposal of discontinued operations, net of income
      taxes of $1,400 in 1995....................................      3,687            7,158            12,558
                                                                   ---------        ---------          --------

         Income from discontinued operations.....................      3,687            7,158            16,873
                                                                   ---------        ---------          --------

Net (loss) income................................................    (20,573)          (7,490)           18,247

Dividend requirements on preferred shares........................    (68,475)         (61,949)          (72,303)
Excess of carrying value of redeemable preferred
    shares over cost of shares purchased.........................         --            4,279            40,342
                                                                   ---------        ---------          --------

Net loss applicable to Common Shares.............................  $ (89,048)       $ (65,160)         $(13,714)
                                                                   ==========       =========          ========





          See accompanying Notes to Consolidated Financial Statements

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        YEAR ENDED DECEMBER 31,
                                            ----------------------------------------------
                                               1997              1996             1995
                                            -----------        ----------       ----------
Income (loss) per common share (Basic):

    Continuing operations ...............   $       (9.68)   $       (7.55)   $       (3.20)
    Discontinued operations .............             .38              .75             1.77
                                            -------------    -------------    -------------

         Net income (loss) ..............   $       (9.30)   $       (6.80)   $       (1.43)
                                            =============    =============    =============

Number of shares used in computation ....       9,578,000        9,578,000        9,554,000
                                            =============    =============    =============

Income (loss) per common share (Diluted):

    Continuing operations ...............   $       (9.68)   $       (7.55)   $       (3.20)
    Discontinued operations .............             .38              .75             1.77
                                            -------------    -------------    -------------

         Net income (loss) ..............   $       (9.30)   $       (6.80)   $       (1.43)
                                            =============    =============    =============

Number of shares used in computation ....       9,578,000        9,578,000        9,554,000
                                            =============    =============    =============

Supplemental information:
    Additional interest expense, absent
      the Chapter 11 filing .............                                     $       2,314
                                                                              =============









          See accompanying Notes to Consolidated Financial Statements

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                      UNEARNED
                                               CLASS B                ADDITIONAL                    COMPENSATION
                                              PREFERRED     COMMON      PAID-IN     ACCUMULATED       ON STOCK      UNREALIZED
                                                SHARES      SHARES      CAPITAL       DEFICIT          OPTIONS        GAINS
                                                ------      ------      -------       -------          -------        -----
Balance, December 31, 1994...................... $ 279     $ 1,887     $692,001      $(732,611)
   Net income...................................                                        18,247
   Undeclared dividends and accretion on
     redeemable preferred shares................                        (53,821)
   Purchase of redeemable preferred shares                               40,342
   Exercise of stock options....................                29          536
   Unrealized gain on investment securities,
     net of taxes...............................                                                                       $2,650
                                                 -----     -------     --------      ---------                         ------

Balance, December 31, 1995......................   279       1,916      679,058       (714,364)                         2,650

   Net loss.....................................                                        (7,490)
   Undeclared dividends and accretion on
     redeemable preferred shares................                        (41,123)
   Purchase of redeemable preferred shares                                4,279
   Effect of 1-for-20 reverse stock split                   (1,820)       1,820
   Issuance of stock options....................                            755                        $  (755)
   Compensation expense on stock option grants..                                                            24
   Unrealized gain on investment securities.....                                                                        2,407
                                                 -----    --------     --------      ---------         -------         ------
Balance, December 31, 1996......................   279          96      644,789       (721,854)           (731)         5,057

   Net loss.....................................                                       (20,573)
   Undeclared dividends and accretion on
     redeemable preferred shares................                        (45,148)
   Unrealized gain on investment securities                                                                             2,539
   Compensation expense on stock option grants                                                              15
   Adjustment to unearned compensation
     on stock options...........................                           (558)                           558
   Public sale of subsidiaries' common
     stock, net.................................                          5,132
                                                 -----    --------     --------      ---------         -------         ------
Balance, December 31, 1997...................... $ 279    $     96     $604,215      $(742,427)        $  (158)        $7,596
                                                 =====    ========     ========      =========         =======         ======

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------
                                                                              1997        1996         1995
                                                                           ----------   ---------    ---------
Cash flows from operating activities:
   Net (loss) income ...................................................   $ (20,573)   $  (7,490)   $  18,247
   Adjustments to reconcile net income (loss) to net
    cash used for operating activities:
     Gain on disposal of business ......................................      (3,687)      (7,158)     (12,558)
     Income from discontinued operations ...............................          --           --       (4,315)
     Depreciation and amortization .....................................       9,414        4,757          608
     Provision for loss on long-term investments .......................       3,796        1,001       11,790
     Reversal of restructuring accruals ................................          --       (9,706)      (2,044)
     Stock compensation expense ........................................       2,934          384         --
     Changes in assets and liabilities, net of effects from acquisition:
       Increase (decrease) in receivables and other assets..............       3,184      (13,813)      11,684
       Increase (decrease) in income taxes payable and deferred taxes...         170       (2,040)     (32,517)
       Increase (decrease) in securities sold not yet purchased ........       8,467        4,096       (9,359)
       (Decrease) increase in accounts payable and accrued
         liabilities ...................................................      (3,954)       7,270        5,223
                                                                           ---------    ---------    ---------

Net cash used for continuing operations ................................        (249)     (22,699)     (13,241)
Net cash provided from discontinued operations .........................          --           --        6,105
                                                                           ---------    ---------    ---------

Net cash used for operating activities .................................        (249)     (22,699)      (7,136)
                                                                           ---------    ---------    ---------

Cash flows from investing activities:
     Sale or maturity of investment securities .........................      45,472      160,088      250,129
     Purchase of investment securities .................................     (30,756)     (12,825)    (458,017)
     Sale or liquidation of long-term investments ......................       2,807       18,292       36,109
     Purchase of long-term investments .................................     (18,707)      (3,051)     (77,411)
     Decrease (increase) in restricted assets ..........................       3,130       29,159      341,634
     Purchase of furniture and equipment ...............................      (3,478)      (5,240)        --
     Purchase of and additions to real estate ..........................      (7,454)     (24,496)        --
     Sale of real estate ...............................................       8,718           --         --
     Payment of prepetition claims and restructuring accruals ..........        (828)      (8,160)    (584,397)
     Payment for acquisitions, net of cash acquired ....................     (20,014)       1,915      (25,750)
     Collection of contract receivable .................................        --           --        300,000
     Net proceeds from disposal of business ............................        --         10,174       17,540
                                                                           ---------    ---------    ---------

Net cash (used for) provided from investing activities .................     (21,110)     165,856     (200,163)
                                                                           ---------    ---------    ---------

Cash flows from financing activities:
     Payment of preferred dividends ....................................        --        (41,419)    (132,162)
     Purchase of redeemable preferred shares ...........................        --        (10,530)     (47,761)
     Increase (decrease) in margin loan payable ........................      13,012      (75,119)      75,119
     Payment of long-term notes and other liabilities ..................     (62,739)     (10,549)     (12,890)
     Increase in long term borrowings ..................................      19,993         --           --
     Issuance of subsidiary stock ......................................       5,417         --           --
     Exercise of stock options .........................................        --           --            565
                                                                           ---------    ---------    ---------

Net cash used for financing activities .................................     (24,317)    (137,617)    (117,129)
                                                                           ---------    ---------    ---------

Net (decrease) increase in cash and cash equivalents ...................     (45,676)       5,540     (324,428)
Cash and cash equivalents, beginning of year ...........................      57,282       51,742      376,170
                                                                           ---------    ---------    ---------

Cash and cash equivalents, end of year .................................   $  11,606    $  57,282    $  51,742
                                                                           =========    =========    =========



          See accompanying Notes to Consolidated Financial Statements

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                 -----------------------------------
                                                                                   1997          1996          1995
                                                                                 --------      --------      ------
Supplemental cash flow information:
   Cash paid during the year for:
     Interest..............................................................      $ 16,667      $17,482      $  2,105
     Income taxes..........................................................           116        2,341        33,662

Detail of acquisitions:
   Fair value of assets acquired...........................................      $ 94,114      $27,301       $59,066
   Liabilities assumed.....................................................        74,100       16,701        32,316
                                                                                 --------     --------      --------
   Cash paid...............................................................        20,014       10,600        26,750
                                                                                 --------     --------      --------
   Less cash acquired......................................................          --        (12,515)       (1,000)
                                                                                 --------     --------      --------
   Net cash (paid) received for acquisition................................      $(20,014)    $  1,915      $(25,750)
                                                                                 ========     ========      ========






          See accompanying Notes to Consolidated Financial Statements

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


1.       BASIS OF PRESENTATION

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of New Valley Corporation and its majority owned subsidiaries (the "Company"). All significant intercompany transactions are eliminated in consolidation.

         Certain amounts in the 1995 and 1996 financial statements have been reclassified to conform to the 1997 presentation.

         NATURE OF OPERATIONS

         The Company and its subsidiaries are engaged in the investment banking and brokerage business, in the ownership and management of commercial real estate, and in the acquisition of operating companies. As discussed in Note 21, the investment banking and brokerage segment accounted for 49% and 55% of the Company's revenues and 39% and 2% of the Company's operating loss from continuing operations for the years ended December 31, 1997 and 1996, respectively. The Company's investment banking and brokerage segment provides its services principally for middle market and emerging growth companies through a coordinated effort among corporate finance, research, capital markets, investment management, brokerage and trading professionals.

         REORGANIZATION

         On November 15, 1991, an involuntary petition under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") was commenced against the Company in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"). On March 31, 1993, the Company consented to the entry of an order for relief placing it under the protection of Chapter 11 of the Bankruptcy Code.

         On November 1, 1994, the Bankruptcy Court entered an order confirming the First Amended Joint Chapter 11 Plan of Reorganization, as amended (the "Joint Plan"). The terms of the Joint Plan provided for, among other things, the sale of Western Union Financial Services Company, Inc. ("FSI"), a wholly-owned subsidiary of the Company, and certain other Company assets related to FSI's money transfer business, payment in cash of all allowed claims, payment of postpetition interest in the amount of $178,000 to certain creditors, a $50 per share cash dividend to the holders of the Company's $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares ($100 Liquidation Value), $.01 par value per share (the "Class A Senior Preferred Shares"), a tender offer by the Company for up to 150,000 shares of the Class A Senior Preferred Shares, at a price of $80 per share, and the reinstatement of all of the Company's equity interests.

         On November 15, 1994, pursuant to the Asset Purchase Agreement, dated as of October 20, 1994, as amended (the "Purchase Agreement"), by and between the Company and First Financial Management Corporation ("FFMC"), FFMC purchased all of the common stock of FSI and other assets relating to FSI's money transfer business for $1,193,000 (the "Purchase Price"). The Purchase Price consisted of $593,000 in cash, $300,000 representing the assumption of the Western Union Pension Plan obligation, and $300,000 paid on January 13, 1995 for certain intangible assets of FSI. The Purchase Agreement contained various terms and conditions, including the escrow of $45,000 of the Purchase Price, a put option by the Company to sell to FFMC, and a call option by FFMC to purchase, Western Union Data Services Company, Inc., a wholly-owned subsidiary of the Company engaged in the messaging service business (the "Messaging Services Business"), for $20,000, exercisable during the first quarter of 1996, and various services agreements between the Company and FFMC.

         On January 18, 1995, the effective date of the Joint Plan, the Company paid approximately $550,000 on account of allowed prepetition claims and emerged from bankruptcy. At December 31, 1997, the Company's remaining accruals totaled $12,611 for unsettled prepetition claims and restructuring accruals (see
Note 17). The Company's accounting policy is to evaluate the remaining restructuring accruals on a quarterly basis and adjust liabilities as claims are settled or dismissed by the Bankruptcy Court.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         On October 31, 1995, the Company completed the sale of substantially all of the assets (exclusive of certain contracts), and conveyed substantially all of the liabilities, of the Messaging Services Business to FFMC for $20,000, which consisted of $17,540 in cash and $2,460 in cancellation of intercompany indebtedness. The sale of the Messaging Services Business was effective as of October 1, 1995, and the Company recognized a gain on the sale of such business of $12,558, net of income taxes of $1,400.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         REINCORPORATION AND REVERSE STOCK SPLIT. On July 29, 1996, the Company completed its reincorporation from the State of New York to the State of Delaware and effected a one-for-twenty reverse stock split of the Company's Common Shares. In connection with the reverse stock split, all per share data have been restated to reflect retroactively the reverse stock split.

         CASH AND CASH EQUIVALENTS. The Company considers all highly liquid financial instruments with an original maturity of less than three months to be cash equivalents.

         FAIR VALUE OF FINANCIAL INSTRUMENTS. Investments in securities and securities sold, not yet purchased traded on a national securities exchange or listed on NASDAQ are valued at the last reported sales prices of the reporting period. Futures contracts are valued at their last reported sales price. Investments in securities, principally warrants, which have exercise or holding period restrictions, are valued at fair value as determined by the Company's management based on the intrinsic value of the warrants discounted for such restrictions. For cash and cash equivalents, restricted assets, receivable from clearing brokers, and short-term loan, the carrying value of these amounts is a reasonable estimate of their fair value. The fair value of long-term debt, including current portion, is estimated based on current rates offered to the Company for debt of the same maturities. The fair value of the Company's redeemable preferred shares is based on their last reported sales price.

         INVESTMENT SECURITIES. The Company classifies investments in debt and marketable equity securities as either trading, available for sale, or held to maturity. Trading securities are carried at fair value, with unrealized gains and losses included in income. Investments classified as available for sale are carried at fair value, with net unrealized gains and losses included as a separate component of shareholders' equity (deficit). Debt securities classified as held to maturity are carried at amortized cost. Realized gains and losses are included in other income, except for those relating to the Company's broker-dealer subsidiary which are included in principal transactions revenues. The cost of securities sold is determined based on average cost.

         RESTRICTED ASSETS. Restricted assets at December 31, 1997 consisted primarily of $5,484 pledged as collateral for a $5,000 letter of credit which is used as collateral for a long-term lease of commercial office space. Restricted assets at December 31, 1996 consisted primarily of $5,266 pledged as collateral for a $5,000 letter of credit which is used as collateral for a long-term lease of commercial office space, and $3,275 pledged as collateral for a letter of credit which is used as collateral for an insurance policy.

         PROPERTY AND EQUIPMENT. Office buildings are depreciated over periods approximating 40 years, the estimated useful life, using the straight-line method (see Note 7). Shopping centers are depreciated over periods approximating 25 years, the estimated useful life, using the straight-line

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)






method. Furniture and equipment (including equipment subject to capital leases) is depreciated over the estimated useful lives, using the straight-line method. Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the lease term, if shorter. The cost and the related accumulated depreciation are eliminated upon retirement or other disposition and any resulting gain or loss is reflected in operations. Depreciation and amortization expense was $9,414, $4,757, and $608 in 1997, 1996, and 1995,
respectively.

         INCOME TAXES. Under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", deferred taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes as well as tax credit carryforwards and loss carryforwards. These deferred taxes are measured by applying currently enacted tax rates. A valuation allowance reduces deferred tax assets when it is deemed more likely than not that some portion or all of the deferred tax assets will not be realized.

         SECURITIES SOLD, NOT YET PURCHASED. Securities sold, not yet purchased represent obligations of the Company to deliver a specified security at a contracted price and thereby create a liability to repurchase the security in the market at prevailing prices. Accordingly, these transactions involve, to varying degrees, elements of market risk, as the Company's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount recognized in the consolidated balance sheet.

         REAL ESTATE LEASING REVENUES. The real estate properties are being leased to tenants under operating leases. Base rental revenue is generally recognized on a straight-line basis over the term of the lease. The lease agreements for certain properties contain provisions which provide for reimbursement of real estate taxes and operating expenses over base year amounts, and in certain cases as fixed increases in rent. In addition, the lease agreements for certain tenants provide additional rentals based upon revenues in excess of base amounts, and such amounts are accrued as earned. The future minimum rents scheduled to be received on non-cancelable operating leases at December 31, 1997 are $29,130, $25,796, $21,138, $14,156, $12,341 for
the years 1998, 1999, 2000, 2001 and 2002, respectively, and $30,259 for subsequent years.

         BASIC INCOME (LOSS) PER COMMON SHARE. Basic net income (loss) per common share is based on the weighted average number of Common Shares outstanding. Net income (loss) per common share represents net income (loss) after dividend requirements on redeemable and non-redeemable preferred shares (undeclared) and any adjustment for the difference between excess of carrying value of redeemable preferred shares over the cost of the shares purchased. Diluted net income (loss) per common share assuming full dilution is based on the weighted average number of Common Shares outstanding plus the additional common shares resulting from the conversion of convertible preferred shares and the exercise of stock options and warrants if such conversion was dilutive.

         Options to purchase 330,000 common shares at $.58 per share and 40,417 common shares issuable upon the conversion of Class B Preferred Shares were not included in the computation of diluted loss per share as the effect would have been anti-dilutive.

         In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 specifies new standards designed to improve the earnings per share ("EPS") information provided in financial statements by simplifying the existing computational guidelines, revising the disclosure requirements, and increasing the comparability of EPS data on an international basis. Prior years' EPS have been restated to conform with standards established by SFAS No. 128.


         RECOVERABILITY OF LONG-LIVED ASSETS. An impairment loss is recognized whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Beginning in 1995 with the adoption of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", assets are grouped and evaluated at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the estimated future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows at the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the best information available making whatever estimates, judgments and projections are considered necessary.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         NEW ACCOUNTING PRONOUNCEMENTS.

         In June 1997, the FASB released SFAS No. 130, "Reporting Comprehensive Income). SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements and is effective for fiscal years beginning after December 15, 1997. The Company believes that adoption of SFAS No. 130 will not have a material impact on the Company's financial statements.

         In October 1997, the AICPA issued SOP 97-2, "Software Revenue Recognition". SOP 97-2 provides guidance in recognizing revenue on software transactions when persuasive evidence of an arrangement exists, delivery has occurred, the vendor's fee is fixed or determinable and collectibility is probable. SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. The Company believes that adoption of SOP 97-2 will not have a material impact on the Company's financial statements.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company is currently reviewing its operating segments disclosures and will adopt SFAS No. 131 in the fourth quarter of 1998.

         The SEC recently issued new rules which will require the Company, commencing with filings which include financial statements for fiscal year 1998, to provide disclosure of quantitative and qualitative information relating to derivative financial instruments, derivative commodity instruments and other financial instruments. These disclosures are intended to provide investors with information relating to market risk exposure, including the Company's objectives, strategies and instruments used to manage exposures. The disclosures are required to be presented outside of, and not incorporated into, the Company's consolidated financial statements. This disclosure requirement will be applicable principally to the Company's Ladenburg Thalmann broker-dealer subsidiary. The impact of the implementation of this new disclosure requirement is not yet determinable.

3.       ACQUISITIONS

         On May 31, 1995, the Company consummated its acquisition of Ladenburg, Thalmann & Co. Inc. ("Ladenburg"), a registered broker-dealer and investment bank, for $25,750, net of cash acquired. The acquisition was treated as a purchase for financial reporting purposes and, accordingly, these consolidated financial statements include the operations of Ladenburg from the date of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired of $1,342 has been recorded as goodwill to be amortized on a straight-line basis over 15 years.

         On January 10 and January 11, 1996, the Company acquired four commercial office buildings (the "Office Buildings") and eight shopping centers (the "Shopping Centers") for an aggregate purchase price of $183,900, consisting of $23,900 in cash and $160,000 in non-recourse mortgage financing provided by the sellers. In addition, the Company has capitalized approximately $800 in costs related to the acquisitions. The Company paid $11,400 in cash and executed four promissory notes aggregating $100,000 for the Office Buildings. The Shopping Centers were acquired for an aggregate purchase price of $72,500, consisting of $12,500 in cash and $60,000 in eight promissory notes. In November 1997, the Company sold one of the Shopping Centers for $5,400 and realized a gain of $1,200.

         On January 11, 1996, the Company provided a $10,600 convertible bridge loan to finance Thinking Machines Corporation ("Thinking Machines"), a developer and marketer of data mining and knowledge discovery software and services. In February 1996, the bridge loan was converted into a controlling interest in a partnership which held approximately 61.4% of Thinking Machines' outstanding common shares. In December 1997, the Company acquired for $3,150 additional shares in Thinking Machines pursuant to a rights offering by Thinking Machines to its existing shareholders which increased the Company's ownership to approximately 72.7% of the outstanding Thinking Machines shares. As a result of the rights offering, the Company recorded $2,417 as additional paid-in-capital which represented its interest in the increase in Thinking Machines' shareholders' equity. The acquisition of Thinking Machines through the conversion of the bridge loan was accounted for as a purchase for financial reporting purposes, and accordingly, the operations of Thinking Machines subsequent to January 31, 1996 are included in the operations of the Company. The fair value of assets acquired, including goodwill of $1,726, was $27,301 and liabilities assumed totaled $7,613. In addition, minority interests in the amount of $9,088 were recognized at the time of acquisition. To date, no material revenues have been recognized by Thinking Machines with respect to the sale or licensing of such software and services. Thinking Machines is also subject to uncertainties relating to, without limitation, the development and marketing of computer products, including customer acceptance and required funding, technological changes, capitalization, and the ability to utilize and exploit its intellectual property and propriety software technology.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




         On January 31, 1997, the Company entered into a stock purchase agreement (the "Purchase Agreement") with Brooke (Overseas) Ltd. ("Brooke (Overseas)"), a wholly-owned subsidiary of Brooke Group Ltd. ("Brooke"), an affiliate of the Company, pursuant to which the Company acquired 10,483 shares (the "BML Shares") of the common stock of BrookeMil Ltd. ("BML") from Brooke (Overseas) for a purchase price of $55,000, consisting of $21,500 in cash and a $33,500 9% promissory note of the Company (the "Note"). The BML Shares comprise 99.1% of the outstanding shares of BML, a real estate development company in Russia. The Note, which was collateralized by the BML Shares, was paid during 1997.

         BML is developing a three-phase complex on 2.2 acres of land in downtown Moscow. In 1993, the first phase of the project, Ducat Place I, a 46,500 sq. ft. Class-A office building, was constructed and leased. On April 18, 1997, BML sold Ducat Place I to one of its tenants for approximately $7,500, which purchase price had been reduced to reflect prepayments of rent. In 1997, BML completed construction of Ducat Place II, a 150,000 sq. ft. office building. Ducat Place II has been leased to a number of leading international companies. The third phase, Ducat Place III, is planned as a 350,000 sq. ft. mixed-use complex, with construction anticipated to commence in 1999. The site of Ducat Place III, which is currently used by a subsidiary of Brooke (Overseas) as the site for a factory, is subject to a put option held by the Company. The option allows the Company to put this site back to Brooke (Overseas) and BGLS Inc., a subsidiary of Brooke, at the greater of the appraised fair value of the property at the date of exercise or $13,600, during the period the subsidiary of Brooke (Overseas) operates the factory on such site.

         In connection with the Purchase Agreement, certain specified liabilities of BML aggregating approximately $40,000 remained as liabilities of BML after the purchase of the BML Shares by the Company. These liabilities included a $20,400 loan to a Russian bank for the construction of Ducat Place II (the "Construction Loan"). In addition, the liabilities of BML at the time of purchase included approximately $13,800 of rents and related payments prepaid by tenants of Ducat Place II for periods generally ranging from 15 to 18 months.

         The fair value of the assets acquired, including goodwill of $12,400, was $95,500. The Company is amortizing the goodwill over a five year period.

         The following table presents unaudited pro forma results of continuing operations as if the acquisition of BML had occurred on January 1, 1996. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had this acquisition been consummated as of such date.

                                                                             Pro Forma
                                                                     Year Ended December 31, 1996
                                                                     ----------------------------
         Revenue..............................................                $ 133,540
                                                                              =========

         Loss from continuing operations......................                $ (16,811)
                                                                              =========
         Loss from continuing operations applicable
              to common shares................................                $ (74,481)
                                                                              =========
         Loss from continuing operations per common share.....                $   (7.77)
                                                                              =========


         In August 1997, BML refinanced all amounts due under the Construction Loan with borrowings under a new credit facility with another Russian bank. The new credit facility bears interest at 16% per year, matures no later than August 2002, with principal payments commencing after the first year, and is collateralized by a mortgage on Ducat Place II and guaranteed by the Company. At December 31, 1997, borrowings under the new credit facility totaled $20,078.

         In February 1998, the Company entered into a joint venture to make real estate and other investments in Russia to which the real estate assets of BML, including Ducat Place II and the site for Ducat Place III, will be contributed (see Note 22).

4.       DISCONTINUED OPERATIONS

         As noted above, the Company sold the Messaging Services Business effective October 1, 1995. Accordingly, the financial statements reflect the financial position and the results of operations of the discontinued operations of FSI and the Messaging Services Business separately from continuing operations.

         Summarized operating results of the discontinued operations of the Messaging Services Business for the nine months ended September 30, 1995.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


Revenues...........................................            $37,771
                                                                ======
Operating income...................................            $ 4,795
                                                                 =====
Income before income taxes and minority
     interests.....................................            $ 4,795
Provision for income taxes.........................                480
Minority interests.................................                 --
                                                               -------
Net income.........................................            $ 4,315
                                                                 =====

         During the fourth quarter of 1996, the Company received $5,774 in cash and $600 in a promissory note (paid in 1997) in settlement of a receivable claim originally began by Western Union Telegraph Company. In addition, the Company reduced its liability related to certain Western Union retirees by $784. The Company recorded the gain on settlement of $6,374 and liability reduction of $784 as gain on disposal of discontinued operations. During 1997, the Company recorded a gain on disposal of discontinued operations of $3,687 related to reversals in estimates of certain pre-petition claims under Chapter 11 and restructuring which resulted from the Company's Money Transfer business.

 5.      INVESTMENT SECURITIES AVAILABLE FOR SALE

         Investment securities classified as available for sale are carried at fair value, with net unrealized gains included as a separate component of shareholders' equity (deficit). The Company had net unrealized gains on sales of investment securities available for sale of $7,596 ($12,431 of unrealized gains and $4,835 of unrealized losses) for the year ended December 31, 1997 and $1,347 ($6,114 of unrealized gains and $4,767 of unrealized losses) for the year ended December 31, 1996.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




         The components of investment securities available for sale are as follows:

                                                                               GROSS          GROSS
                                                                            UNREALIZED     UNREALIZED        FAIR
                                                                 COST          GAIN           LOSS          VALUE
                                                                 ----          ----           ----          -----
          1997
          ----
          Short-term investments.........................       $  6,218            --             --        $ 6,218
          Marketable equity securities...................         34,494       $ 7,492        $ 2,101         39,885
          Marketable warrants............................             --         4,939             --          4,939
          Marketable debt securities ....................          3,685            --          2,734            951
                                                                 -------     ---------          -----        -------
          Investment securities..........................       $ 44,397      $ 12,431        $ 4,835       $ 51,993
                                                                  ======        ======          =====         ======

          1996
          ----
          Marketable equity securities...................      $  55,429      $  6,501      $     476      $  61,454
          Marketable debt securities (long-term).........          3,685            --            969          2,716
                                                                  ------       -------         ------         ------
          Total securities available for sale............         59,114         6,501          1,445         64,170
          Less long-term portion of investment
                securities...............................         (3,685)           --           (969)        (2,716)
                                                                 -------       -------          -----        -------
          Investment securities - current portion........      $  55,429      $  6,501       $    476      $  61,454
                                                                  ======         =====         ======         ======

         Included in marketable debt securities are acquired securities with a face amount of $14,900 (cost of $3,185) of a company that was in default at the time of purchase and is currently in default under its various debt obligations.

INVESTMENT IN RJR NABISCO

         As of December 31, 1997 and 1996, the Company held 612,650 and 1,741,150, respectively, shares of common stock of RJR Nabisco Holdings Corp. ("RJR Nabisco") with a market value of $22,898 (cost of $18,780) and $59,199 (cost of $53,372), respectively. The Company expensed $100 in 1997, $11,724 in 1996 and $3,879 in 1995 relating to the RJR Nabisco investment.

         In June 1996, various agreements between High River Limited Partnership ("High River"), the Company and Brooke were terminated by mutual consent. Pursuant to these agreements the parties had agreed to take certain actions during late 1995 and throughout 1996 designed to cause RJR Nabisco to effectuate a spinoff of its food business, Nabisco Holdings Corp. The termination of the High River agreements left in effect for one year certain provisions concerning payments to be made to High River in the event the Company achieved a profit (after deducting certain expenses) on the sale of the shares of RJR Nabisco common stock which were held by it or they were valued at the end of such year at higher than their purchase price or in the event Brooke or its affiliates engaged in certain transactions with RJR Nabisco. Based on the market price of RJR Nabisco common stock, no amounts were payable by the Company under these agreements.

         Pursuant to a December 31, 1995 agreement between the Company and Brooke whereby the Company agreed to reimburse Brooke and its subsidiaries for certain reasonable out-of-pocket expenses relating to RJR Nabisco, the Company paid Brooke and its subsidiaries a total of $17 and $2,370 in 1997 and 1996.

         On February 29, 1996, the Company entered into a total return equity swap transaction (the "Swap") with an unaffiliated company (the "Counterparty") relating to 1,000,000 shares of RJR Nabisco common stock (reduced to 750,000 shares of RJR Nabisco common stock as of August 13, 1996). The Company entered into the Swap in order to be able to participate in any increase or decrease in the value of the RJR Nabisco common stock during the term of the Swap. The transaction was for a period of up to six months, unless extended by the parties, subject to earlier termination at the election of the Company, and provided for the Company to make a payment to the Counterparty of $1,537 upon commencement of the Swap. At the termination of the transaction, if the price of the RJR Nabisco common stock during a specified period prior to such date (the "Final Price") exceeded $34.42,

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



the price of the RJR Nabisco common stock during a specified period following the commencement of the Swap (the "Initial Price"), the Counterparty was required to pay the Company an amount in cash equal to the amount of such appreciation with respect to the shares of RJR Nabisco common stock subject to the Swap plus the value of any dividends with a record date occurring during the Swap period. If the Final Price was less than the Initial Price, then the Company was required to pay the Counterparty at the termination of the transaction an amount in cash equal to the amount of such decline with respect to the shares of RJR Nabisco common stock subject to the Swap, offset by the value of any dividends, provided that, with respect to approximately 225,000 shares of RJR Nabisco common stock, the Company was not required to pay any amount in excess of an approximate 25% decline in the value of the shares. The potential obligations of the Counterparty under the Swap were guaranteed by the Counterparty's parent, a large foreign bank, and the Company pledged certain collateral in respect of its potential obligations under the Swap and agreed to pledge additional collateral under certain conditions. The Company marked its obligation with respect to the Swap to fair value with unrealized gains or losses included in income. During the third quarter of 1996, the Swap was terminated in connection with the Company's reduction of its holdings of RJR Nabisco common stock, and the Company recognized a loss on the Swap of $7,305 for the year ended December 31, 1996.

6.       TRADING SECURITIES OWNED AND SECURITIES SOLD, NOT YET PURCHASED

         The components of trading securities owned and securities sold, not yet purchased are as follows:

                                                  DECEMBER 31, 1997              DECEMBER 31, 1996
                                                  -----------------              -----------------
                                               TRADING       SECURITIES       TRADING        SECURITIES
                                              SECURITIES    SOLD, NOT YET    SECURITIES    SOLD, NOT YET
                                                OWNED         PURCHASED        OWNED         PURCHASED
                                                -----         ---------        -----         ---------
           Common stock.................      $  16,208         $ 4,513        $21,248        $  5,900
           Equity and index options.....          5,290          17,494          6,241          11,243
           Other........................         28,490           3,603          2,272              --
                                                -------         -------        -------      ----------
                                               $ 49,988        $ 25,610        $29,761         $17,143
                                                 ======          ======         ======          ======


7.       INVESTMENT IN REAL ESTATE AND NOTES PAYABLE

         The components of the Company's investment in real estate and the related non-recourse notes payable collateralized by such real estate at December 31, 1997 are as follows:

                                                  U.S.            RUSSIAN
                                                 OFFICE           OFFICE           SHOPPING
                                               BUILDINGS         BUILDINGS         CENTERS            TOTAL
                                               ---------         ---------         -------            -----
Land........................................     $ 19,450         $  19,300         $ 16,087         $ 54,837
Buildings...................................       92,332            66,688           51,430          210,450
                                                 --------         ---------         --------         --------
     Total..................................      111,782            85,988           67,517          265,287
Less accumulated depreciated................       (4,616)             (879)          (3,147)          (8,642)
                                                 --------         ---------         --------         --------
     Net investment in real estate..........     $107,166         $  85,109         $ 64,370         $256,645
                                                 ========         =========         ========         ========
Notes payable...............................     $ 99,302         $  20,078         $ 54,801         $174,181
Current portion of notes payable............          336               424                               760
                                                 --------         ---------         --------         --------
Notes payable - long-term portion...........     $ 98,966         $  19,654         $ 54,801         $173,421
                                                 ========         =========         ========         ========

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         At December 31, 1997, the Company's investment in real estate collateralized four promissory notes aggregating $99,302 related to the Office Buildings and eight promissory notes aggregating $54,801 related to the Shopping Centers. The Office Building notes bear interest at 7.5%, require principal amortization over approximately 40 years, with maturity dates ranging from 2006 to 2011. The Office Building notes have fixed monthly principal and interest payments aggregating $648. Each Shopping Center note has a term of five years, requires no principal amortization, and bears interest payable monthly at the rate of 8% for the first two and one-half years and at the rate of 9% for the remainder of the term. In November 1997, the Company sold one of the Shopping Centers for $5,400 and realized a gain of $1,200.

         Required principal payments on the notes payable over the next five years are $760 in 1998, $5,675 in 1999, $7,243 in 2000, $62,741 in 2001 and $462
in 2002 and $97,300 thereafter.

8.       LONG-TERM INVESTMENTS

         Long-term investments consisted of investments in the following:

                                                 DECEMBER 31, 1997                 DECEMBER 31, 1996
                                            -------------------------          -------------------------
                                            CARRYING            FAIR           CARRYING            FAIR
                                              VALUE            VALUE             VALUE            VALUE
                                              -----            -----             -----            -----
          Limited partnerships.......       $ 27,224         $ 33,329          $  7,054         $  7,914
          Foreign corporations.......             --               --             2,000            2,000
          Joint venture..............             --               --             3,796            3,796
          Other......................             --               --               420              420
                                             -------          -------          --------         --------

          Total .....................       $ 27,224         $ 33,329           $13,270          $14,130
                                              ======           ======            ======           ======

         The principal business of the limited partnerships is investing in investment securities. The estimated fair value of the limited partnerships was provided by the partnerships based on the indicated market values of the underlying investment portfolio. The Company is required under certain limited partnership agreements to make additional investments up to an aggregate of $5,740 as of December 31, 1997. The Company's investments in limited partnerships are illiquid, and the ultimate realization of these investments is subject to the performance of the underlying partnership and its management by the general partners. During 1997, the Company sold for an amount which approximated its $2,000 cost an investment in a foreign corporation which owned an interest in a Russian bank. During 1997, the Company determined that an other than temporary impairment in the value of its investment in a joint venture had occurred and wrote-down this investment to zero with a charge to operations of $3,796.

         In January 1997, the Company converted an investment in preferred stock made in 1995 into a majority equity interest in a small on-line directory assistance development stage company and, accordingly, began consolidating the results of this company. This long-term investment of $1,001 was written off in 1996 due to continuing losses of this company. In May 1997, this development stage company completed an initial public offering and, as a result, the Company recorded $2,715 as additional paid-in capital which represented its 50.1% ownership in this company's shareholders' equity after this offering.

         The Company's estimate of the fair value of its long-term investments are subject to judgment and are not necessarily indicative of the amounts that could be realized in the current market.

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




9.       PENSIONS AND RETIREE BENEFITS

         Ladenburg has a Profit Sharing Plan (the "Plan") for substantially all its employees. The Plan includes two features: profit sharing and a deferred compensation vehicle. Contributions to the profit sharing portion of the Plan are made by Ladenburg on a discretionary basis. The deferred compensation feature of the Plan enables non-salaried employees to invest up to 15% of their pre-tax annual compensation. For the years ended December 31, 1996 and 1995, employer contributions to the Plan were approximately $200 in each year, excluding those made under the deferred compensation feature described above. The Plan was inactive in 1997.

         The Company maintains 401(k) plans for substantially all employees, except those employees of Thinking Machines. These 401(k) plans allow eligible employees to invest a percentage of their pre-tax compensation. The Company committed to contribute $500 of matching contributions in 1997. The Company did not make discretionary contributions to these 401(k) plans in 1996.

10.      COMMITMENT AND CONTINGENCIES

         LEASES

         The Company, Thinking Machines and Ladenburg are currently obligated under three noncancelable lease agreements for office space, expiring in September 2000, October 1998 and December 2015, respectively. The following is a schedule by fiscal year of future minimum rental payments required under the agreements that have noncancelable terms of one year or more at December 31, 1997:

          1998......................................                   $  5,966
          1999......................................                      5,597
          2000......................................                      5,360
          2001......................................                      4,001
          2002......................................                      3,795
          2003 and thereafter.......................                     50,246
                                                                       --------

               Total................................                   $ 74,965
                                                                       ========

         Rental expense for operating leases during 1997, 1996 and 1995 was $4,076, $3,914 and $1,677, respectively.

         LAWSUITS

         On or about March 13, 1997, a shareholder derivative suit was filed against the Company, as a nominal defendant, its directors and Brooke in the Delaware Chancery Court, by a shareholder of the Company. The suit alleges that the Company's purchase of the BML Shares constituted a self-dealing transaction which involved the payment of excessive consideration by the Company. The plaintiff seeks (i) a declaration that the Company's directors breached their fiduciary duties, Brooke aided and abetted such breaches and such parties are therefore liable to the Company, and (ii) unspecified damages to be awarded to the Company. The Company's time to respond to the complaint has not yet expired. The Company believes that the allegations were without merit. Although there can be no assurances, management is of the opinion, after consultation with counsel, that the ultimate resolution of this matter will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

         The Company is a defendant in various lawsuits and may be subject to unasserted claims primarily in connection with its activities as a securities broker-dealer and participation in public underwritings. These lawsuits involve claims for substantial or indeterminate amounts and are in varying stages of legal proceedings. In the opinion of management, after consultation with counsel, the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




11.      FEDERAL INCOME TAX

         At December 31, 1997, the Company had $97,444 of unrecognized net deferred tax assets, comprised primarily of net operating loss carryforwards, available to offset future taxable income for federal tax purposes. A valuation allowance has been provided against this deferred tax asset as it is presently deemed more likely than not that the benefit of the tax asset will not be utilized. The Company continues to evaluate the realizability of its deferred tax assets and its estimate is subject to change. The provision for income taxes, which represented the effect of the Alternative Minimum Tax and state income taxes, for the three years ended December 31, 1997, 1996 and 1995, does not bear a customary relationship with pre-tax accounting income from continuing operations principally as a consequence of the change in the valuation allowance relating to deferred tax assets. The provision for income taxes on continuing operations differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate (35%) to pretax income from continuing operations as a result of the following differences:

                                                                           1997         1996         1995
                                                                           ----         ----         ----
          (Loss) income from continuing operations..................    $(24,074)     $(14,348)      $1,666
                                                                         -------       -------       ------

          (Credit) provision under statutory U.S. tax rates.........      (8,426)       (5,022)         583
          Increase (decrease) in taxes resulting from:
              Nontaxable items......................................       2,603          (224)         543
              State taxes, net of Federal benefit...................          55           195          180
              Foreign Taxes.........................................         108
          Increase (decrease) in valuation reserve..................       5,846         5,351       (1,014)
                                                                         -------       -------       ------
                    Income tax provision............................      $  186        $  300       $  292
                                                                         =======       =======       ======

         Income taxes associated with discontinued operations and extraordinary items have been shown net of the utilization of the net operating loss carryforward and the change in other deferred tax assets.

         Deferred tax amounts are comprised of the following at December 31:

                                                                                 1997              1996
                                                                                 ----              ----
          Deferred tax assets:
              Net operating loss carryforward:
                Restricted net operating loss...........................        $15,561          $18,675
                Unrestricted net operating loss.........................         70,216           65,237
              Other.....................................................         17,209           10,399
                                                                               --------         --------

              Total deferred tax assets.................................        102,986           94,311
                                                                               --------         --------

          Deferred tax liabilities:

              Other.....................................................         (5,542)          (3,039)
                                                                               --------         --------

          Total deferred tax liabilities................................         (5,542)          (3,039)
                                                                               --------         --------

          Net deferred tax assets.......................................         97,444           91,272
          Valuation allowance...........................................        (97,444)         (91,272)
                                                                               --------         --------

          Net deferred taxes............................................       $     --         $     --
                                                                               ========         ========

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





         In December 1987, the Company consummated certain restructuring transactions that included certain changes in the ownership of the Company's stock. The Internal Revenue Code restricts the amount of future income that may be offset by losses and credits incurred prior to an ownership change. The Company's annual limitation on the use of its net operating losses is approximately $7,700, computed by multiplying the "long-term tax exempt rate" at the time of change of ownership by the fair market value of the company's outstanding stock immediately before the ownership change. The limitation is cumulative; any unused limitation from one year may be added to the limitation of a following year. Operating losses incurred subsequent to an ownership change are generally not subject to such restrictions.

         As of December 31, 1997, the Company had consolidated net operating loss carryforwards of approximately $213,000 for tax purposes, which expire at various dates through 2008. Approximately $38,700 net operating loss carryforwards constitute pre-change losses and $174,300 of net operating losses were unrestricted.

12.      OTHER LONG-TERM LIABILITIES

         The components of other long-term liabilities, excluding notes payable, are as follows:

                                                                                    DECEMBER 31,
                                                                --------------------------------------------------
                                                                         1997                        1996
                                                                -----------------------     -----------------------
                                                                LONG-TERM      CURRENT      LONG-TERM      CURRENT
                                                                 PORTION       PORTION       PORTION       PORTION
                                                                ---------      -------      ---------      -------
          Retiree and disability obligations..............       $ 3,638       $ 2,000      $  6,774        $1,700
          Minority interests..............................         6,112            --         4,775            --
          Other long-term liabilities.....................         1,460            --           733           300
                                                                  ------        ------       -------        ------

          Total other long-term liabilities...............      $ 11,210       $ 2,000       $12,282        $2,000
                                                                  ======         =====        ======         =====


13.      REDEEMABLE PREFERRED SHARES

         At December 31, 1997 and 1996, the Company had authorized and outstanding 2,000,000 and 1,071,462, respectively, of its Class A Senior Preferred Shares. At December 31, 1997 and 1996, respectively, the carrying value of such shares amounted to $258,638 and $210,571, including undeclared dividends of $163,302 and $117,117, or $152.41 and $109.31 per share.

         The holders of Class A Senior Preferred Shares are currently entitled to receive a quarterly dividend, as declared by the Board, payable at the rate of $19.00 per annum. The Class A Senior Preferred Shares are mandatorily redeemable on January 1, 2003 at $100 per share plus accrued dividends. The Class A Senior Preferred Shares were recorded at their market value ($80 per share) at December 30, 1987, the date of issuance. The discount from the liquidation value is accreted, utilizing the interest method, as a charge to additional paid-in capital and an increase to the recorded value of the Class A Senior Preferred Shares, through the redemption date. As of December 31, 1997, the unamortized discount on the Class A Senior Preferred Shares was $4,918.

         In the event a required dividend or redemption is not made on the Class A Senior Preferred Shares, no dividends shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock. If at any time six quarterly dividends payable on the Class A Senior Preferred Shares shall be in arrears or such shares are not redeemed when required, the number of directors will be increased by two and the

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




holders of the Class A Senior Preferred Shares, voting as a class, will have the right to elect two directors until full cumulative dividends shall have been paid or declared and set aside for payment. Such directors were designated pursuant to the Joint Plan in November 1994.

         Pursuant to the Joint Plan, the Company declared a cash dividend in December 1994 on the Class A Senior Preferred Shares of $50 per share which was paid in January 1995. The Company declared and paid cash dividends on the Class A Senior Preferred Shares of $40 per share in 1996 and $50 per share in 1995. Undeclared dividends are accrued quarterly and such accrued and unpaid dividends shall accrue additional dividends in respect thereof compounded monthly at the rate of 19% per annum, both of which accruals are included in the carrying amount of redeemable preferred shares, offset by a charge to additional paid-in capital.

         On April 6, 1995, the Company's Board of Directors (the "Board") authorized the Company to repurchase as many as 200,000 shares of its Class A Senior Preferred Shares. The Company completed the repurchase for an aggregate consideration of $18,674 and thereafter, on June 21, 1995, the Board authorized the Company to repurchase as many as 300,000 additional shares. The Company repurchased in the open market 33,000 of such shares in July 1995 and 106,400 of such shares in September 1995 for an aggregate consideration of $24,732. During the first quarter of 1996, the Company repurchased 72,104 of such shares for an aggregate consideration of $10,530. The repurchase of the Class A Senior Preferred Shares increased the Company's additional paid-in capital by $4,279 for the 72,104 shares acquired in 1996 and by $32,984 for the 339,400 shares acquired in 1995 based on the difference between the purchase price and the carrying values of the shares.

         On November 18, 1996, the Company granted to an executive officer and director of the Company 36,000 Class A Senior Preferred Shares (the "Award Shares"). The Award Shares are identical with all other Class A Senior Preferred Shares issued and outstanding as of July 1, 1996, including undeclared dividends of $3,776 and declared dividends of $1,080. The Award Shares vested one-sixth on July 1, 1997 and one-sixth on each of the five succeeding one-year anniversaries thereof through and including July 1, 2002. The Company recorded deferred compensation of $5,436 representing the fair market value of the Award Shares on November 18, 1996 and $3,020 of original issue discount representing the difference between the book value of the Award Shares on November 18, 1996 and their fair market value. The deferred compensation will be amortized over the vesting period and the original issue discount will be accreted, utilizing the interest method, through the redemption date, both through a charge to compensation expense. During 1997 and 1996, the Company recorded $2,934 and $359, respectively, in compensation expense related to the Award Shares and, at December 31, 1997 and 1996, the balance of the deferred compensation and the unamortized discount related to the Award Shares was $6,890 and $8,097, respectively.

         For information on Class A Senior Preferred Shares owned by Brooke, see
Note 18.

14.      PREFERRED SHARES NOT SUBJECT TO REDEMPTION REQUIREMENTS

         The holders of the $3.00 Class B Cumulative Convertible Preferred Shares ($25 Liquidation Value), $.10 par value per share (the "Class B Preferred Shares"), 12,000,000 shares authorized and 2,790,776 shares outstanding as of December 31, 1997 and 1996, are entitled to receive a quarterly dividend, as declared by the Board, at a rate of $3.00 per annum. Undeclared dividends are accrued quarterly at a rate of 12% per annum, and such accrued and unpaid dividends shall accrue additional dividends in respect thereof, compounded monthly at the rate of 12% per annum.

         Each Class B Preferred Share is convertible at the option of the holder into .41667 Common Shares based on a $25 liquidation value and a conversion price of $60 per Common Share.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




         At the option of the Company, the Class B Preferred Shares are redeemable in the event that the closing price of the Common Shares equals or exceeds 140% of the conversion price at a specified time prior to the redemption. If redeemed by New Valley, the redemption price would equal $25 per share plus accrued dividends.

         In the event a required dividend is not paid on the Class B Preferred Shares, no dividends shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock. If at any time six quarterly dividends on the Class B Preferred Shares are in arrears, the number of directors will be increased by two, and the holders of Class B Preferred Shares and any other classes of preferred shares similarly entitled to vote for the election of two additional directors, voting together as a class, will have the right to elect two directors to serve until full cumulative dividends shall have been paid or declared and set aside for payment. Such directors were designated pursuant to the Joint Plan in November 1994.

         No dividends on the Class B Preferred Shares have been declared since the fourth quarter of 1988. The undeclared dividends, as adjusted for conversions of Class B Preferred Shares into Common Shares, cumulatively amounted to $139,412 and $115,944 at December 31, 1997 and 1996, respectively. These undeclared dividends represent $49.95 and $41.55 per share as of the end of each period. No accrual was recorded for such undeclared dividends as the Class B Preferred Shares are not mandatorily redeemable.

15.      COMMON SHARES

         On November 18, 1996, the Company granted an executive officer and director of the Company nonqualified options to purchase 330,000 Common Shares at a price of $.58 per share and 97,000 Class B Preferred Shares at a price of $1.85 per share. These options may be exercised on or prior to July 1, 2006 and vest one-sixth on July 1, 1997 and one-sixth on each of the five succeeding anniversaries thereof through and including July 1, 2002. The Company recognized compensation expense of $15 in 1997 and $24 in 1996 from these option grants and recorded deferred compensation of $158 and $755 representing the intrinsic value of these options at December 31, 1997 and December 31, 1996, respectively.

         The Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock options. In 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which, if fully adopted, changes the methods of recognition of cost on certain stock options. Had compensation cost for the nonqualified stock options been determined based upon the fair value at the grant date consistent with SFAS No. 123, the Company's net loss in 1997 and 1996 would have been increased by $316 and $33, respectively. The fair value of the nonqualified stock options was estimated at $1,774 using the Black-Scholes option-pricing model with the following assumptions: volatility of 171% for the Class B Preferred Shares and 101% for the Common Shares, a risk free interest rate of 6.2%, an expected life of 10 years, and no expected dividends or forfeiture.

16.      ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

         The composition of accounts payable and accrued liabilities is as follows:

                                                                                          DECEMBER 31,
                                                                                      ---------------------
                                                                                      1997             1996
                                                                                      ----             ----
          Accounts payable and accrued liabilities:
              Accrued compensation.........................................         $11,202           $10,378
              Excise tax payable (a).......................................           4,400             6,000
              Subordinated loan payable (b)................................           2,500             4,000
              Deferred rent................................................           4,560             4,388
              Unearned revenues............................................          10,163
              Taxes (property and miscellaneous)...........................           5,029             2,637

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




              Accrued expenses and other liabilities.......................          19,868            17,485
                                                                                     ------            ------
                  Total....................................................         $57,722           $44,888
                                                                                     ======            ======

---------------

      (a) Represents an estimated liability related to excise taxes imposed on annual contributions to retirement plans that exceed a certain percentage of annual payroll. The Company intends to vigorously contest this tax liability. Management's estimate of such amount is potentially subject to material change in the near term.

      (b) Represents a subordinated note payable held by Ladenburg's clearing broker.

17.      PREPETITION CLAIMS UNDER CHAPTER 11 AND RESTRUCTURING ACCRUALS

         On January 18, 1995, approximately $550,000 of the approximately $620,000 of prepetition claims were paid pursuant to the Joint Plan. Another $57,000 of prepetition claims and restructuring accruals have been settled and paid or adjusted since January 18, 1995. The remaining prepetition claims may be subject to future adjustments depending on pending discussions with the various parties and the decisions of the Bankruptcy Court.

                                                                             DECEMBER 31,
                                                                      -------------------------
                                                                      1997                 1996
                                                                      ----                 ----
          Restructuring accruals(a).......................           $  8,196              $ 9,024
          Money transfer payable(b).......................              4,415                6,502
                                                                        -----                -----

                Total.....................................            $12,611              $15,526
                                                                       ======               ======

---------------

      (a) Restructuring accruals at December 31, 1997 consisted of $6,907 of disputed claims, primarily related to leases and former employee benefits, and $1,289 of other restructuring accruals. In 1997, 1996 and 1995, the Company reversed $0, $9,706 and $2,044, respectively, of prior year restructuring accruals as a result of settlements on certain of its prepetition claims and vacated real estate lease obligations.

      (b) Represents unclaimed money transfers issued by the Company prior to January 1, 1990. The Company is currently in litigation in Bankruptcy Court seeking a determination that these monies are not an obligation of the Company. There can be no assurance as to the outcome of the litigation.

18.      RELATED PARTY TRANSACTIONS

         At December 31, 1997, Brooke, a company under the control of Bennett S. LeBow, Chairman of the Company's Board of Directors, held 3,989,710 Common Shares (approximately 41.7% of such class), 618,326 Class A Senior Preferred Shares (approximately 57.7% of such class), and 250,885 Class B Preferred Shares (approximately 8.9% of such class) which represented in the aggregate 42.1% of all voting power. Several of the other officers and directors of the Company are also affiliated with Brooke. In 1995, the Company signed an expense sharing agreement with Brooke pursuant to which certain lease, legal and administrative expenses are allocated to the entity incurring the expense. The Company expensed approximately $312, $462 and $571 under this agreement in 1997, 1996 and 1995, respectively.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




         The Joint Plan imposes a number of restrictions on transactions between the Company and certain affiliates of the Company, including Brooke.

         On December 18, 1996, the Company loaned BGLS Inc. ("BGLS"), a wholly-owned subsidiary of Brooke, $990 under a short-term promissory note due January 31, 1997 and bearing interest at 14%. On January 2, 1997, the Company loaned BGLS an additional $975 under another short-term promissory note due January 31, 1997 and bearing interest at 14%. Both loans including interest were repaid on January 31, 1997. At December 31, 1996, the loan and accrued interest thereon of $996 was included in other current assets.

         Two directors of the Company are or have been affiliated with law firms that rendered legal services to the Company. The Company paid these firms $568 and $4,141 during 1997 and 1996, respectively, for legal services. An executive officer and director of the Company is a shareholder and registered representative in a broker-dealer to which the Company paid $522 and $317 in 1997 and 1996, respectively, in brokerage commissions and other income, and is also a shareholder in an insurance company that received ordinary and customary insurance commissions from the Company and its affiliates of $133 and $136 in 1997 and 1996, respectively. The broker-dealer, in the ordinary course of its business, engages in brokerage activities with Ladenburg on customary terms.

         As discussed in Note 5, the Company has entered into certain other agreements with Brooke in connection with its investment in RJR Nabisco. Further, two directors of the Company were each paid $30 by Brooke during the fourth quarter of 1995 in connection with their agreement to serve as Brooke nominees of RJR Nabisco's 1996 annual meeting.

         During 1996, the Company entered into a court-approved Stipulation and Agreement (the "Settlement") with Brooke and BGLS relating to Brooke's and BGLS's application under the Federal Bankruptcy code for reimbursement of legal fees and expenses incurred by them in connection with the Company's bankruptcy reorganization proceedings. Pursuant to the Settlement, the Company reimbursed Brooke and BGLS $655 for such legal fees and expenses. The terms of the Settlement were substantially similar to the terms of previous settlements between the Company and other applicants who had sought reimbursement of reorganization-related legal fees and expenses.

         In connection with the acquisition of the Office Buildings by the Company in 1996, a director of Brooke received a commission of $220 from the seller.

         See Note 3 for information concerning the purchase by the Company on January 31, 1997 of BML from a subsidiary of Brooke.

19.      OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

         LADENBURG - As a nonclearing broker, Ladenburg's transactions are cleared by other brokers and dealers in securities pursuant to clearance agreements. Although Ladenburg clears its customers through other brokers and dealers in securities, Ladenburg is exposed to off-balance-sheet risk in the event that customers or other parties fail to satisfy their obligations. In accordance with industry practice, agency securities transactions are recorded on a settlement-date basis. Should a customer fail to deliver cash or securities as agreed, Ladenburg may be required to purchase or sell securities at unfavorable market prices.

         The clearing operations for Ladenburg's securities transactions are provided by several brokers. At December 31, 1997, substantially all of the securities owned and the amounts due from brokers reflected in the consolidated balance sheet are positions held at and amounts due from one clearing broker. Ladenburg is subject to credit risk should this broker be unable to fulfill its obligations.

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




         In the normal course of its business, Ladenburg enters into transactions in financial instruments with off-balance-sheet risk. These financial instruments consist of financial futures contracts and written index option contracts. Financial futures contracts provide for the delayed delivery of a financial instrument with the seller agreeing to make delivery at a specified future date, at a specified price. These futures contracts involve elements of market risk in excess of the amounts recognized in the consolidated statement of financial condition. Risk arises from changes in the values of the underlying financial instruments or indices. At December 31, 1997, Ladenburg had commitments to purchase and sell financial instruments under futures contracts of $37,552 and $1,494, respectively.

         Equity index options give the holder the right to buy or sell a specified number of units of a stock market index, at a specified price, within a specified time from the seller ("writer") of the option and are settled in cash. Ladenburg generally enters into these option contracts in order to reduce its exposure to market risk on securities owned. Risk arises from the potential inability of the counterparties to perform under the terms of the contracts and from changes in the value of a stock market index. As a writer of options, Ladenburg receives a premium in exchange for bearing the risk of unfavorable changes in the price of the securities underlying the option. Financial instruments have the following notional amounts as December 31, 1997:

                                                       LONG             SHORT
                                                     ---------       -----------

          Equity and index options.................    $60,448        $70,500
          Financial futures contracts..............     37,317          1,475

         The table below discloses the fair value at December 31, 1997 of these commitments, as well as the average fair value during the year ended December 31, 1997, based on monthly observations.

                                                             DECEMBER 31, 1997              AVERAGE
                                                          ------------------------    ----------------------
                                                            LONG          SHORT         LONG         SHORT
---------                                                 ---------      ---------    ---------     --------
          Equity and index options..................        $ 5,290       $17,495       $8,850        $18,988
          Financial futures contracts...............         37,552         1,494        6,206         1,454

         For the years ended December 31, 1997, 1996 and 1995, the net loss arising from options and futures contracts included in net gain on principal transactions was $2,399, $6,012 and $4,504, respectively. The Company's accounting policy related to derivatives is to value these instruments, including financial futures contracts and written index option contracts, at the last reported sales price. The measurement of market risk is meaningful only when related and offsetting transactions are taken into consideration.

20.   FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair value of the Company's financial instruments have been determined by the Company using available market information and appropriate valuation methodologies described below. However, considerable judgment is required to develop the estimates of fair value and, accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange.

                    NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)






                                                          DECEMBER 31, 1997           DECEMBER 31, 1996
                                                          -----------------           -----------------
                                                        CARRYING        FAIR        CARRYING        FAIR
                                                         AMOUNT        VALUE         AMOUNT        VALUE
                                                         ------        -----         ------        -----

          Financial assets:
              Cash and cash equivalents...........      $ 11,606       $ 11,606    $  57,282      $  57,282
              Investments available for sale......        51,993         51,993       64,170         64,170
              Trading securities owned............        49,988         49,988       29,761         29,761
              Restricted assets...................         5,716          5,716        8,846          8,846
              Receivable from clearing brokers....         1,205          1,205       23,870         23,870
              Long-term investments (Note 8)......        27,224         33,329       13,270         14,130
          Financial liabilities:
              Notes payable.......................       174,574        174,574      158,251        158,251
              Redeemable preferred shares.........       258,638        102,860      210,571        132,908


21.      BUSINESS SEGMENT INFORMATION

         The following table presents certain financial information of the Company's continuing operations before taxes and minority interests as of and for the years ended December 31, 1997 and 1996:

                                          BROKER-                       COMPUTER       CORPORATE
                                           DEALER      REAL ESTATE      SOFTWARE       AND OTHER        TOTAL
                                           ------      -----------      --------       ---------        -----
          1997
          ----
          Revenues....................    $ 56,197       $27,067         $3,947         $27,357        $114,568
          Operating (loss) income ....      (9,958)       (7,827)        (8,156)            520         (25,421)
          Identifiable assets.........      77,511       276,770          5,604          81,506         441,391
          Depreciation and
             amortization.............       1,035         7,469            815              95           9,414
          Capital expenditures........       1,627         7,454            466           1,385          10,932

          1996
          ----
          Revenues....................     $71,960     $  23,559     $    15,017      $  20,329        $130,865
          Operating loss..............        (345)         (745)        (15,082)        (2,417)        (18,589)
          Identifiable assets.........      76,302       182,645          11,686        135,787         406,540
          Depreciation and
             Amortization.............         600         3,622             532              3           4,757
          Capital expenditures........       3,644       183,193           1,596             18         188,451


22.      SUBSEQUENT EVENTS

         WESTERN REALTY. In February 1998, the Company and Apollo Real Estate Investment Fund III, L.P. ("Apollo") organized Western Realty Development LLC ("Western Realty") to make real estate and other investments in Russia. In connection with the formation of Western Realty, the Company agreed, among other things, to contribute the real estate assets of BML, including Ducat Place II and the site for Ducat Place III, to Western Realty and Apollo agreed to contribute up to $58,000.

         Under the terms of the agreement governing Western Realty, the ownership and voting interests in Western Realty will be held equally by Apollo and the Company. Apollo will be entitled to a preference on

                     NEW VALLEY CORPORATION AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




distributions of cash from Western Realty to the extent of its investment, together with a 15% annual rate of return, and the Company will then be entitled to a return of $10,000 of BML-related expenses incurred by the Company since March 1, 1997, together with a 15% annual rate of return; subsequent distributions will be made 70% to the Company and 30% to Apollo. Western Realty will be managed by a Board of Managers consisting of an equal number of representatives chosen by Apollo and the Company. All material corporate transactions by Western Realty will generally required the unanimous consent of the Board of Managers. Accordingly, the Company will account for its non-controlling interest in Western Realty on the equity method.

         On February 27, 1998, at an initial closing under the LLC Agreement, Apollo made a $11,000 loan (the "Loan) to Western Realty. The Loan, which bears interest at the rate of 15% per annum and is due September 30, 1998, is collateralized by a pledge of the Company's shares of BML. Upon completion of the transfer of Ducat Place II and the satisfaction of other conditions under the LLC Agreement, the Loan and the accrued interest thereon will be converted into a capital contribution by Apollo to Western Realty and the BML pledge released.

         Western Realty will seek to make additional real estate and other investments in Russia. The Company and Apollo have agreed to invest, through Western Realty or another equity, up to $25,000 in the aggregate for the potential development of a real estate project in Moscow. In addition, Western Realty has agreed to acquire for $20,000 a 30% profits interest in a company organized by Brooke (Overseas) which will, among other things, acquire an interest in an industrial site and manufacturing facility being constructed on the outskirts of Moscow by a subsidiary of Brooke (Overseas).

                                                                    Schedule III


                             NEW VALLEY CORPORATION
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)


                                                                                    Gross Amount Carried
                                                                    Cost              At Close of Period
                                            Initial Cost         Capitalized   ----------------------------------
   Description                         -------------------------    Net of                 Buildings and               Accumulated
   And Location           Encumbrances    Land       Building      Deletions      Land      Improvements      Total    Depreciation
   ------------           ------------    ----       --------      ---------      ----      ------------    --------  ------------
Office Building:
 Bernards Township, NJ    $   43,838    $ 10,059     $ 38,432      $      --    $ 10,059       $  38,432    $ 48,491   $    1,922
 Bernards Township, NJ        10,283       2,342        9,172             --       2,342           9,172      11,514          452
 Troy, MI                     22,384          --       23,581             --          --          23,581      23,581        1,179
 Troy, MI                     22,798       7,049       21,147             --       7,049          21,147      28,196        1,057
 Ducat Place I                    --          --        5,561         (5,561)         --              --          --           --
 Ducat Place II               20,078       5,700       59,300          7,031       5,700          66,331      72,031          879
 Ducat Place III                  --      13,600           --            357      13,600             357      13,957           --
                          -------------------------------------------------------------------------------------------------------
                             119,381      38,750      157,193          1,827      38,750         159,020     197,770        5,496
                          -------------------------------------------------------------------------------------------------------
Shopping Centers:
 Tri Cities, WA                5,919       2,981        7,692             --       2,981           7,692      10,673          500
 Santa Fe, NM                  8,331       3,233        6,423              4       3,233           6,427       9,660          409
 Portland, OR                  4,875         949        6,374         (1,725)        722           4,876       5,598          330
 Marathon, FL                     --         624        3,299         (3,923)         --              --          --           --
 Seattle, WA                  10,717       3,354        9,069             35       3,354           9,104      12,458          552
 Charleston, WV               11,238       2,510       10,516            174       2,510          10,690      13,200          522
 Royal Palm Beach, FL          8,539       2,032        7,867              7       2,032           7,874       9,906          510
 Lincoln, NE                   5,182       1,254        4,750             18       1,254           4,768       6,022          323
                          -------------------------------------------------------------------------------------------------------
                              54,801      16,937       55,990         (5,410)     16,086          51,431      67,517        3,146
                          -------------------------------------------------------------------------------------------------------
                          $  174,182    $ 55,687     $213,183      $  (3,583)   $ 54,836       $ 210,451    $265,287   $    8,642
                          =======================================================================================================


   Date             Date        Depreciable
Constructed       Acquired         Life
-----------       --------         ----

   1991           Jan 1996          40
   1994           Jan 1996          40
   1987           Jan 1996          40
   1990           Jan 1996          40
   1993           Jan 1997          40
   1997           Jan 1997          40
   1997           Jan 1997          40




   1980           Jan 1996          25
   1964           Jan 1996          25
   1978           Jan 1996          25
   1972           Jan 1996          25
   1988           Jan 1996          25
   1985           Jan 1996          25
   1985           Jan 1996          25
   1984           Jan 1996          25






                             NEW VALLEY CORPORATION
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)


RECONCILIATION OF CARRYING COSTS AND ACCUMULATED DEPRECIATION



                                                       Buildings and                     Accumulated
                                           Land        Improvements      Total           Depreciation

Balance at 12/31/95                     $      --      $        --     $      --          $      --
                                        ---------      -----------     ---------          ---------

Additions during period
 Acquisitions through foreclosure              --               --            --                 --
 Other acquisitions                        36,387          148,322       184,709                 --
 Improvements                                  --              209           209                 --
 Depreciation expense                          --               --            --              3,622
                                        ---------      -----------     ---------          ---------
   Total additions                         36,387          148,531       184,918              3,622
                                        ---------      -----------     ---------          ---------

Deductions during period:
 Cost of real estate sold                     227            1,498         1,725                 --
                                        ---------      -----------     ---------          ---------

Balance at 12/31/96                     $  36,160      $   147,033     $ 183,193          $   3,622
                                        ---------      -----------     ---------          ---------


Additions during period
 Acquisitions through foreclosure              --               --            --                 --
 Other acquisitions                     $  19,300      $    64,861     $  84,161                 --
 Improvements, etc.                            --            7,454         7,454                 --
 Depreciation expense                          --               --            --          $   5,197
                                        ---------      -----------     ---------          ---------
   Total additions                         19,300           72,315        91,615              5,197
                                        ---------      -----------     ---------          ---------

Deductions during period:
 Cost of real estate sold                     624            8,897         9,521                177
                                        ---------      -----------     ---------          ---------

Balance at 12/31/97                     $  54,836      $   210,451     $ 265,887          $   8,642
                                        ---------      -----------     ---------          ---------


                      REPORT OF INDEPENDENT PUBLIC ACCOUNTS



To the Board of Directors of
Thinking Machines Corporation:

         We have audited the accompanying consolidated balance sheets of Thinking Machines Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' investment and cash flows for the year ended December 31, 1997 and for the period from February 8, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thinking Machines Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the year ended December 31, 1997 and the period February 8, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has been unable to generate significant revenue and has incurred recurring losses from its operations. These factors, among others, as described in Note 1, create substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


ARTHUR ANDERSON LLP


Boston, Massachusetts
January 23, 1998

                    NEW VALLEY CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                        September 30,    December 31,
                                                                            1998            1997
                                                                         ----------      ----------
                                ASSETS

Current assets:
    Cash and cash equivalents ......................................     $   25,463      $   11,606
    Investment securities available for sale .......................         26,420          51,993
    Trading securities owned .......................................         15,703          49,988
    Restricted assets ..............................................          1,843             232
    Receivable from clearing brokers ...............................          1,854           1,205
    Other current assets ...........................................          2,581           3,618
                                                                         ----------      ----------
         Total current assets ......................................         73,864         118,642
                                                                         ----------      ----------

Investment in real estate, net .....................................         80,479         256,645
Furniture and equipment, net .......................................         10,845          12,194
Restricted assets ..................................................          5,767           5,484
Long-term investments, net .........................................          9,689          27,224
Investment in joint venture ........................................         63,713              --
Other assets .......................................................          6,524          21,202
                                                                         ----------      ----------
         Total assets ..............................................     $  250,881      $  441,391
                                                                         ==========      ==========


               LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Margin loan payable ............................................     $    1,470      $   13,012
    Current portion of notes payable and other long-term obligations             --             760
    Accounts payable and accrued liabilities .......................         31,466          57,722
    Prepetition claims and restructuring accruals ..................         12,379          12,611
    Income taxes ...................................................         18,715          18,413
    Securities sold, not yet purchased .............................          3,208          25,610
                                                                         ----------      ----------
         Total current liabilities .................................         67,238         128,128
                                                                         ----------      ----------

Notes payable ......................................................         55,083         173,814
Other long-term obligations ........................................         20,571          11,210
Redeemable preferred shares ........................................        300,711         258,638

Commitments and Contingencies ......................................             --              --

Stockholders' deficiency:
    Cumulative preferred shares; liquidation preference of $69,769;
       dividends in arrears, $158,908 and $139,412 .................            279             279
    Common Shares, $.01 par value; 850,000,000 shares authorized;
       9,577,624 shares outstanding ................................             96              96
    Additional paid-in capital .....................................        564,234         604,215
    Accumulated deficit ............................................       (750,145)       (742,427)
    Unearned compensation on stock options .........................            (15)           (158)
    Accumulated other comprehensive income .........................         (7,171)          7,596
                                                                         ----------      ----------

         Total stockholders' deficiency ............................       (192,722)       (130,399)
                                                                         ----------      ----------

         Total liabilities and stockholders' deficiency ............     $  250,881      $  441,391
                                                                         ==========      ==========

See accompanying Notes to Quarterly Condensed Consolidated Financial Statements

                    NEW VALLEY CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                      Three Months Ended               Nine Months Ended
                                                                          September 30,                   September 30,
                                                                 ----------------------------      ----------------------------
                                                                    1998             1997             1998             1997
                                                                 -----------      -----------      -----------      -----------
Revenues:
     Principal transactions, net ...........................     $      (860)     $     6,131      $     7,476      $    11,857
     Commissions ...........................................           6,510            4,235           20,663           11,059
     Corporate finance fees ................................             259            3,555            4,541            8,202
     Gain on sale of investments, net ......................           1,815            1,466           10,377            8,518
     Loss in joint venture .................................          (1,746)              --           (2,233)              --
     Real estate leasing ...................................           4,767            7,079           18,488           19,664
     Gain on sale of real estate ...........................           4,682               --            4,682               --
     Interest and dividends ................................           2,033            2,554            7,424            6,677
     Computer sales and service ............................              40               70              499            3,750
     Other income ..........................................           1,940            1,614            6,635            6,925
                                                                 -----------      -----------      -----------      -----------

         Total revenues ....................................          19,440           26,704           78,552           76,652
                                                                 -----------      -----------      -----------      -----------

Cost and expenses:
     Operating, general and administrative .................          25,109           29,553           84,466           84,090
     Interest ..............................................           3,555            4,229           11,167           12,134
     Provision for loss on long-term investment ............              --               --               --            3,796
                                                                 -----------      -----------      -----------      -----------

         Total costs and expenses ..........................          28,664           33,782           95,633          100,020
                                                                 -----------      -----------      -----------      -----------

Loss from continuing operations before income taxes
     and minority interests ................................          (9,224)          (7,078)         (17,081)         (23,368)

Income tax provision .......................................              10               24               31              119

Minority interests in loss from continuing operations
     of consolidated subsidiaries ..........................             495              528            1,654            1,543
                                                                 -----------      -----------      -----------      -----------

Loss from continuing operations ............................          (8,739)          (6,574)         (15,458)         (21,944)

Discontinued operations:
     Gain on disposal of discontinued operations ...........           6,860               --            7,740               --
                                                                 -----------      -----------      -----------      -----------

     Income from discontinued operations ...................           6,860               --            7,740               --
                                                                 -----------      -----------      -----------      -----------

Net loss ...................................................          (1,879)          (6,574)          (7,718)         (21,944)

Dividend requirements on preferred shares ..................         (20,743)         (17,567)         (59,333)         (50,297)
                                                                 -----------      -----------      -----------      -----------

Net loss applicable to Common Shares .......................     $   (22,622)     $   (24,141)     $   (67,051)     $   (72,241)
                                                                 ===========      ===========      ===========      ===========

Loss per Common Share (basic and diluted):
     Continuing operations .................................     $     (3.08)     $     (2.52)     $     (7.81)     $     (7.54)
     Discontinued operations ...............................            0.72               --              .81               --
                                                                 -----------      -----------      -----------      -----------
     Net loss per Common Share .............................     $     (2.36)     $     (2.52)     $     (7.00)     $     (7.54)
                                                                 ===========      ===========      ===========      ===========

Number of shares used in computation .......................       9,577,624        9,577,624        9,577,624        9,577,624
                                                                 ===========      ===========      ===========      ===========

See accompanying Notes to Quarterly Condensed Consolidated Financial Statements

                    NEW VALLEY CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENT OF CHANGES
                          IN SHAREHOLDERS' DEFICIENCY
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                    Unearned
                                           Class B                                                Compensation
                                          Preferred       Common        Paid-In      Accumulated     on Stock      Unrealized
                                            Shares        Shares        Capital        Deficit        Options         Gain
                                          ---------      ---------     ---------      ---------      ---------      ---------
Balance, December 31, 1997 ..........     $     279      $      96     $ 604,215      $(742,427)     $    (158)     $   7,596
   Net loss .........................                                                    (7,718)
   Undeclared dividends and accretion
     on redeemable preferred shares .                                    (39,838)
   Unrealized gain on investment
     securities .....................                                                                                 (14,767)
   Adjustment to unearned
     compensation on stock options ..            --             --          (143)            --            143             --
                                          ---------      ---------     ---------      ---------      ---------      ---------

Balance, September 30, 1998 .........     $     279      $      96     $ 564,234      $(750,145)     $     (15)     $  (7,171)
                                          =========      =========     =========      =========      =========      =========

See accompanying Notes to Quarterly Condensed Consolidated Financial Statements

                    NEW VALLEY CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                            Nine Months Ended
                                                                                               September 30,
                                                                                         -------------------------
                                                                                            1998           1997
                                                                                         ----------     ----------
Cash flows from operating activities:
   Net loss ....................................................................         $   (7,718)    $  (21,944)
   Adjustments to reconcile net loss to net cash
     used for operating activities:
     Income from discontinued operations .......................................             (7,740)            --
     Loss in joint venture .....................................................              2,233             --
     Depreciation and amortization .............................................              5,472          6,635
     Provision for loss on long-term investment ................................                 --          3,796
     Gain on sales of real estate and liquidation of long-term investments .....             (9,452)            --
     Stock based compensation expense ..........................................              2,215          2,213
     Changes in assets and liabilities, net of effects from
        acquisitions and dispositions:
        Decrease (increase) in receivables and other assets ....................             39,804         (6,881)
        Increase in income taxes payable .......................................                409             86
        (Decrease) increase in accounts payable and accrued liabilities ........            (35,831)         5,951
                                                                                         ----------     ----------

Net cash used for continuing operations ........................................            (10,608)       (10,144)
Net cash provided from discontinued operations .................................              7,740             --
                                                                                         ----------     ----------

Net cash used for operating activities .........................................             (2,868)       (10,144)
                                                                                         ----------     ----------

Cash flows from investing activities:
     Sale or maturity of investment securities .................................             21,286         37,697
     Purchase of investment securities .........................................            (13,352)       (20,999)
     Sale or liquidation of long-term investments ..............................             25,895          2,807
     Purchase of long-term investments .........................................             (8,590)       (11,404)
     Sale of real estate, net of closing costs .................................            111,292             --
     Purchase of real estate ...................................................            (18,387)        (6,208)
     Sale of other assets ......................................................                226          5,561
     Payment of prepetition claims .............................................               (676)        (1,199)
     Return of prepetition claims paid .........................................                 --          1,396
     Decrease in restricted assets .............................................             (1,894)         2,251
     Cash transferred to joint venture .........................................               (487)            --
     Other .....................................................................             (1,411)            --
     Payment for acquisitions, net of cash acquired ............................                 --        (20,014)
                                                                                         ----------     ----------

Net cash provided from (used for) investing activities .........................            113,902        (10,112)
                                                                                         ----------     ----------

Cash flows from financing activities:
     Increase in margin loan payable, net ......................................            (11,541)            --
     Sale of subsidiary's common stock .........................................                 --          5,417
     Proceeds from participating loan ..........................................             14,300             --
     Proceeds from notes payable ...............................................                 --         19,993
     Repayment of notes payable to related party ...............................                 --        (21,500)
     Repayment of notes payable ................................................            (99,373)       (20,703)
     Repayment of other obligations ............................................               (563)        (3,526)
                                                                                         ----------     ----------

Net cash used for financing activities .........................................            (97,177)       (20,319)
                                                                                         ----------     ----------

Net increase (decrease) in cash and cash equivalents ...........................             13,857        (40,575)
Cash and cash equivalents, beginning of period .................................             11,606         57,282
                                                                                         ----------     ----------

Cash and cash equivalents, end of period .......................................         $   25,463     $   16,707
                                                                                         ==========     ==========

See accompanying Notes to Quarterly Condensed Consolidated Financial Statements

                    NEW VALLEY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONDENSED QUARTERLY CONSOLIDATED
                              FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

1.     PRINCIPLES OF REPORTING

       The consolidated financial statements include the accounts of New Valley Corporation and Subsidiaries (the "Company"). The consolidated financial statements as of September 30, 1998 presented herein have been prepared by the Company without an audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position as of September 30, 1998 and the results of operations and cash flows for all periods presented have been made. Results for the interim periods are not necessarily indicative of the results for an entire year.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       These financial statements should be read in conjunction with the consolidated financial statements in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997 as filed with the Securities and Exchange Commission (Commission File No. 1-2493).

       Certain reclassifications have been made to prior interim period financial information to conform with current year presentation.

       NEW ACCOUNTING PRONOUNCEMENTS

       In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). The Statement, which the Company adopted in the first quarter of 1998, establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. Where applicable, earlier periods have been restated to conform to the standards established by SFAS No.
       130. The adoption of SFAS 130 did not have a material impact on the Company's financial statements.

       For transactions entered into in fiscal years beginning after December 15, 1997, the Company adopted and is reporting in accordance with SOP 97-2, "Software Revenue Recognition". The adoption of SOP 97-2 did not have a material impact on the Company's financial statements.

       In March 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance that the carrying value of software developed or obtained for internal use is assessed based upon an analysis of estimated future cash flows on an undiscounted basis and before interest charges. SOP 98-1 is effective for transactions entered into in fiscal years beginning after December 15, 1998. The Company believes that adoption of SOP 98-1 will not have a material impact on the Company's financial statements.

       In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for the way that public business enterprises report information about operating segments. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company is currently reviewing its operating segment disclosures and will adopt SFAS No. 131 in the fourth quarter of 1998.

       In June, 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The Company has not yet determined the impact that the adoption of SFAS 133 will have on its earnings or statement of financial position.

2.     WESTERN REALTY

       On January 31, 1997, the Company entered into a stock purchase agreement with Brooke (Overseas) Ltd. ("Brooke (Overseas)"), a wholly-owned subsidiary of Brooke Group Ltd. ("Brooke"), an affiliate of the Company, pursuant to which the Company acquired 10,483 shares (the "BML Shares") of the common stock of BrookeMil Ltd. ("BML") from Brooke (Overseas) for a purchase price of $55,000, consisting of $21,500 in cash and a $33,500 9% promissory note of the Company (the "Note"). The BML Shares comprise 99.1% of the outstanding shares of BML, a real estate development company in Russia. The Note, which was collateralized by the BML Shares, was paid during 1997.

       WESTERN REALTY DEVELOPMENT LLC

       In February 1998, the Company and Apollo Real Estate Investment Fund III, L.P. ("Apollo") organized Western Realty Development LLC ("Western Realty Ducat") to make real estate and other investments in Russia. In connection with the formation of Western Realty Ducat, the Company agreed, among other things, to contribute the real estate assets of BML, including Ducat Place II and the site for Ducat Place III, to Western Realty Ducat and Apollo agreed to contribute up to $58,750, including the investment in Western Realty Repin discussed below. Through September 30, 1998, Apollo had funded $30,550 of its investment in Western Realty Ducat.

       The ownership and voting interests in Western Realty Ducat will be held equally by Apollo and the Company. Apollo will be entitled to a preference on distributions of cash from Western Realty Ducat to the extent of its investment ($40,000), together with a 15% annual rate of return, and the Company will then be entitled to a return of $16,300 of BML-related expenses incurred and cash invested by the Company since March 1, 1997, together with a 15% annual rate of return; subsequent distributions will be made 70% to the Company and 30% to Apollo. Western Realty Ducat will be managed by a Board of Managers consisting of an equal number of representatives chosen by Apollo and the Company. All material corporate transactions by Western Realty Ducat will generally require the unanimous consent of the Board of Managers. Accordingly, the Company has accounted for its non-controlling interest in Western Realty Ducat using the equity method of accounting.

       The Company recorded its basis in the investment in the joint venture in the amount of $60,169 based on the carrying value of assets less liabilities transferred. There was no difference between the carrying value of the investment and the Company's proportionate interest in the underlying value of net assets of the joint venture.

       Western Realty Ducat will seek to make additional real estate and other investments in Russia. Western Realty Ducat has made a $26,300 participating loan to, and payable out of a 30% profits interest in, a company organized by Brooke (Overseas) which, among other things, owns an industrial site and manufacturing facility being constructed on the outskirts of Moscow by a subsidiary of Brooke (Overseas).

       WESTERN REALTY REPIN LLC

       In June 1998, the Company and Apollo organized Western Realty Repin LLC ("Western Realty Repin") to make a $25,000 participating loan (the "Repin Loan") to BML. The proceeds of the loan will be used by BML for the acquisition and preliminary development of two adjoining sites totaling 10.25 acres (the "Kremlin Sites") located in Moscow across the Moscow River from the Kremlin. BML, which is planning the development of a 1.1 million sq. ft. hotel, office, retail and residential complex on the Kremlin Sites, owned 94.6% of one site and 52% of the other site at September 30, 1998. Apollo will be entitled to a preference on distributions of cash from Western Realty Repin to the extent of its investment ($18,750), together with a 20% annual rate of return, and the Company will then be entitled to a return of its investment ($6,250), together with a 20% annual rate of return; subsequent distributions will be made 50% to the Company and 50% to Apollo. Western Realty Repin will be managed by a Board of Managers consisting of an equal number of representatives chosen by Apollo and the Company. All material corporate transactions by Western Realty Repin will generally require the unanimous consent of the Board of Managers.

       Through September 30, 1998, Western Realty Repin has advanced $19,067
       (of which $14,300 was funded by Apollo) under the Repin Loan to BML, which is classified in other long-term obligations on the condensed consolidated balance sheet at September 30, 1998. The Repin Loan, which bears no fixed interest, is payable only out of 100% of the distributions, if made, by the entities owning the Kremlin Sites to BML. Such distributions shall be applied first to pay the principal of the Repin Loan and then as contingent participating interest on the Repin Loan. Any rights of payment on the Repin Loan are subordinate to the rights of all other creditors of BML. BML used a portion of the proceeds of the Repin Loan to repay the Company for certain expenditures on the Kremlin Sites previously incurred. The Repin Loan is due and payable upon the dissolution of BML and is collateralized by a pledge of the Company's shares of BML.

       As of September 30, 1998, BML had invested $15,171 in the Kremlin Sites and held $809, in cash, which was restricted for future investment. In connection with the acquisition of its interest in one of the Kremlin Sites, BML has agreed with the City of Moscow to invest an additional $6,000 in 1998 and $22,000 in 1999 in the development of the property.

       The development of Ducat Place III and the Kremlin Sites will require significant amounts of debt and other financing. The Company is actively pursuing various financing alternatives on behalf of Western Realty Ducat and BML. However, in light of the recent economic turmoil in Russia, no assurance can be given that such financing will be available on acceptable terms. Failure to obtain sufficient capital for the projects would force Western Realty Ducat and BML to curtail or delay the planned development of Ducat Place III and the Kremlin Sites.

3.     INVESTMENT SECURITIES AVAILABLE FOR SALE

       Investment securities classified as available for sale are carried at fair value, with net unrealized gains included as a separate component of stockholders' deficiency. The Company had realized gains on sales of investment securities available for sale of $191 and $5,725 for the three and nine months ended September 30, 1998, respectively.

       The components of investment securities available for sale at September 30, 1998 are as follows:

                                                              GROSS          GROSS
                                                           UNREALIZED     UNREALIZED       FAIR
                                               COST           GAIN           LOSS          VALUE
                                            ----------     ----------     ----------     ----------
       Short-term investments .....         $       10     $       --     $       --     $       10
       Marketable equity securities             30,396            364          6,181         24,579
       Marketable .................                 --          1,831             --          1,831
       warrants
       Marketable debt securities .              3,185             --          3,185             --
                                            ----------     ----------     ----------     ----------

       Investment securities ......         $   33,591     $    2,195     $    9,366     $   26,420
                                            ==========     ==========     ==========     ==========

4.     LONG-TERM INVESTMENTS

       At September 30, 1998, long-term investments consisted primarily of investments in limited partnerships of $9,689. The Company believes the fair value of the limited partnerships exceeds its carrying amount by approximately $2,500 based on the indicated market values of the underlying investment portfolio provided by the partnerships. The Company recognized gains of $1,624 and $4,652 on liquidations of investments of certain limited partnerships for the three and nine months ended September 30, 1998, respectively. The Company's investments in limited partnerships are illiquid and the ultimate realizations of these investments are subject to the performance of the underlying partnership and its management by the general partners. The Company sold an interest in a limited partnership in September, 1998 and may sell or liquidate certain other limited partnership interests in the future. Any sale of such interests would be subject to the approval of the general partner.

       In the first quarter of 1997, the Company determined that an other than temporary impairment in the value of its investment in a joint venture had occurred and wrote down this investment to zero with a charge to operations of $3,796 for the three month period. The Company's estimates of the fair value of its long-term investments are subject to judgment and are not necessarily indicative of the amounts that could be realized in the current market.

5.     REAL ESTATE

       On September 28, 1998, the Company completed a sale to institutional investors of four commercial office buildings (the "Office Buildings") located in Troy, Michigan and Bernards Township, New Jersey for an aggregate purchase price of $112.4 million before closing adjustments and expenses. The Company received approximately $13.0 million in cash from the transaction before closing adjustments and expenses. The Office Buildings were subject to approximately $99.0 million of mortgage financing which was retired at closing. The Company recorded a gain of $4,682 associated with the sale of the Office Buildings. The Company may seek to dispose of other U.S. real estate holdings in the future.

6.     INCOME FROM DISCONTINUED OPERATIONS

       The Company recorded a gain on disposal of discontinued operations of $6,860 and $7,740 for the three and nine months ended September 30, 1998 related to the settlement of a lawsuit originally initiated by the Company's predecessor, Western Union Telegraph Company.

7.     REDEEMABLE PREFERRED SHARES

       At September 30, 1998, the Company had authorized and outstanding 2,000,000 and 1,071,462, respectively, of its Class A Senior Preferred Shares. At September 30, 1998 and December 31, 1997, respectively, the carrying value of such shares amounted to $300,711 and $258,638, including undeclared dividends of $204,050 and $163,302 or $190.44 and $152.41 per share. As of September 30, 1998, the unamortized discount on the Class A Senior Preferred Shares was $7,090.

       For the three and nine months ended September 30, 1998, the Company recorded $757 and $2,215 in compensation expense, respectively, related to certain Class A Senior Preferred Shares awarded to an officer of the Company in 1996. At September 30, 1998, the balance of the deferred compensation and the unamortized discount related to these award shares was $3,396 and $2,628, respectively.

8.     PREFERRED SHARES NOT SUBJECT TO REDEMPTION REQUIREMENTS

       The undeclared dividends cumulatively amounted to $158,908 and $139,412 at September 30, 1998 and December 31, 1997, respectively. These undeclared dividends represent $56.94 and $49.95 per share as of the end of each period. No accrual was recorded for such undeclared dividends as the Class B Preferred Shares are not mandatorily redeemable.

9.     CONTINGENCIES

       LITIGATION

       On or about March 13, 1997, a shareholder derivative suit was filed against the Company, as a nominal defendant, its directors and Brooke in the Delaware Chancery Court, by a shareholder of the Company. The suit alleges that the Company's purchase of the BML Shares constituted a self dealing transaction which involved the payment of excessive consideration by the Company. The plaintiff seeks (i) a declaration that the Company's directors breached their fiduciary duties, Brooke aided and abetted such breaches and such parties are therefore liable to the Company, and (ii) unspecified damages to be awarded to the Company. The Company's time to respond to the complaint has not yet expired. The Company believes that the allegations were without merit. Although there can be no assurances, management is of the opinion, after consultation with counsel, that the ultimate resolution of this matter will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

       The Company is a defendant in various lawsuits and may be subject to unasserted claims primarily in connection with its activities as a securities broker-dealer and participation in public underwritings. These lawsuits involve claims for substantial or indeterminate amounts and are in varying stages of legal proceedings. In the opinion of management, after consultation with counsel, the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

       PREPETITION CLAIMS UNDER CHAPTER 11 AND RESTRUCTURING ACCRUALS

       The prepetition claims remaining as of September 30, 1998 of $12,379 may be subject to future adjustments depending on pending discussions with the various parties and the decisions of the Bankruptcy Court.

                                                                      Appendix A



                    [PENNSYLVANIA MERCHANT GROUP LETTERHEAD]


February 1, 1999
Board of Directors
New Valley Corporation
100 S.E. Second Street
Miami, FL 33131

Gentlemen:

Pennsylvania Merchant Group ("PMG") has been retained to provide certain financial advisory services to the Board of Directors (the "Board") of New Valley Corporation ("New Valley") in connection with the proposed recapitalization of New Valley (the "Recapitalization") pursuant to which (i) each share of Class A Senior Preferred Shares will be exchanged and redeemed for 20 Common Shares of New Valley and one warrant to purchase Common Shares, having terms described in the preliminary Proxy Statement relating to the Recapitalization (the "Proxy"), (ii) each share of Class B Preferred Shares will be exchanged and redeemed for 1/3 Common Shares and five warrants to purchase Common Shares, and (iii) New Valley intends to reclassify each of the then outstanding Common Shares into .1 Common Shares and .3 warrants. You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of New Valley of the consideration to be received by them in the Recapitalization.

We have reviewed the drafts of the Proxy furnished to us. In conducting our analysis and arriving at our opinion as expressed herein, we have held discussions with certain senior officers of New Valley concerning the business, operations and prospects of New Valley and its subsidiaries Ladenburg Thalmann & Co. Inc. ("Ladenburg") and BrookeMil Ltd. ("BML"), as well as its United States real estate division ("New Valley Realty" and collectively, the "Businesses") and have also reviewed and analyzed, certain publicly available business and financial information relating to New Valley as well as certain financial forecasts and other data for the Businesses which were provided to or otherwise discussed with us by the management of New Valley. We also reviewed certain reports prepared by management of New Valley relating to securities of certain publicly-traded and privately-held companies held by New Valley, as well as New Valley's interests in certain limited partnerships. We also reviewed, among other things, current and historical market prices and trading volumes of the Class A Senior Preferred Shares, the Class B Preferred Shares and the Common Shares. Based upon this information, we have made certain estimates as to the trading prices of the Common Shares immediately following the Recapitalization. We also analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of New Valley. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our valuation.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or

The Board of Directors
February 1, 1999

otherwise reviewed by or discussed with us. With respect to financial forecasts, appraisals and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of New Valley that such information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of New Valley. We have not made any independent evaluations or appraisals of the assets, liabilities (contingent or otherwise) or reserves of New Valley nor have we made any physical inspection of the properties or assets of New Valley. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Based on, and subject to, the foregoing, it is our opinion as investment bankers, that the consideration to be received by the shareholders in the Recapitalization is, from a financial point of view, fair. In arriving at our opinion, we have not taken into account any tax considerations regarding the Recapitalization and their potential effects on the financial interests of such shareholders.

PMG has been engaged to render certain financial advisory services to New Valley in connection with the proposed recapitalization and will receive a fee for our services, a significant portion of which is contingent upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of New Valley for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to PMG be made, without our prior written consent, except that such opinion may be included in the Proxy.



Very truly yours,


PENNSYLVANIA MERCHANT GROUP

                                 [FORM OF PROXY]

PROXY CARD

                             NEW VALLEY CORPORATION

                       1999 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned is the record holder of $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares ($100 Liquidation Value), par value $.01 per share, of New Valley Corporation, a Delaware corporation, and hereby appoints each of Marc N. Bell and J. Bryant Kirkland III, and each of them, with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all Class A Senior Preferred Shares that the undersigned is entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on [_______ _________, ________], 1999, at
11:00A.M., local time, and at any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

(Please mark with an "X" in the appropriate boxes)

1.    Election of Bennett S. LeBow, Howard M. Lorber, Richard J. Lampen, Arnold
      I. Burns and Ronald J. Kramer as directors whose terms expire in 2000.

      /   /    FOR all nominees listed above     /   /    WITHHOLD AUTHORITY
               (except as marked to the                   to vote for all of the
               contrary below)                            nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                    ----------------------------------------

2. Election of Henry C. Beinstein and Barry W. Ridings as directors representing the holders of the Class A Senior Preferred Shares, whose terms expire in 2000.

      /   /    FOR all nominees listed above     /   /    WITHHOLD AUTHORITY
               (except as marked to the                   to vote for all of the
               contrary below)                            nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                    ----------------------------------------

3. Election of Henry C. Beinstein and Barry W. Ridings as directors representing the holders of the Class A Senior Preferred Shares and the $3.00 Class B Cumulative Convertible Preferred Shares, whose terms expire in 2000.

       /   /    FOR all nominees listed above    /   /    WITHHOLD AUTHORITY
                (except as marked to the                  to vote for all of the
                contrary below)                           nominees listed above

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                    ----------------------------------------

4. Approval of a Plan of Recapitalization to (i) change each Class A Senior Preferred Share into 20 Common Shares and one warrant to purchase a Common Share, (ii) change each Class B Preferred Share into 1/3 of a Common Share and five warrants to purchase a Common Share, (iii) change each outstanding Common Share into 1/10 of a Common Share and 3/10 of a warrant to purchase a Common Share and (iv) reduce the number of authorized Common Shares from 850,000,000 to 100,000,000.

      /  /  FOR                  /  /  AGAINST                /  /  ABSTAIN

                    ----------------------------------------

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

      This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR THE COMPANY'S NOMINEES LISTED IN ITEMS 1, 2 AND 3, FOR THE PLAN OF RECAPITALIZATION SET FORTH IN ITEM 4, AND FOR THE AUTHORIZATION SET FORTH IN ITEM 5.

                           Please date and sign this proxy exactly as your name appears hereon.


                           ------------------------------
                           (Signature)              (Date)


                           ------------------------------
                           (Signature, if held jointly)


                           ------------------------------
                           (Title)

When shares are held by joint tenants, all joint tenants should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title. If shares are held by a corporation, please sign in corporate name by the president or other authorized officer. If shares are held by a partnership, an authorized person should sign in the partnership's name.

                                 [FORM OF PROXY]

PROXY CARD

                             NEW VALLEY CORPORATION

                       1999 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned is the record holder of $3.00 Class B Cumulative Convertible Preferred Shares ($25 Liquidation Value), par value $.10 per share, of New Valley Corporation, a Delaware corporation, and hereby appoints each of Marc N. Bell and J. Bryant Kirkland III, and each of them, with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all Class B Preferred Shares that the undersigned is entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on [_______ _________, __________], 1999, at
11:00 A.M., local time, and at any postponement or adjournment thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

(Please mark with an "X" in the appropriate boxes)

1.    Election of Bennett S. LeBow, Howard M. Lorber, Richard J. Lampen, Arnold
      I. Burns and Ronald J. Kramer as directors whose terms expire in 2000.

       /   /    FOR all nominees listed above    /   /    WITHHOLD AUTHORITY
                (except as marked to the                  to vote for all of the
                contrary below)                           nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                    ----------------------------------------

3. Election of Henry C. Beinstein and Barry W. Ridings as directors representing the holders of the Class B Preferred Shares and the $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares, whose terms expire in 2000.

       /   /    FOR all nominees listed above    /   /    WITHHOLD AUTHORITY
                (except as marked to the                  to vote for all of the
                contrary below)                           nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                    ----------------------------------------

4. Approval of a plan of recapitalization to (i) change each Class A Senior Preferred Share into 20 Common Shares and one warrant to purchase a Common Share, (ii) change each

      Class B Preferred Share into 1/3 of a Common Share and five warrants to purchase a Common Share, (iii) change each outstanding Common Share into 1/10 of a Common Share and 3/10 of a warrant to purchase a Common Share and (iv) reduce the number of authorized Common Shares from 850,000,000 to 100,000,000.

      /  /  FOR                  /  /  AGAINST                    /  /  ABSTAIN

                    ----------------------------------------

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

      This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR THE COMPANY'S NOMINEES LISTED IN ITEMS 1 AND 3, FOR THE PLAN OF RECAPITALIZATION SET FORTH IN ITEM 4, AND FOR THE AUTHORIZATION SET FORTH IN ITEM 5.

                           Please date and sign this proxy exactly as your name appears hereon.


                           ------------------------------
                           (Signature)              (Date)


                           ------------------------------
                           (Signature, if held jointly)


                           ------------------------------
                           (Title)

When shares are held by joint tenants, all joint tenants should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title. If shares are held by a corporation, please sign in corporate name by the president or other authorized officer. If shares are held by a partnership, an authorized person should sign in the partnership's name.

                                 [FORM OF PROXY]

PROXY CARD

                             NEW VALLEY CORPORATION

                       1999 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned is the record holder of Common Shares, par value $.01 per share, of New Valley Corporation, a Delaware corporation, and hereby appoints each of Marc N. Bell and J. Bryant Kirkland III, and each of them, with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all Common Shares that the undersigned is entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on [_______ ____________, _________], 1999
at, 11:00 A.M., local time, and at any postponement or adjournment thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

(Please mark with an "X" in the appropriate boxes)

1.    Election of Bennett S. LeBow, Howard M. Lorber, Richard J. Lampen, Arnold
      I. Burns and Ronald J. Kramer as directors whose terms expire in 2000.

       /   /    FOR all nominees listed above    /   /    WITHHOLD AUTHORITY
                (except as marked to the                  to vote for all of the
                contrary below)                           nominees listed above

(INSTRUCTION: To withhold authority to vote for one or more but not all of the nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

                    ----------------------------------------

4. Approval of a plan of recapitalization to (i) change each Class A Senior Preferred Share into 20 Common Shares and one warrant to purchase a Common Share, (ii) change each Class B Preferred Share into 1/3 of a Common Share and five warrants to purchase a Common Share, (iii) change each outstanding Common Share into 1/10 of a Common Share and 3/10 of a warrant to purchase a Common Share and (iv) reduce the number of authorized Common Shares from 850,000,000 to 100,000,000.

      /  /  FOR                 /  /  AGAINST                     /  /  ABSTAIN

                    ----------------------------------------

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

         This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR THE COMPANY'S NOMINEES LISTED IN ITEM 1, FOR THE PLAN OF RECAPITALIZATION SET FORTH IN ITEM 4, AND FOR THE AUTHORIZATION SET FORTH IN ITEM 5.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                           Please date and sign this proxy exactly as your name appears hereon.


                           ------------------------------
                           (Signature)              (Date)


                           ------------------------------
                           (Signature, if held jointly)


                           ------------------------------
                           (Title)

When shares are held by joint tenants, all joint tenants should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title. If shares are held by a corporation, please sign in corporate name by the president or other authorized officer. If shares are held by a partnership, an authorized person should sign in the partnership's name.